Exhibit 99.2
Term Sheet for Permanent Resolution of All Present and Future
GST Asbestos Claims and Coltec Asbestos Claims

This Term Sheet sets forth the fundamental terms of a settlement between EnPro Industries, Inc., (“EnPro”); Garlock Sealing Technologies LLC (“GST”); Garrison Litigation Management Group, Ltd. (“GLM”); Coltec Industries Inc (“Coltec”); The Anchor Packing Company (“Anchor”); the Official Committee of Asbestos Personal Injury Claimants (the “Garlock Committee”); Joseph W. Grier, III as Future Asbestos Claimants’ Representative (the “Garlock Future Claimants’ Representative”); the ad hoc committee of persons holding asbestos personal injury claims against Coltec (the “Ad Hoc Coltec Committee”); and Joseph W. Grier, III as ad hoc future asbestos claimants’ representative for Coltec asbestos claimants (the “Ad Hoc Coltec Future Claimants’ Representative”) (individually referred to herein as a “Party” and collectively as the “Parties”).

GST, GLM, Anchor, and Coltec are referred to collectively as “Debtors.” Unless defined in this Term Sheet or Attachment A to this Term Sheet, capitalized terms shall have the meanings given in title 11 of the United States Code (the “Bankruptcy Code”).

To implement the settlement, Coltec will file a chapter 11 case in the United States Bankruptcy Court for the Western District of North Carolina (the “Bankruptcy Court”) that will be jointly administered with the GST, GLM, and Anchor cases. Prior to filing, Coltec will undergo a corporate restructuring substantially to the effect as described in Attachment B (the “Coltec Restructuring”). The Parties have reviewed the rationale for the Coltec Restructuring and its relationship to the goals of this settlement and agree that the Coltec Restructuring is an appropriate and necessary step to facilitate the implementation of the agreements contained herein and is not being undertaken in order to delay or hinder the resolution of claims against the Debtors.

The settlement will be incorporated into a plan of reorganization or plans of reorganization (in either case, “Plan”), which will be subject to approval of the Bankruptcy Court and the United States District Court for the Western District of North Carolina (the “District Court”). The Plan will be jointly proposed by the Debtors, the Garlock Committee, the Garlock Future Claimants’ Representative, the Ad Hoc Coltec Committee, and a court-appointed representative for persons who may, subsequent to confirmation of the plans of reorganization, hold asbestos claims against Coltec. Debtors, the Garlock Committee, the Garlock Future Claimants’ Representative, the Ad Hoc Coltec Committee, and the Ad Hoc Coltec Future Claimants’ Representative will support appointment by the Bankruptcy Court of Mr. Grier as the future claimants’ representative for all future Garlock and Coltec asbestos claimants (referred to thereafter as “Garlock Future Claimants’ Representative”). All Parties will also support addition of members of the Ad Hoc Coltec Committee to the Garlock Committee, and such joint committee shall serve as the Official Committee of Asbestos Personal Injury Claimants in the jointly administered cases.

The Plan, once confirmed by the Bankruptcy Court and approved or affirmed by the District Court, will result in a permanent resolution of all Coltec Asbestos Claims and GST Asbestos Claims in accordance with the terms and provisions of such Plan. The Plan shall also provide for the settlement, release, waiver, and permanent extinguishment of certain causes of action, claims, demands, and suits that are pending or might otherwise be brought in the future by the Debtors, the Reorganized Debtors, or any of their respective Affiliates, predecessors, successors, or assigns, as more fully set forth below.

The Plan will provide that Allowed Claims that are not Coltec Asbestos Claims or GST Asbestos Claims will be paid in full or will be left unimpaired within the meaning of 11 U.S.C. §§ 1124(1) and/or (2). At Coltec’s election, the Parties may solicit acceptance of the Plan from Coltec Asbestos Claimants prior to filing a chapter 11 petition in a pre-packaged plan of reorganization or promptly after filing a chapter 11 petition in a pre-arranged plan of reorganization.

The Parties will recommend that asbestos claimants accept and vote in favor of the Plan, and Debtors, EnPro, the Garlock Committee, the Garlock Future Claimants’ Representative, the Ad Hoc Coltec Committee, and the Ad Hoc Coltec Future Claimants’ Representative will each use their best efforts to (a) prepare the Plan and all related documents that incorporate the terms set forth herein and use the aggregate Funding described below in a way that satisfies the requirements of the Bankruptcy Code, including the requirements of §§ 524(g) and 105(a), and (b) obtain the entry of orders by the Bankruptcy Court and the District Court confirming such plans and issuing the injunctions described below.

Funding

A trust will be established that satisfies the requirements of the Bankruptcy Code, including section 524(g) (the “Trust,” also referred to in attachments as the “Settlement Facility”), to assume sole responsibility for, process, resolve, and pay all present and future Coltec Asbestos Claims and GST Asbestos Claims, in accordance with the terms of the Plan and the Plan-related documents.1

Debtors will make qualified settlement fund contributions to the Trust in the aggregate amount of U.S.$480 million: $370 million by GST and GLM (or EnPro or one or more of its Affiliates) and $110 million by Coltec (or EnPro or one or more of its Affiliates). The contributions shall be made as follows:

(1)	on the Effective Date, the Debtors (or EnPro or one or more of its Affiliates) shall contribute $400 million in cash;

(2)
on the Effective Date, the Debtors (or EnPro or one or more of its Affiliates) will deliver an option entitling the Trust to purchase for one dollar, on or after the first anniversary of the Effective Date, EnPro common stock with a trading value equal to $20 million as of the date that such stock is delivered to the Trust or its Representative (“Option”), and such Option will give Debtors the right to call the Option for $20 million in cash on any date prior to the first anniversary of the Effective Date and will give the Trust the right to put the Option for $20 million in cash on the day prior to the first anniversary of the Effective Date; and

_________________
1 The Parties may agree either to create separate trusts, a single trust, or a single trust with sub-funds to resolve Coltec Asbestos Claims and GST Asbestos Claims, respectively. For ease of reference, the term “Trust” refers to both a one-trust or two-trust structure.

(3)	no later than the first anniversary of the Effective Date, the Debtors (or EnPro or one or more of its Affiliates) will pay in full $60 million in cash to the Trust (“Deferred Contribution”).

The Deferred Contribution will be guaranteed by EnPro, and secured by a lien on or security interest in 50.1% of the voting equity security interests in each of GST and GLM (“Lien”). The Lien shall be first priority and perfected in a manner such that it will not be rendered subordinate to, or pari passu with, any other lien, security interest, pledge, or other encumbrance or interest prior to the release of the Lien, as provided below. The Debtors will be entitled to prepay all or part of the Deferred Contribution at any time without penalty. Once the Deferred Contribution has been paid in cash and in full to the Trust, or otherwise satisfied by agreement of the Reorganized Debtors and the Trust, the Lien will be released.

The EnPro common stock delivered to the Trust pursuant to the Option shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, registering the resale thereof, and shall not be subject to any lien, encumbrance, or restriction that would prevent such stock from being sold or traded in a public securities market. No “poison pill,” shareholder or stockholder rights plan, or other anti-takeover or takeover defense plan, contract, agreement, instrument, or provision adopted or implemented by EnPro shall apply to or be triggered by the issuance of the Option or upon exercise of the Option by the Trust.
Nothing in the Plan or any Plan-related document will bar or preclude the Reorganized Debtors and the Trust from negotiating or entering into an agreement that would permit the Deferred Contribution to be paid before the first anniversary of the Effective Date, subject to an agreed discount rate.
Discharge/Injunctions
The contributions to be made pursuant to the Plan as set forth above shall fully satisfy all Coltec Asbestos Claims and GST Asbestos Claims, and all such Claims shall be enjoined and channeled to the Trust for remedies under the Plan and Plan Documents. In addition, all Coltec Asbestos Claims and GST Asbestos Claims shall be discharged in accordance with 11 U.S.C. § 524(a) to the fullest extent permitted by law. Debtors will remain wholly owned subsidiaries of EnPro and their results of operations will be reconsolidated with those of EnPro for financial reporting purposes. Pursuant to the Plan, Anchor will be dissolved under the provisions of applicable non-bankruptcy law, and the Parties will not object to such dissolution.

In addition, injunctions will be issued by the Bankruptcy Court under §§ 105(a), 524, and 1141(d) and issued or affirmed by the District Court under § 524(g), including the Asbestos Channeling Injunction, channeling all Coltec Asbestos Claims and GST Asbestos Claims, present and future, to the Trust for their remedies under the Plan and permanently protecting, to the fullest extent permitted by law, Debtors and other Asbestos Protected Persons from any Coltec Asbestos Claims and/or GST Asbestos Claims, present or future.

For the avoidance of doubt, notwithstanding anything to the contrary in this Term Sheet or any of its attachments, the Plan will not treat, and the injunctions provided for under the Plan, including the Asbestos Channeling Injunction described below, will not enjoin and channel to the Trust, any liability or obligation not derived from that of a Debtor, including for example any independent liability or obligation of a non-Debtor Entity that did not become an Affiliate of, successor of, merger partner of, or transferor of assets to, a Debtor before such Debtor’s Petition Date.

The Plan will also provide for the resolution and extinguishment of all claims arising under or that could be asserted under any of the avoidance powers in chapter 5 of the Bankruptcy Code, including without limitation claims assertable under 11 U.S.C. § 544.

On and after the Effective Date, the Trust will defend, indemnify, and hold harmless Debtors and other Asbestos Protected Persons from any and all losses, including, without limitation, attorney’s fees and expenses, that are based on, arise from, or are attributable to any Coltec Asbestos Claim or GST Asbestos Claim; provided, however, that the Trust will have no duty to defend, indemnify, and hold harmless Debtors and other Asbestos Protected Persons from any such losses that are based on, arise from, or are attributable to any Foreign Asbestos Claim, unless the Foreign Asbestos Claim is filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States.

Asbestos Channeling Injunction

In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code §§ 1141, 524(a), and 105, pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 524(g), the confirmation order shall provide for issuance of the Asbestos Channeling Injunction to take effect on the Effective Date.

On and after the Effective Date, the sole recourse of the holder of a Coltec Asbestos Claim or GST Asbestos Claim shall be to the Trust pursuant to the provisions of the Asbestos Channeling Injunction and the claims resolution procedures, and such holder shall have no right whatsoever at any time to assert its Coltec Asbestos Claim or GST Asbestos Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Person, or any property or interest (including any distributions made pursuant to the Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Person. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Coltec Asbestos Claims and GST Asbestos Claims, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any and all legal or other actions or making any Claim or Demand against any Asbestos Protected Person, or any property or interest in property of any Asbestos Protected Person (including distributions made pursuant to the Plan), for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any Coltec Asbestos Claim or GST Asbestos Claim, other than from the Trust in accordance with the Asbestos Channeling Injunction and pursuant to the claims resolution procedures, including:

a)
commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Person, or any property or interest in property of any Asbestos Protected Person, on account of any Coltec Asbestos Claim or GST Asbestos Claim;

b)
enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Person, or any property or interest in property of any Asbestos Protected Person, on account of any Coltec Asbestos Claim or GST Asbestos Claim;

c)
creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Asbestos Protected Person, or any property or interest in property of any Asbestos Protected Person, on account of any Coltec Asbestos Claim or GST Asbestos Claim;

d)
setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Person, or any property or interest in property of any Asbestos Protected Person, on account of any Coltec Asbestos Claim or GST Asbestos Claim; and

e)
proceeding in any other manner with regard to any matter that is subject to resolution by the Trust in accordance with the Plan and related documents, except in conformity and compliance with the claims resolution procedures.

Notwithstanding anything to the contrary above or in this Term Sheet or its attachments, the Asbestos Channeling Injunction shall not bar, enjoin, or extinguish (a) the rights of Entities to the treatment accorded them under the Plan, including the rights of Entities holding Coltec Asbestos Claims and GST Asbestos Claims to assert such Coltec Asbestos Claims and GST Asbestos Claims in accordance with the claims resolution procedures and (b) any Foreign Asbestos Claim, unless the Foreign Asbestos Claim is filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States.

Insurance

Debtors shall retain ownership of all of their rights respecting their insurance policies, including rights to seek reimbursement for their contributions to the Trust under the Plan. Debtors shall have the sole right to sue for and compromise claims against insurers and collect for their own account settlements and judgments related to insurance policies. Debtors shall have the authority to extend to any or all of the insurers, in Debtors’ sole discretion, protection from asbestos claims under sections 105(a) and 524(g) and the Garlock Committee, Ad Hoc Coltec Committee, Garlock Future Claimants’ Representative, and Ad Hoc Coltec Future Claimants’ Representative shall agree that identifying the insurers in the Plan injunctions is appropriate and fair and equitable to present and future asbestos claimants in light of the benefits provided to the Trust by the Debtors.

There is approximately $80 million in remaining shared insurance available to Coltec, GST and GLM as of January 19, 2016 (defined in the Second Amended Plan as the “Remaining Shared Insurance”). In addition to this coverage, there is some pre-July 1975 Coltec comprehensive general liability insurance coverage or pre-July 1975 Coltec commercial general liability insurance coverage (the “Additional Coltec Insurance,” issued by one or more “Additional Coltec Insurers”) not available to GST. Coltec intends to seek recovery of insurance proceeds and/or contribution payments from the Additional Coltec Insurers and/or successors.

Coltec’s recoveries from any Additional Coltec Insurer and/or from any successor on account of the Additional Coltec Insurance will be allocated between the Trust and Coltec as follows: Coltec shall retain all recoveries up to the first $25 million and fifty percent (50%) of recoveries in excess of the first $25 million and shall contribute to the Trust (or have contributed directly to the Trust) fifty percent (50%) of recoveries in excess of the first $25 million.

In order to facilitate the collection of insurance and to satisfy obligations under insurance funding and settlement agreements, the confirmed Plan and the Trust agreement shall contain provisions requiring the Trust to provide Debtors or any asbestos insurer promptly upon request with access to data and other information reasonably relating to claims submitted to and accepted and paid by the Trust; provided, however, that data and information so provided shall be protected by a stipulation, so ordered by the Bankruptcy Court, protecting confidentiality of such data and information and restricting the uses thereof to the express purposes recited in this paragraph. Nothing herein or in the Plan described herein shall excuse the Debtors and EnPro from timely paying the Deferred Contribution to the Trust based on, arising from, or attributable to (a) any insurer’s refusal to indemnify, reimburse, or pay Debtors or Coltec on account of any claim submitted to and accepted and paid by the Trust or (b) the Trust’s alleged failure to produce, or provide access to, the data and other information described in this paragraph.

Exculpation

The Plan and confirmation order(s) will exculpate the Debtors, Reorganized Debtors, Debtors’ Affiliates, the Garlock Committee, the Garlock Future Claimants’ Representative, the Ad Hoc Coltec Committee, the Ad Hoc Coltec Future Claimants’ Representative, the Unsecured Creditors’ Committee, and all of their respective Representatives (the “Exculpated Parties”) from liability to any entity for any act or omission in connection with the administration and conduct of the chapter 11 cases, except for willful misconduct or lack of good faith; provided, however, that nothing herein or in the Plan shall exculpate, bar, or shield the foregoing persons from any Fee Dispute Remedy. In any suit alleging willful misconduct or lack of good faith, the reasonable attorney’s fees and costs of the prevailing party shall be paid by the losing party. The Plan will request entry of an injunction permanently enjoining commencement or continuation in any manner, any suit, action, or other proceeding, on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability included within this exculpation clause.

Indemnification of Garlock Future Claimants’ Representative

On the Effective Date, the Trust shall assume the Debtors’ indemnification obligations to the Indemnified Parties identified in paragraph 5 of the Bankruptcy Court’s Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 512), entered September 16, 2010, and upon such assumption the Debtors will be released of such obligations.

Settlement and Release of Certain Claims

The Plan shall release, waive, and permanently extinguish the rights, if any, of the Debtors, Reorganized Debtors, their Affiliates, predecessors, successors, and assigns to file or assert in the future any GST Recovery Action. With respect to the pending GST Recovery Actions, the Plan will incorporate a motion to approve the settlement of such actions pursuant to which such actions and any claims, counterclaims, or countersuits the respective parties asserted or could have asserted therein shall be dismissed with prejudice in exchange for mutual general releases and mutual waivers of costs and attorneys’ fees, contingent upon final order(s) confirming the Plan and effective upon delivery of GST Recovery Action Settlement Packages by plaintiffs GST and GLM and by the respective defendants therein. Upon execution of this Term Sheet, the parties to the pending GST Recovery Actions shall promptly advise the District Court and Bankruptcy Court (as applicable) that all claims in such actions are subject to settlement under the Plan, and jointly move the District Court and Bankruptcy Court (as applicable) to stay all proceedings in such actions pending entry of final order(s) confirming the Plan and dismissal of the GST Recovery Actions. Pending entry of final confirmation order(s) and dismissal of the GST Recovery Actions, Debtors agree to seek to enforce the stay once it is in place, and to oppose any new intervention motions or lift-stay requests by third persons. In the event a condition to confirmation fails to occur and is not waived, the Bankruptcy Court declines to confirm the Plan, or confirmation is overturned on appeal, the stay will terminate and proceedings shall re-commence in the GST Recovery Actions, and the parties thereto shall be restored to the status quo as it existed before the stay took effect.

Debtors, the Garlock Committee, the Ad Hoc Coltec Committee, and EnPro acknowledge that (1) the defendants in the pending GST Recovery Actions have been represented by their respective independent counsel in connection with the proposed resolution of the pending GST Recovery Actions; (2) the Plan funding negotiated by the Parties has not been, and shall not be, reduced in respect of those proposed resolutions; and (3) the settlement of the GST Recovery Actions as part of the comprehensive settlement set forth in this Term Sheet is necessary in order for the Plan to be confirmed and succeed and therefore is in the best interests of the Debtors, their bankruptcy estates, and present and future asbestos claimants.

Claims Resolution Procedures

The claims resolution procedures (“CRP”) agreed to by and among the Parties are attached hereto and incorporated herein as Attachment C.

Cooperation Agreement

On the Effective Date, the Debtors and the trustee of the Trust (“Trustee”) shall execute the cooperation agreement substantially in the form of, and incorporated herein as, Attachment D. Prior to the Effective Date, the person designated as the Trustee will have an opportunity to review the cooperation agreement and to propose any amendments thereto, which will be considered by the Parties.

Settlement Facility Agreement

On the Effective Date, the Debtors, the Trustee, the Delaware Trustee, the Claimant Advisory Committee, and the Garlock Future Claimants’ Representative shall execute the trust and settlement facility agreement substantially in the form of, and incorporated herein as, Attachment E. Prior to the Effective Date, the person designated as the Trustee will have an opportunity to review the settlement facility agreement and to propose any amendments thereto, which will be considered by the Parties.

Trustee

The Trustee will be Lewis R. Sifford. Promptly after the Plan receives the necessary affirmative vote for confirmation, the Parties shall seek authority from the Bankruptcy Court for (a) the Trustee to engage in pre-Effective Date administrative activities to prepare for the formation and operation of the Trust and (b) the Debtors to compensate the Trustee for such pre-Effective Date activities.

Maximum Settlement Values and Medical Information Factors

The Maximum Settlement Values and Medical Information Factors have not been finalized, either for disclosure statement purposes or otherwise and therefore appear in brackets in the attached CRP. The Parties, however, will agree on preliminary Maximum Settlement Values and Medical Information Factors for disclosure statement purposes, giving consideration to the requirements of Section 2.3 of the CRP. In determining preliminary Maximum Settlement Values and Medical Information Factors, the Parties, to the fullest extent provided by any Orders entered by the Bankruptcy Court, shall have access to and may rely upon, among other things, the Debtors’ various claims databases, including information provided in response to each Asbestos Claims Bar Date, the Settled Claims Bar Date, and the Debtors’ questionnaires, and the forecasting models and estimates of the Debtors, the Garlock Committee, and the Garlock Future Claimants’ Representative. Upon establishment of the Settlement Facility, the Trustee shall independently determine the Maximum Settlement Values and Medical Information Factors as provided by Section 2.3 of the CRP. The rights of all parties to seek modifications to the Order Granting in Part and Denying in Part Debtors’ Motion for Leave to Serve Subpoena on Manville Trust (Docket No. 4721), or to oppose such modifications, are fully preserved.

Claimant Advisory Committee

On or before the date the Disclosure Statement is finalized, the Garlock Committee and the Ad Hoc Coltec Committee, in their sole discretion, shall jointly designate the members of the Claimant Advisory Committee to the Trust.

Solicitation and Voting

The procedures for solicitation and voting on the Plan and the form and substance of the ballots to be used in such solicitation and voting shall be subject to the approval of each of the Parties, which approval shall not be unreasonably withheld. The Parties are Plan proponents and have consented to this Term Sheet. As such, the Garlock Future Claimants’ Representative and the Ad Hoc Coltec Future Claimants’ Representative do not assert a need for them to cast a ballot or vote on the Plan. The question of whether a future claimants’ representative has the legal capacity or authority to vote on a plan has been disputed by cross-motions for summary judgment in prior proceedings relating to a previous plan. Those motions, as well as cross-motions for summary judgment on questions of impairment and confirmation of a non-524(g) plan shall be withdrawn subject to the mutual right to refile them if the Plan is not confirmed or does not go effective following entry of a final non-appealable order confirming the Plan. The Parties’ agreement to proceed in this fashion with respect to the Plan contemplated by this Term Sheet is not intended as an admission or concession by any Party, nor as precedent binding in any other context.

Conditions

Confirmation of the Plan and the occurrence of the Effective Date will be subject to the following conditions:

•	This Term Sheet will have been implemented by a complete set of plan documents, including the Plan, approved by each of the Parties, which approval shall not be unreasonably withheld.

•
The Bankruptcy Court will have entered, and the District Court will have issued or affirmed, findings of facts and conclusions of law and orders confirming the Plan and granting the injunctions described in this Term Sheet, including the Asbestos Channeling Injunction; provided, however, that the Plan will not be confirmed unless the Bankruptcy Court and District Court are satisfied that (1) the Garlock Future Claimants’ Representative and Ad Hoc Coltec Future Claimants’ Representative have adequately represented the collective interests of holders of future GST Asbestos Claims and future Coltec Asbestos Claims, and (2) the Garlock Future Claimants’ Representative, the Ad Hoc Coltec Future Claimants’ Representative, the Garlock Committee and its members, and the Ad Hoc Coltec Committee and its members (before and after merger with the Garlock Committee) have each fulfilled their responsibilities and fiduciary duties to their respective constituencies in connection with the Plan. Notwithstanding the foregoing, the findings, conclusions, and orders shall be in form and substance reasonably satisfactory to the Parties, and, unless waived by the Parties, such orders will have become final and unappealable.

Unless waived in writing by Debtors and EnPro, confirmation of the Plan and the occurrence of the Effective Date will also be subject to the following conditions:

•
EnPro and Debtors will have obtained such amendments, consents and waivers as may be necessary under any agreements binding on them or any subsidiary to permit the transactions and actions contemplated by the Term Sheet.

•
(1) Debtors, EnPro, and Garlock of Canada Ltd shall have entered into a written agreement with the Canadian provincial workers' compensation boards (the “Provincial Boards”) resolving all remedies the Provincial Boards may possess under Canadian law or in the United States under U.S. law against Garlock of Canada Ltd, Debtors, or any Affiliate of Debtors and providing that the Provincial Boards shall deliver releases for all pending asbestos-related claims and a covenant not to bring suit or otherwise seek recovery in the future from Garlock of Canada Ltd, GST, Coltec, EnPro, the Trust, or any of Debtors’ or EnPro’s other Affiliates for any present or future asbestos-related claim; (2) Debtors shall have moved for entry of an order that approves such agreement and shall have given parties in interest, including the Garlock Future Claimants’ Representative, notice and an opportunity to object to such motion, and notwithstanding anything to the contrary in this Term Sheet, all rights of all persons with respect to such motion are preserved, (3) the Bankruptcy Court shall have entered an order that either approves such agreement or concludes that bankruptcy court approval is not necessary and such order shall have become a final order; and (4) the parties to such agreement shall consummate such agreement on the Effective Date.

•
EnPro shall have received a private letter ruling from the IRS recognizing the Trust(s) as “designated settlement funds” or “qualified settlement funds” under section 468B of the Internal Revenue Code, and any related regulations (or, if such a ruling is not available, a legal opinion satisfactory in form and substance to EnPro that the IRS will so recognize the Trust).

The Parties reserve the right to add, by written agreement signed by all the Parties, other and further conditions to confirmation or to the occurrence of the Effective Date.

Amendments

The provisions hereof and the attachments hereto may be modified with the written consent of all Parties.

Confidentiality

The Parties and their respective members, lawyers, professionals, agents and Representatives shall keep this Term Sheet and the settlement agreement embodied herein confidential until after EnPro issues a written public announcement of the settlement described in this Term Sheet.

Counterparts

This Term Sheet may be executed in any number of counterparts and by different Parties on separate counterparts (including by facsimile or portable document format (pdf)), and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Preservation of Parties’ Rights

If the Bankruptcy Court declines to confirm the Plan, or if the Effective Date fails to occur for any other reason, the rights and arguments of all Parties, creditors, and interest holders are fully preserved.
[Signatures of the Parties appear on the following pages]

AGREED TO AND ACCEPTED BY:
ENPRO INDUSTRIES, INC.:
By: /s/ John Milton Childress
Name: John Milton Childress
Title: Senior Vice President & Chief Financial Officer
Date: March 17, 2016
COLTEC INDUSTRIES INC:
By: /s/ Robert S. McLean
Name: Robert S. McLean
Title: Vice Chairman and Secretary
Date: March 17, 2016
GARLOCK SEALING TECHNOLOGIES LLC:
By: /s/ Eric A. Vaillancourt
Name: Eric A. Vaillancourt
Title: President
Date: March 17, 2016
GARRISON LITIGATION MANAGEMENT
GROUP, LTD.:
By: /s/ Elizabeth Barry
Name: Elizabeth Barry
Title:     General Manager, Vice President, Director
of Finance, Treasurer and Assistant Secretary
Date: March 17, 2016
[SIGNATURES CONTINUED ON NEXT PAGE]

THE ANCHOR PACKING COMPANY:
By: /s/ Christopher D. Drake
Name: Christopher D. Drake
Title: Vice President, Secretary and Assistant Treasurer
Date: March 17, 2016
[SIGNATURES CONTINUED ON NEXT PAGE]

GARLOCK FUTURE CLAIMANTS’ REPRESENTATIVE
/s/ Joseph W. Grier, III
Joseph W. Grier, III
Date: March 17, 2016
AD HOC COLTEC FUTURE CLAIMANTS’ REPRESENTATIVE
/s/ Joseph W. Grier, III
Joseph W. Grier, III
Date: March 17, 2016
[SIGNATURES CONTINUED ON NEXT PAGE]

OFFICIAL COMMITTEE OF ASBESTOS
PERSONAL INJURY CLAIMANTS
(GARLOCK):
/s/ Trevor W. Swett III
By: Trevor W. Swett III
Caplin & Drysdale, Chartered
Counsel to the Official Committee of Asbestos Personal Injury Claimants
Date: March 17, 2016
AD HOC COMMITTEE OF ASBESTOS PERSONAL
INJURY CLAIMANTS (COLTEC):
/s/ Trevor W. Swett III
By: Trevor W. Swett III
Caplin & Drysdale, Chartered
Counsel to the Ad Hoc Committee of Asbestos Personal Injury Claimants (Coltec)
Date: March 17, 2016

Attachment A
Definitions
The following definitions apply to the foregoing Term Sheet:

1.
“Affiliate” means as to any specified Entity: (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, the specified Entity, and (ii) any Entity that is an “affiliate” (within the meaning of Bankruptcy Code § 101(2)) of the specified Entity. As used in clause (i) of this definition, “control” shall include the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of stock of that Entity, by contract, or otherwise).

2.
“Asbestos Channeling Injunction” means the order(s) issued or affirmed by the District Court, in accordance with and pursuant to Bankruptcy Code §§ 524(g) and 105(a), permanently and forever staying, restraining, and enjoining any Entity from taking any action against any Asbestos Protected Person for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Coltec Asbestos Claims or GST Asbestos Claims, all of which shall be channeled to the Trust for resolution as set forth in the claims resolution procedures (other than actions brought to enforce any right or obligation under the Plan or any agreement or instrument between the Debtors or reorganized Debtors, on the one hand, and the Trust, on the other hand, entered into pursuant to the Plan). The Asbestos Channeling Injunction is further described in the Term Sheet.

3.	“Asbestos Protected Person” means any of the following:

(a)	the Debtors;

(b)	the Reorganized Debtors;

(c)	any current or former Affiliate of each of the Debtors or Reorganized Debtors;

(d)
any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the Affiliates, or any of their respective assets, to the extent that any liability is asserted to exist as a result of its becoming such a transferee or successor;

(e)
any Entity that is alleged to be directly or indirectly liable for a GST Asbestos Claim or a Coltec Asbestos Claim by reason of such Entity's (i) ownership of a financial interest in a Debtor, a past or present Affiliate of a Debtor, or a predecessor in interest of a Debtor, (ii) involvement in the management of a Debtor or a predecessor in interest of a Debtor, or service as an officer, director or employee of a Debtor or a related party within the meaning of section 524(g), or (iii) involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of a Debtor or a related party within the meaning of section 524(g), including but not limited to involvement in the Coltec Restructuring;

(f)
any Entity that makes a loan to any of the Reorganized Debtors, their Affiliates, the Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, their Affiliates, or the Trust, to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent that any encumbrance of assets made in connection with such a loan is sought to be invalidated, upset, or impaired, in whole or in part, as a result of its being such a lender;

(g)
each future Affiliate of each of the Debtors, the Reorganized Debtors and the Affiliates of the Debtors or the Reorganized Debtors (but, in any case, only to the extent that any liability is asserted to exist as a result of its being or becoming such an Affiliate);

(h)
any Entity that is alleged to be directly or indirectly liable for a GST Asbestos Claim or Coltec Asbestos Claim by reason of such Entity’s provision of insurance to a Debtor, predecessor of a Debtor or predecessor of an Affiliate of a Debtor, or Affiliate of a Debtor to the extent the Debtors identify such Entity as an Asbestos Protected Person in the Asbestos Channeling Injunction on or before entry of the Asbestos Channeling Injunction;

(i)
each of the Representatives of each of the Debtors, the Reorganized Debtors, and the Affiliates, but only to the extent that any liability is asserted to exist as a result of the Representative being, or acting in the capacity as, a Representative; or

(j)
Coltec’s Fairbanks Morse Engine division and former Fairbanks Morse Pump and Quincy Compressor divisions and their successor Entities (but, in any case, only in their respective capacities as successors) and any other Entity protectable under § 524(g) who must be protected to afford complete protection from all GST Asbestos Claims and Coltec Asbestos Claims to Debtors and their Affiliates. [Note: As diligence continues, Debtors reserve right to add and name as Asbestos Protected Persons in the Channeling Injunction other current or former EnPro Affiliates that qualify for protection under sect. 524(g) and to reference for disclosure purposes any present or former divisions of such qualifying Affiliates.]

4.
“Claim” means a claim (as defined in Bankruptcy Code § 101(5)) against any Entity including any right to: (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

5.
“Coltec Asbestos Claim” means a Claim or Demand against Coltec or any Asbestos Protected Person, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, whether the disease or condition upon which the claim is based had manifested, become evident, or been diagnosed before or after the Confirmation Date, and whether in the nature of or sounding in tort, or under contract (including settlement agreements alleged to be enforceable under applicable law), warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, or indemnity, or any other statute or theory of law, equity, admiralty, or otherwise (including piercing the corporate veil, alter ego, and similar theories), including (i) all related claims, debts, rights, remedies, liabilities, or obligations for compensatory (including general, special, proximate, or consequential damages, loss of consortium, lost wages or other opportunities, wrongful death, medical monitoring, or survivorship), punitive or exemplary damages, or costs or expenses, and (ii) all cross-claims, contribution claims, subrogation claims, reimbursement claims, or indemnity claims, in each case for, based on, arising out of, resulting from, attributable to, or under the laws of any jurisdiction, by reason of, in whole or in part, directly or indirectly:

(a)
death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, illness, ailment, disease, medical monitoring for increased risk, fear of or increased risk of any of the foregoing, loss of consortium, lost wages or other opportunities, survivorship, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses or punitive damages), caused or allegedly caused by, based on or allegedly based on or arising or allegedly arising from or attributable to, directly or indirectly, in whole or in part, acts, omissions, or conduct of Coltec or any other Entity for whose products or operations Coltec allegedly has liability or is otherwise liable, including any past or present Affiliate, predecessor, successor, or assign of Coltec; and

(b)
the presence of, exposure to, or contact with, at any time, asbestos or any products or materials containing asbestos that were mined, processed, consumed, used, stored, manufactured, fabricated, constructed, designed, engineered, sold, assembled, supplied, produced, specified, selected, distributed, released, maintained, repaired, purchased, owned, occupied, serviced, removed, replaced, disposed of, installed by, or in any way marketed by, or on behalf of, (i) Coltec, or (ii) any other Entity (including any past or present Affiliate, predecessor, successor, or assign of Coltec) for whose products or operations Coltec allegedly has liability or is otherwise liable.

Notwithstanding the foregoing, the term “Coltec Asbestos Claim” does not include any Coltec Workers’ Compensation Claim.

6.
“Coltec Workers’ Compensation Claim” means any Claim (a) for benefits under a state-mandated workers’ compensation system, which a past, present, or future employee of Coltec or its predecessors is receiving, or may in the future have a right to receive and/or (b) for reimbursement brought by any insurance company or state agency as a result of payments made by such insurance company or state agency for any statutory benefit owed (but not paid) by Coltec to such employees under such a system and fees and expenses that are incurred and reimbursable under any insurance policies or laws or regulations covering such statutory employee benefit claims. For the avoidance of doubt, Coltec Workers’ Compensation Claims shall not include any right of such employee or any other Entity that exists outside of such state workers’ compensation system.

7.	“Confirmation Date” means the date on which the Plan is confirmed.

8.
“Demand” means a “demand” as defined in section 524(g)(5) of the Bankruptcy Code against any Entity, including any present or future demand for payment that (a) was not a Claim in the chapter 11 cases prior to the Effective Date; (b) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos Channeling Injunction; and (c) pursuant to the Plan, shall be dealt with by the Trust.

9.
“Effective Date” means the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan shall have been satisfied, or waived by written agreement of the Parties, or, if a stay of the confirmation order(s) is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

10.
“Entity” means any person, individual, corporation, company, limited liability company, firm, partnership, association, joint stock company, joint venture, estate, trust, business trust, unincorporated organization, any other entity, or any governmental unit or political subdivision thereof.

11.
“Fee Dispute Remedy” means (a) any objection to allowance or payment of compensation or expenses sought or requested by any professional employed in the Debtors’ chapter 11 cases, including objections to final fee applications; or (b) any claim, motion, or request for reimbursement, penalties, cost-shifting, or sanctions in connection with any professional compensation or expenses that are disputed, or for which disgorgement is sought, in the Debtors’ chapter 11 cases.

12.
“Foreign Asbestos Claim” means a GST Asbestos Claim or a Coltec Asbestos Claim held or asserted by an Entity that both is not a citizen or permanent resident of the United States and whose GST Asbestos Claim or Coltec Asbestos Claim is not based on alleged exposure to asbestos in the United States.

13.
“GST Asbestos Claim” means a Claim or Demand against GST or any Asbestos Protected Person, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, whether the disease or condition upon which the Claim or Demand is based had manifested, become evident, or been diagnosed before or after the Confirmation Date, and whether in the nature of or sounding in tort, or under contract (including settlement agreements alleged to be enforceable under applicable law), warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, or indemnity, or any other statute or theory of law, equity, admiralty, or otherwise (including piercing the corporate veil, alter ego, and similar theories), including (i) all related claims, debts, rights, remedies, liabilities, or obligations for compensatory (including general, special, proximate, or consequential damages, loss of consortium, lost wages or other opportunities, wrongful death, medical monitoring, or survivorship), punitive or exemplary damages, or costs or expenses, and (ii) all cross-claims, contribution claims, subrogation claims, reimbursement claims, or indemnity claims, in each case for, based on, arising out of, resulting from, attributable to, or under the laws of any jurisdiction, by reason of, in whole or in part, directly or indirectly:

(a)
death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, illness, ailment, disease, medical monitoring for increased risk, fear of or increased risk of any of the foregoing, loss of consortium, lost wages or other opportunities, survivorship, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses or punitive damages), caused or allegedly caused by, based on or allegedly based on or arising or allegedly arising from or attributable to, directly or indirectly, in whole or in part, acts, omissions, or conduct of GST or GLM or any other Entity for whose products or operations GST or GLM allegedly has liability or is otherwise liable, including any past or present Affiliate, predecessor, successor, or assign of GST or GLM; and

(b)
the presence of, exposure to, or contact with, at any time, asbestos or any products or materials containing asbestos that were mined, processed, consumed, used, stored, manufactured, fabricated, constructed, designed, engineered, sold, assembled, supplied, produced, specified, selected, distributed, released, maintained, repaired, purchased, owned, occupied, serviced, removed, replaced, disposed of, installed by, or in any way marketed by, or on behalf of, (i) GST, (ii) GLM, or (iii) any other Entity (including any past or present Affiliate, predecessor, successor, or assign of GST or GLM) for whose products or operations GST or GLM allegedly has liability or is otherwise liable.

Notwithstanding the foregoing, the term “GST Asbestos Claim” does not include any GST Workers’ Compensation Claim.

14.
“GST Recovery Action” means any cause of action, claim, demand, or suit by Coltec, GST, GLM, or any of their respective Affiliates, predecessors, successors, or assigns against (a) attorneys or law firms representing, or who have represented, holders of asbestos-related claims, or (b) such holders of asbestos-related claims, which cause of action, claim, demand, or suit is based on, arises from, results from, or is attributable to any acts, omissions, or conduct by such attorneys, law firms, or holders, in connection with an action or suit to recover compensatory damages or other remedies for alleged asbestos-related injury or wrongful death before the Confirmation Date.

15.
“GST Recovery Action Settlement Package” means the documents necessary to implement settlement of the pending GST Recovery Actions, which shall be reasonably agreeable to the plaintiffs and defendants in form and substance, and shall include without limitation (a) broad mutual releases extinguishing all the parties’ respective claims, counterclaims, and countersuits against each other, asserted or unasserted (including any claims by or against the parties’ respective affiliates, predecessors, successors, or assigns), and including without limitation releases of each party’s respective officers, directors, employees, lawyers (including corporate and outside counsel, past and present, specifically including David Glaspy and John Turlik), experts, witnesses, representatives, agents, successors and assigns and all other Asbestos Protected Persons; (b) stipulations of dismissals with prejudice by all parties; and (c) mutual non-disparagement agreements that will prohibit disparagement of each party and each party’s respective officers, directors, employees, lawyers (including corporate and outside counsel, past and present, and specifically including David Glaspy and John Turlik), experts, witnesses, agents, and representatives.

16.
“GST Workers’ Compensation Claim” means any Claim (a) for benefits under a state-mandated workers’ compensation system, which a past, present, or future employee of GST or GLM or their predecessors is receiving, or may in the future have a right to receive and/or (b) for reimbursement brought by any insurance company or state agency as a result of payments made by such insurance company or state agency for the statutory benefit owed (but not paid) by GST or GLM to such employees under such a system and fees and expenses that are incurred and reimbursable under any insurance policies or laws or regulations covering such statutory employee benefit claims. For the avoidance of doubt, “GST Workers’ Compensation Claim” shall not include any right of such employee or any other Entity that exists outside of such state workers’ compensation system.

17.	“Petition Date” means (a) as to GST and GLM, June 5, 2010, and (b) as to Coltec, the date on which it files its plan of reorganization contemplated by the Term Sheet.

18.	“Reorganized Debtor” means any of GST, GLM, or Coltec from and after the Effective Date.

19.
“Representatives” means with respect to any Entity, the past, present or future managers, directors, members, trustees, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents of that Entity, or any other representatives or professionals of that Entity or of any of those directors, members, trustees, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents.

20.
“United States” means the United States of America and its political subdivisions, including states, territories, commonwealths, possessions, and now-existing compacts of free association (namely, those with the Federated States of Micronesia, the Marshall Islands, and Palau), as well as all ships and vessels of the United States Navy, the United States Coast Guard, or any other branch of the armed services of the United States of America.

Attachment B
Coltec Restructuring—Steps and Timeline

Step One—Formation of New Entities

Step	Description	Timing
1(a)	Coltec Industries Inc (“Original Coltec”) forms a limited liability company (“New FME”), as a wholly owned direct subsidiary of Original Coltec.	Promptly following settlement.
1(b)	EnPro forms a corporation (“New Coltec”), as a wholly owned direct subsidiary of EnPro.	Promptly following settlement.
1(c)	New Coltec forms a limited liability company (“OldCo, LLC”), as a wholly owned direct subsidiary of New Coltec.	Promptly following settlement.
Step Two—Reorganization of FME Business

Step	Description	Timing
2(a)	Original Coltec contributes assets of Fairbanks Morse Engine division (“FME”) to New FME.	Analysis of required consents for transfer of assets, permits, licenses, etc. to commence promptly following settlement.
2(b)
Original Coltec contributes any residual non-GST assets (e.g., real property, intellectual property, contracts, etc.) to applicable subsidiaries, but retains any insurance related to asbestos claims (1950-1974).
Analysis of required consents for transfer of assets, permits, licenses, etc. to commence promptly following settlement.
Step Three—Merger of Original Coltec into OldCo, LLC

Step	Description	Timing
3(a)	Original Coltec obtains a waiver under GST notes and guaranty to permit merger of Original Coltec into OldCo, LLC.	Shortly before the Filing Date.
3(b)	Original Coltec merges into OldCo, LLC, with OldCo, LLC as survivor.	Shortly before the Filing Date.

Step 4—Distribution of Coltec Subsidiaries

Step	Description	Timing
4(a)
OldCo, LLC distributes shares of all its subsidiaries (including GST and New FME) and any applicable residual property (including shares of EnPro common stock held by OldCo, LLC) to New Coltec; except that OldCo, LLC retains GLM and EnPro Learning System, LLC.
Shortly before the Filing Date.
Step Five—Preparation for Filing OldCo, LLC

Step	Description	Timing
5(a)
OldCo, LLC assigns, and New Coltec assumes, obligations of OldCo, LLC (as successor to Original Coltec) and Stemco under GST notes, guaranty and stock pledges, and OldCo, LLC released from obligations under the notes/guarantee to GST.
Shortly before the Filing Date.
5(b)
New Coltec provides a keepwell to OldCo, LLC agreeing to make contributions to OldCo, LLC to maintain its solvency and to provide for its financial stability. Keepwell includes a representation by OldCo, LLC that it has no indebtedness other than as borrower under the credit agreement and as guarantor under the indenture governing EnPro’s 5.875% senior notes due 2022 and that so long as the keepwell agreement is in place it will incur no Indebtedness as such term is defined in the indenture.
Shortly before the Filing Date.
5(c)
New Coltec assumes liabilities of OldCo, LLC other than asbestos liabilities (but including other Coltec contingent liabilities related to legacy operations, such as environmental liabilities) and contributes to OldCo, LLC cash to fund its anticipated cash needs during pendency of bankruptcy proceedings.
Shortly before the Filing Date.
Step 6—OldCo, LLC Files

Step	Description	Timing
6	OldCo, LLC files Chapter 11 case.	Filing Date.

Step 7—Coltec and GST Emerge as Reorganized Debtors

Step	Description	Timing
7(a)	Debtors make Effective Date contributions to the trust and Effective Date payment to the Canadian provincial authorities.	Effective Date.
7(b)
In plan of reorganization, Debtors agree to make $60MM one-year-deferred contribution to trust (to be guaranteed by EnPro upon the effectiveness of the merger of OldCo, LLC and New Coltec described below), and plan of reorganization provides that such deferred contribution requirement will be secured, upon the Effective Date, by pledge of 50.1% of voting stock of GLM and GST.
Effective Date.
7(c)	OldCo, LLC, GST and GLM emerge from bankruptcy - i.e., order issued that plan has been completed; pledges of 50.1% of voting stock of GST and GLM to the trust become effective.	Effective Date.
7(d)	OldCo, LLC merges with and into New Coltec; EnPro guarantees of Debtors’ deferred contributions to the trust becomes effective.	On the Effective Date (same day, immediately after effective time).

Attachment C
SETTLEMENT FACILITY
CLAIMS RESOLUTION PROCEDURES

TABLE OF CONTENTS
Page

[To be inserted]

SETTLEMENT FACILITY CLAIMS RESOLUTION PROCEDURES
These Claims Resolution Procedures (“CRP”) were adopted as part of [insert Debtors’ Third Plan or Joint Plan with Debtors, FCR and ACC] (the “Plan”). They set forth the requirements that Claimants must meet to receive payments from the GST Settlement Facility (the “Settlement Facility”). The Trustee will administer these CRP consistent with the terms set forth herein and the terms of the Plan and the Settlement Facility Agreement. The Settlement Facility expressly assumes all liabilities and responsibilities for the Claims, as defined below, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor.

Section 1
Definitions
1.1    Definitions The following defined terms apply. All capitalized terms used but not defined here shall have the meanings given to such terms in the Plan.
1.1(a)    “Asbestos Claims Bar Date” means, as applicable, either (a) October 6, 2015, the date by which, as ordered by the Bankruptcy Court, unliquidated GST Asbestos Claimants with diagnoses of asbestos-related diseases pre-dating August 1, 2014 must have filed a claim with the Bankruptcy Court to avoid the risk of being barred from asserting claims against the Debtors or (b) ____________, 2016, the date by which, as ordered by the Bankruptcy Court, unliquidated Coltec Asbestos Claimants (who are not GST Asbestos Claimants) with diagnoses of asbestos-related diseases pre-dating August 1, 2014 must have filed a claim with the Bankruptcy Court to avoid the risk of being barred from asserting claims against Coltec.

1.1(b)    “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of North Carolina.
1.1(c)    “Bystander Coltec/GST Product Contact” means the Injured Party’s performance of job duties on a regular basis in close proximity to a worker who is performing activities that qualify as Direct Coltec Product Contact or Direct GST Product Contact in a time frame that is reasonably contemporaneous.
1.1(d)    “Claim” means a Direct Claim or an Indirect Claim.
1.1(e)    “Claimant” means an Entity asserting a Claim.
1.1(f)    “Claimant Advisory Committee” or “CAC” means a committee established pursuant to the Settlement Facility Agreement to represent the interests of holders of present Coltec Asbestos Claims and holders of present GST Asbestos Claims.
1.1(g)    “Claim Form” means the information and documents that the Claimant is required to submit to the Settlement Facility to initiate processing of his or her Claim.
1.1(h)    “Coltec/GST Product Contact” means Direct Coltec Product Contact, Direct GST Product Contact, Bystander Coltec/GST Product Contact and Secondary Coltec/GST Product Contact or any combination of the four.
1.1(i)     “Coltec Products” means asbestos-containing products supplied or manufactured by Coltec.
1.1(j)    “Contact Group” means one or more of the five contact groups to which an Injured Party is assigned pursuant to the provisions of Appendix I hereto.
1.1(k)    “Direct Claim” means a claim asserted by a person seeking a remedy for personal injury or wrongful death caused by exposure to asbestos fibers or dust in Coltec Products and/or GST Products that is channeled to the Settlement Facility.

1.1(l)    “Direct Coltec Product Contact” means the Injured Party’s hands-on performance of one of the following workplace activities on a regular basis: (a) grinding, scraping or wire brushing of asbestos gaskets contained in a Coltec Product in the removal process; (b) cutting individual gaskets from asbestos sheet material for installation in a Coltec Product; or (c) cutting or removal of asbestos packing contained within a Coltec Product.
1.1(m)    “Direct GST Product Contact” means the Injured Party’s hands-on performance of one of the following workplace activities on a regular basis: (a) grinding, scraping or wire brushing of Garlock asbestos gaskets in the removal process; (b) cutting individual gaskets from Garlock asbestos sheet material; or (c) cutting or removal of Garlock asbestos packing. The Bankruptcy Court found that these activities cause the release of asbestos fibers or dust from Garlock Products, many of which products were encapsulated and therefore were not friable and did not release asbestos fibers or dust on contact unless ground, scraped, brushed or cut.
1.1(n)    “Entity” means any person, individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, the Bankruptcy Administrator or any governmental unit or any political subdivision thereof.
1.1(o)    “Expedited Claim Review” means the process for determining Matrix Amounts (settlement offers for qualified Claimants) as set forth in Appendix I to these CRP.
1.1(p)    “Extraordinary Claim” means a malignant Claim that meets the exposure and medical criteria set forth in Appendix I and that is with respect to an Injured Party who credibly documents (a) a history of extraordinary Coltec/GST Product Contact with little or no exposure to asbestos from other Entities’ products and (b) there has not been and there is little likelihood of a substantial recovery elsewhere.

1.1(q)     “Extraordinary Claim Review” means the process for determining Matrix Amounts (settlement offers for qualified Claimants) as set forth in Appendix II to these CRP.
1.1(r)    “Foreign Claim” means a Claim based on alleged exposure to asbestos fibers or dust from Coltec Products and/or GST Products that occurred outside of the United States and its territories and possessions with respect to Injured Parties who are not United States citizens or permanent residents.
1.1(s)    “Future Claim” means a Claim based on a medical diagnosis dated after the Effective Date.
1.1(t)     “Future Claimants’ Representative” or “FCR” means Joseph W. Grier, III (or any duly appointed successor), who was appointed to represent the interests of holders of Future Coltec Asbestos Claims in the Order [details to come] and holders of Future GST Asbestos Claims in the Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative [Docket No. 512].
1.1(u)     “GST Product(s)” means asbestos-containing products supplied or manufactured by GST.
1.1(v)     “Indirect Claim” means a claim that is asserted as a third-party indemnification, contribution, subrogation or similar claim by an Entity that has paid the Holder of a Direct Claim to which the Settlement Facility would otherwise have had an obligation.
1.1(w)     “Injured Party” or “IP” means the individual whose alleged injury is the subject of the Claim.
1.1(x)     “Matrix Amount” means the settlement offer determined under Expedited Claim Review or Extraordinary Claim Review.

1.1(y)    “Maximum Annual Payment” means the amount of cash allocated by the Trustee, pursuant to the provisions of Section 2.3 hereof, to each year of the life of the Settlement Facility to achieve the goal of paying settlement amounts to holders of Present and Future Claims that are as equal as possible.
1.1(z)    “Maximum Settlement Values” means the maximum settlement values set forth in the chart in Appendix I for the five Contact Groups.
1.1(aa)    “Other Claims” means claims for compensation against Entities other than Coltec Industries, Inc. (“Coltec”), Garlock Sealing Technologies LLC (“GST”) or Garrison Litigation Management Group, Ltd. (“GLM”) that relate directly or indirectly to the alleged injuries that are the subject of a Claim.
1.1(bb)    “Petition Date” means June 5, 2010.
1.1(cc)    “Pre-Petition Judgment GST Asbestos Claim” means a Claim against a Debtor evidenced by a written judgment entered before the Petition Date that was not yet subject to a Final Order as of the Confirmation Date and was timely filed by the applicable Asbestos Claims Bar Date, which Claim is listed on Appendix VII. If the holder of a Claim against a Debtor evidenced by a written judgment entered before the Petition Date that was not yet subject to a Final Order as of the Confirmation Date failed to submit such Claim to the Bankruptcy Court prior to the applicable Asbestos Claims Bar Date but obtains relief from the Bankruptcy Court for the Claim to be deemed timely filed, then such Claim shall be added to Appendix VII and included within the definition of a Pre-Petition Judgment GST Asbestos Claim.
1.1(dd)    “Present Claim” means a Claim based on a medical diagnosis dated on or prior to the Effective Date.

1.1(ee)    “Related” means, with respect to a Coltec Asbestos Claim and/or a GST Asbestos Claim, all Coltec Asbestos Claims and GST Asbestos Claims based on a particular Injured Party’s injury (such as Claims by the Injured Party, his or her estate, and family members for loss of consortium, wrongful death, or similar related Claims).
1.1(ff)    “Releasee” means any entity or person released under the form of Settlement Release attached hereto as Appendix III.
1.1(gg)    “Secondary Coltec/GST Product Contact” means regular contact with asbestos fibers or dust from Coltec Products and/or GST Products through contact with someone who had Direct Coltec Product Conduct, Direct GST Product Contact or Bystander Coltec/GST Product Contact. The Claimant must demonstrate that the occupationally exposed person experienced Direct Coltec Product Contact, Direct GST Product Contact or Bystander Coltec/GST Product Contact.
1.1(hh)    “Settled Claims Bar Date” means September 30, 2014, the date by which, as ordered by the Bankruptcy Court, Settled GST Asbestos Claims must have filed a claim with the Bankruptcy Court to avoid the risk of being barred from asserting such claims against the Debtors.
1.1(ii)    “Settled GST Asbestos Claim” means a Claim based on a settlement agreement listed on Appendix VI marked as liquidated (a Claim as to which the holder and the Debtors agree that the applicable settlement agreement is enforceable) or disputed (a Claim as to which the holder and the Debtors disagree as to the enforceability of the settlement agreement). All Settled GST Asbestos Claims listed on Appendix VI were filed by the Settled Claims Bar Date or were identified as undisputed in the Debtors’ [filed Plan] schedules. If the holder of a Claim that, as of the Petition Date, was subject to a settlement agreement enforceable under applicable law between GST and the holder of such Claim, failed to submit such Claim to the Bankruptcy Court prior to the Settled Claims Bar Date but obtains relief from the Bankruptcy Court for such Claim to be deemed timely filed, then such Claim shall be added to Appendix VI and included within the definition of Settled GST Asbestos Claim.
1.1(jj)    “Trust” means a post-confirmation organization established pursuant to a plan of reorganization under the Bankruptcy Code to assume and pay the asbestos-related liability of a debtor.
1.1(kk)    “Trustee” means the trustee for the Settlement Facility identified in the Settlement Facility Agreement (or any duly appointed successor).
1.1(ll)    “United States” means the United States of America and its political subdivisions, including states, territories, commonwealths, possessions, and now-existing compacts of free association (namely, those with the Federated States of Micronesia, the Marshall Islands, and Palau), as well as all ships and vessels of the United States Navy, the United States Coast Guard, or any other branch of the armed services of the United States of America.
Section 2
Overview
2.1    CRP Goals. The CRP are designed and shall be implemented by the Trustee to the best of his or her ability to (a) generate settlement offers to Claimants that are fair, expeditious and properly reflective of the injuries allegedly caused to the Injured Parties by exposure to asbestos fibers or dust from Coltec Products or GST Products, many of which were encapsulated and (b) ensure that over the life of the Settlement Facility, Present and Future Claims are treated fairly and equitably in all matters, including the payment of settlement amounts from the Settlement Facility that are as equal as possible. Subject to Section 4.3 hereof, the holder of a Claim may only seek compensation from the Settlement Facility for one Claim with respect to an Injured Party, regardless of whether the Injured Party was exposed to both Coltec Products and GST Products.
2.2    Compensable Diseases. These CRP compensate the following diseases: malignant mesothelioma, asbestos-related cancers (lung, colo-rectal, laryngeal, esophageal, pharyngeal, or stomach), severe asbestosis, and non-severe asbestosis. To be compensated, Claimants must satisfy medical requirements for their particular disease and credibly demonstrate that they were exposed to asbestos fibers or dust from Coltec Products or GST Products. If the medical and exposure requirements are satisfied, then the amount that the Claimant is eligible to receive (the Matrix Amount) is determined through the use of published and objective formulas in Appendix I (Expedited Claim Review) and Appendix II (Extraordinary Claim Review), based on the individual characteristics of the Injured Party, such as occupation, industry, disease, age, life status, number of dependents, economic loss, duration of exposure to asbestos in Coltec Products and/or GST Products, jurisdiction (in the case of Present Claims), and law firm (in the case of Present Claims).
2.3    Trustee’s Determination of Maximum Settlement Values, Medical Information Factors and Maximum Annual Payment. The ACC and the FCR previously agreed to preliminary Maximum Settlement Values and Medical Information Factors for disclosure statement purposes only. Before any payment is made, however, the Trustee shall, in a prudent and conservative manner, independently determine the Maximum Settlement Values and Medical Information Factors, in addition to determining the Maximum Annual Payment, recognizing in all cases the express goal of these CRP that, over the life of the Settlement Facility, Present and Future Claims are to be treated fairly and equitably in all matters, including the payment of settlement amounts from the Settlement Facility that are as equal as possible. The Medical Information Factor for malignant mesothelioma shall in no instance be less than 1.

In determining the Maximum Settlement Values, the Medical Information Factors and the Maximum Annual Payment, the Trustee shall consult with the FCR and the CAC and consider, among other things, the number and disease types of Present Claims, the number of Present Claims that are time-barred, the projected number and disease types of Future Claims, the available fund to pay Settled GST Asbestos Claims, the Pre-Petition Judgment GST Asbestos Claims, the Claims Payment Ratio, the value and liquidity of assets then available to the Settlement Facility for the payment of Claims, anticipated future returns on such assets, all anticipated administrative and legal expenses, an appropriate reserve to allow for unexpected Claims and possible forecasting errors, and any other material matters that are reasonably likely to affect the sufficiency of funds to provide equal treatment to all holders of Present and Future Claims. In addition, in setting the Medical Information Factors, the Trustee, if he or she deems such information relevant or useful, in his or her sole discretion, may consider the historical relationships among the various disease levels in the tort system with respect to recoveries.
In determining the Maximum Settlement Values, the Medical Information Factors and the Maximum Annual Payment, to the fullest extent provided by the Plan and any orders entered by the Bankruptcy Court, the Trustee shall have access to and may rely upon, among other things, the Debtors’ various claims databases, including information provided in response to each Asbestos Claims Bar Date, the Settled Claims Bar Date and the Debtors’ questionnaires, and the forecasting models and estimates of the Debtors, the ACC and the FCR.
Each of the FCR and the CAC has the right to challenge the Trustee’s determination of the Maximum Settlement Values, the Medical Information Factors and the Maximum Annual Payment, which dispute shall be governed by the Settlement Facility Agreement.

Once the Maximum Annual Payment is determined for a given year, the Settlement Facility’s distributions to Claimants for each year shall not exceed that Maximum Annual Payment.
The Trustee shall be required to actively monitor the number of claims submitted, the number of claims paid, the Settlement Facility’s costs and expenses and the Settlement Facility’s available assets. If the Trustee determines at any time, in his or her sole discretion, that Future Claims may not receive settlement amounts equal to those of Present Claims for any reason, including because more claims are submitted than were projected or asset values are lower than projected (“Risk of Unequal Treatment”), the Trustee shall immediately reduce the Maximum Settlement Values and/or the Maximum Annual Payment by an appropriate percentage after first consulting with the CAC and the FCR. Once the Trustee determines there is a Risk of Unequal Treatment, all payments shall be frozen until the Trustee is satisfied the Maximum Settlement Values, the Maximum Annual Payment and/or the Medical Information Factors are adjusted properly.
The Trustee may only increase the Maximum Annual Payment, the Medical Information Factors and the Maximum Settlement Values with the consent of both the CAC and the FCR. Any increase or decrease in the Maximum Settlement Values shall be the same percentage across all Maximum Settlement Values absent the consent of both the CAC and the FCR.
In addition to the adjustments described above, commencing on the second January 1 to occur after the Settlement Facility commences paying Claims, and annually thereafter, the Trustee shall adjust the Maximum Settlement Values by the amount of any upward change over the prior year in the Consumer Price Index for all Urban Consumers (“CPI-U”) published by the United States Department of Labor, Bureau of Labor Statistics.
If the Maximum Settlement Values are increased over time, other than as the result of an inflation adjustment, Claimants who have previously been paid by the Settlement Facility will receive a proportional additional payment unless the Trustee, after consultation with the CAC and the FCR, concludes that the amount is so modest (such as less than $100.00) and the administrative costs and burdens are so great in comparison to the benefit to the subject Claimant that such additional payment should be deferred.
In the event there are insufficient funds in any year to pay the liquidated Claims, the available funds shall be paid to the maximum extent to Claimants based on their place in the FIFO Payment Queue described below. Claims for which there are insufficient funds will be carried over to the next year where they will be placed at the head of the FIFO Payment Queue. If there are excess funds because there was an insufficient amount of liquidated Claims to exhaust the respective Maximum Annual Payment amount, then the excess funds will be rolled over.
2.4    Trust Claims Payment Ratio. The Claims Payment Ratio for the various disease categories shall be (i) 85% for “Category A” Claims, which consist of Claims involving malignant mesothelioma, (ii) 10% for “Category B” Claims, which consist of Claims involving non-mesothelioma malignancies and severe asbestosis and (iii) 5% for “Category C” Claims, which consist of claims involving non-severe asbestosis (Category A, Category B and Category C shall be referred to herein as “Disease Categories”); provided, however, that all Foreign Claims, as defined in Section 4.5, that are paid by the Settlement Facility shall be placed in Category C notwithstanding the Injured Party’s disease level. The Trustee shall apply the Claims Payment Ratio to the Maximum Annual Payment to determine the amount of money available in such year to compensate Claims that fall into each of the Disease Categories.
In the event there are insufficient funds in any year to pay the Claims within any or all of the Disease Categories, the available funds within the particular Disease Category shall be paid to the maximum extent to Claimants in the particular Disease Category based on their place in the

FIFO Payment Queue described below. Claims for which there are insufficient funds will be carried to the next year where they will be placed at the head of the FIFO Payment Queue. If there are excess funds in a Disease Category because there was an insufficient amount of liquidated Claims to exhaust the Maximum Annual Payment amount for that Disease Category, then the excess funds for such Disease Category will be rolled over and remain dedicated to the respective Disease Category to which they were originally allocated, so long as the Claims Payment Ratio remains in place.
The Trustee shall not amend the Claims Payment Ratio for five (5) years after the Settlement Facility first makes Claim Forms available and provides notice of such date on its website. Following the expiration of that five (5) year initial period, the Trustee may, with the consent of both the CAC and the FCR, amend the Claims Payment Ratio but only to prevent manifest injustice. An increase in the number of Category B and Category C Claims beyond those predicted or expected shall not constitute manifest injustice. If the Trustee amends the Claims Payment Ratio, as part of such amendment, the Trustee may, with the consent of both the CAC and the FCR, transfer excess funds in a Disease Category to another Disease Category with insufficient funds. In the situation where there are excess funds for a Disease Category, the Trustee may instead, with the consent of both the CAC and the FCR, make adjustments that result in increased payments to the holders of Claims in such Disease Category.
Section 3
Ordering and Processing of Claims
3.1    Establishment of the FIFO Processing Queue. The Settlement Facility will order Claims to be reviewed for processing purposes on a first-in, first-out (“FIFO”) basis except as otherwise provided herein (the “FIFO Processing Queue”). A Claimant’s position in the FIFO Processing Queue shall be determined according to the date that the Claim is filed with the Settlement Facility, with an earlier filing date being given priority over a later filing date. If any Claims are filed on the same date, the Claimant’s position in the FIFO Processing Queue shall be determined by the date of diagnosis of the asbestos-related disease, with an earlier diagnosis date being given priority over a later diagnosis date. A Claim shall be deemed filed on the date the Claimant places the Claim Form in the mail, or the date upon which the Claimant submits the Claim Form electronically.
3.2    Processing of Claims. The Settlement Facility will review its Claim files on a regular basis. The Settlement Facility shall, upon determining that a Claim qualifies for a settlement offer, tender to the Claimant an offer of payment of the amount determined under these procedures, together with a form of Settlement Release (as defined in the Plan). The form of Settlement Release is attached hereto as Appendix III.
3.3    Payment of Claims. Claims shall be paid in FIFO order based on the date the Settlement Facility received the Settlement Release (the “FIFO Payment Queue”).
3.4    Same Day Liquidation. If any Claims are liquidated on the same date, each such Claimant’s position in the FIFO Payment Queue shall be determined by the date of the diagnosis of such Claimant’s asbestos-related disease, with earlier diagnosis dates given priority over later diagnosis dates, and older claimants given priority over younger claimants if they were diagnosed on the same date.
3.5    Resolution of Settled GST Asbestos Claims and Pre-Petition Judgment GST Asbestos Claims. In order to receive payment from the Settlement Facility, the holder of a Settled GST Asbestos Claim or a Pre-Petition Judgment GST Asbestos Claim must submit all documentation that the Trustee deems necessary to demonstrate to the Settlement Facility that the claim is in fact a Settled GST Asbestos Claim and eligible for payment under the terms of the applicable settlement agreement or a Pre-Petition Judgment GST Asbestos Claim that qualifies for payment hereunder.
The Trustee shall consult with the CAC and the FCR with respect to a Pre-Petition Judgment GST Asbestos Claim and may appeal or seek further review of such Judgment. If the Settlement Facility is successful in such appeal or further review process, then such Claim shall not be payable by the Settlement Facility as a Pre-Petition Judgment GST Asbestos Claim. The holder of such Claim may, however, submit such Claim to the Settlement Facility and be eligible for payment subject to all of the criteria contained herein with respect to non-Pre-Petition Judgment GST Asbestos Claims.
With respect to Settled GST Asbestos Claims, if the Debtors do not agree that the settlement is enforceable as indicated on Appendix VI hereto, the Claim is payable as a Settled GST Asbestos Claim only if Settlement Facility determines that the settlement is enforceable under applicable law. Settled GST Asbestos Claims that were disallowed by the Bankruptcy Court as not settled may submit Claims to the Settlement Facility and be eligible for a payment subject to all of the criteria contained herein with respect to non-Settled GST Asbestos Claims.
Notwithstanding any other provision of these CRP to the contrary, all Settled GST Asbestos Claims and Pre-Petition Judgment GST Asbestos Claims must be submitted to the Settlement Facility within three (3) months after the Settlement Facility first makes Claim Forms available and provides notice of such date on its website. No Settled GST Asbestos Claim shall be paid until the expiration of such three-month period. A claimant may submit a Claim to the Settlement Facility pending receipt of relief from the Bankruptcy Court with respect to the Settled Claims Bar Date, but the Settlement Facility will not process any such Claim until the subject Claimant provides evidence that relief from the Bankruptcy Court has been obtained.
The liquidated value of a Settled GST Asbestos Claim or a Pre-Petition Judgment GST Asbestos Claim shall be the unpaid portion of the amount agreed to in the enforceable settlement agreement between GST and the holder of such Claim, the unpaid portion of the final judgment, or the unpaid portion of the amount awarded by the jury verdict or non-final judgment (as to which the Trustee elects not to appeal or seek further review), as the case may be, plus interest, if any, that has accrued on that amount in accordance with the terms of the settlement agreement, if any, or under applicable state law for settlements or judgments, as of the Petition Date; however, except as otherwise provided in Section 9.7 below, the liquidated value of such a Claim shall not include any punitive or exemplary damages. The liquidated amount of any such Claim shall be subject to a payment percentage to be determined by the Trustee after the Effective Date. The Trustee shall set the payment percentage such that the holders of the Settled GST Asbestos Claims and the Pre-Petition Judgment GST Asbestos Claims receive the same percentage recovery as it is anticipated that other Claimants shall receive based on the estimated tort system value of the Claims channeled to the Settlement Facility and the assets available to pay such liabilities. To calculate the payment percentage, the Trustee shall divide the present value of the assets that the Settlement Facility is expected to have available to pay Claims over the life of the Settlement Facility by the present value in the tort system of all Claims that are projected to be paid by the Settlement Facility over its lifetime.1
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1 For this purpose only, the present value of assets available to pay Claims shall be determined by subtracting the present value of the Settlement Facility’s projected costs of administration and other expenses from the present value of the sum of the $480 million aggregate qualified settlement contributions that will be made by the Debtors and their Affiliates under the Plan and the investment income the Settlement Facility is anticipated to receive over the life of the Settlement Facility.

Holders of Settled GST Asbestos Claims and Pre-Petition Judgment GST Asbestos Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before submitting a Claim to the Settlement Facility. Only in the event that such security or surety is insufficient to pay the Claim in full shall the deficiency be processed and paid by the Settlement Facility. Any such deficiency shall be subject to the payment percentage.
A total fund of $10 million will be available to pay Settled GST Asbestos Claims (the “Settled Claims Maximum”). If the total amount paid by the Settlement Facility to Settled GST Asbestos Claims is less than the Settled Claims Maximum, the remaining surplus shall be made available to pay non-Settled GST Asbestos Claims within 60 days of the final liquidation of the last disputed Settled GST Asbestos Claim.
Section 4
Other Claim Issues
4.1    Deceased or Incompetent Claimant. Where the Claimant is deceased or incompetent, if the settlement and payment of his or her Claim must be approved by a court of competent jurisdiction prior to acceptance of an offer by the Claimant’s representative, such offer shall remain open so long as proceedings before that court remain pending, provided that the Settlement Facility has been furnished with evidence that the settlement offer has been submitted to such court for approval. If the offer is ultimately approved by that court and accepted by the Claimant’s representative, the Settlement Facility shall pay the Claim in the amount so offered.

4.2    Hardship Claims. The Settlement Facility may liquidate and pay certain qualified Claims that also qualify as Hardship Claims, as defined below, at any time. Such Claims may be considered separately no matter what the order of processing otherwise would have been under these CRP. A Hardship Claim, following its liquidation, shall be placed at the head of the FIFO Payment Queue for its Disease Category for purposes of payment, subject to the Maximum Annual Payment and Claims Payment Ratio described above. An otherwise qualified Claim qualifies for payment as a “Hardship Claim” if (i) the Claim is an asbestos-related malignancy claim, and (ii) the Trustee, in his or her sole discretion, determines (a) that the Claimant needs financial assistance on an immediate basis based on the Claimant’s expenses and all sources of available income, and (b) that the Claimant’s dire financial condition is a result of the Claimant’s asbestos-related disease.
4.3    Second Disease (Malignancy) Claims. The holder of a non-malignant asbestos-related disease Claim (including the holder of such a claim that was settled and paid by a Debtor prior to the formation of the Settlement Facility) may file a new Claim based on a malignant asbestos-related disease that qualifies for payment from the Settlement Facility if it is diagnosed after payment on the non-malignant Claim. The Settlement Release shall not require such a Claimant to release the subsequent disease Claim, and the Settlement Facility shall not enforce the provision of any release entered into with a Debtor releasing such a subsequent disease Claim. Any additional payments to which such Claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for such non-malignant Claim.
4.4    Conspiracy Theories. Claims based on conspiracy theories against the Debtors are not compensable under these CRP.
4.5    Foreign Claims. Foreign Claims are not compensable under these CRP unless the holder of a Foreign Claim files a lawsuit in the United States. If this occurs, the Settlement Facility shall process the holder’s claim provided the holder complies with the requirements set forth herein. The holder of the Foreign Claim shall be required to submit to the Settlement Facility a filing fee pursuant to Section 8.2 hereof and information establishing, to the Trustee’s satisfaction, that the Injured Party is suffering from one of the diseases described in Appendix I and that such Injured Party had at least six (6) months of Coltec/GST Product Contact. All information submitted to the Settlement Facility must be in English. If these requirements are met, the Settlement Facility shall determine the amount that the Claimant is entitled to receive based on the disease of the Injured Party. If the Injured Party is suffering from mesothelioma, the settlement amount shall be $100; if the Injured Party is suffering from asbestos-related lung cancer or severe asbestosis, the settlement amount shall be $50; if the Injured Party is suffering from asbestos-related other cancer, the settlement amount shall be $25; and if the Injured Party is suffering from non-severe asbestosis, the settlement amount shall be $10.
4.6    Worker’s Compensation Claims. If an Injured Party’s Claim is based on exposure to asbestos fibers or dust while that Injured Party was an employee of a Debtor, all Workers Compensation insurance remedies must be shown to have been exhausted in good faith prior to the submission of a Claim to the Settlement Facility, and if there is any recovery under the Debtors’ Workers Compensation insurance, the Settlement Facility shall not have any liability with respect to the Claim.
Section 5
Effect of Statutes of Limitations and Repose and Asbestos Claims Bar Date
5.1    Time-Barred Claims. No Claim will be entitled to any distribution from the Settlement Facility if it was time-barred as of the Petition Date.

5.2    Filing Deadline for Claims Subject to Bar Date. Claims subject to an Asbestos Claims Bar Date (i.e., those where the alleged disease was diagnosed prior to August 1, 2014) that were submitted to the Bankruptcy Court in compliance with such Asbestos Claims Bar Date must be submitted to the Settlement Facility within the later of (i) the statute of limitations applicable under non-bankruptcy law in the jurisdiction where a claim against a Debtor was filed or, if not filed, could have been timely and properly filed (including any extension of time by operation of 11 U.S.C. Section 108(c)), and (ii) two (2) years after the Settlement Facility first makes Claim Forms available and provides notice of such date on its website.
Claims that were subject to an Asbestos Claims Bar Date but that were not submitted to the Bankruptcy Court prior to such Asbestos Claims Bar Date are barred and not compensable under these CRP unless relief has been obtained from the Bankruptcy Court, in which case the Claim must be submitted to the Settlement Facility within the deadline described in the previous paragraph. A claimant may submit such Claim to the Settlement Facility pending receipt of relief from the Bankruptcy Court, but the Settlement Facility will not process any such Claim until the subject Claimant provides evidence that relief from the Bankruptcy Court has been obtained.
5.3    Filing Deadline for Claims Not Subject to an Asbestos Claims Bar Date. Claims not subject to an Asbestos Claims Bar Date (i.e., those where the alleged disease was diagnosed after August 1, 2014) must be filed within the later of (i) the statute of limitations applicable under non-bankruptcy law in the jurisdiction where a claim against a Debtor could have been timely and properly filed, including, but not limited to, any state where Coltec/GST Product Contact occurred, the Claimant’s state of residence, and the state of North Carolina or any other state of a Releasee’s residency or incorporation, (ii) two (2) years after the Settlement Facility first makes Claim Forms available and provides notice of such date on its website, and (iii) two (2) years after the date of diagnosis.
Section 6
Settlement Review Process
6.1    Claimant’s Choice of Expedited Claim or Extraordinary Claim Review. Matrix Amounts pursuant to Expedited Claim Review and Extraordinary Claim Review are determined through the use of formulas set forth in Appendix I and II, respectively, to these CRP. A Claimant may submit a Claim for Expedited Claim Review or, if the Claim is an Extraordinary Claim, Extraordinary Claim Review.
6.2    Expedited Claim Review and Extraordinary Claim Review Distinguished. Within Expedited Claim Review and Extraordinary Claim Review, Matrix Amounts are calculated by reference to occupation, industry, disease, age, life status, number of dependents, economic loss, duration of Coltec/GST Product Contact, jurisdiction (in the case of Present Claims), and law firm (in the case of Present Claims). The manner in which these factors are determined and valued is detailed in Appendix I hereto. Only Claims satisfying the criteria set forth in Appendix I, as well as all other criteria in these CRP, are eligible for settlement offers under these CRP.
Expedited Claim Review requires less information than Extraordinary Claim Review as Claims submitted for Extraordinary Claim Review are subject to additional verification and documentation requirements. Only holders of Extraordinary Claims may seek Extraordinary Claim Review.
6.3    Payment of Claims Accepting Settlement Offers. If the Settlement Facility determines the Claim is eligible for payment under Expedited Claim Review or Extraordinary Claim

Review (as applicable) and the Claimant executes the form of Settlement Release attached hereto as Appendix III, the Claim shall be placed in the FIFO Payment Queue following which the Settlement Facility shall disburse payment subject to the requirements of these CRP.
6.4    Submission Requirements. Whether a Claim is submitted under either Expedited Claim Review or Extraordinary Claim Review, it must meet threshold, medical, and Coltec/GST Product Contact requirements set forth below, and must be submitted with the information necessary to determine a settlement offer under either the Expedited Claim or Extraordinary Claim Review procedures described in Appendices I and II.
6.5    Threshold Requirements for All Claimants. To be eligible for a payment under these CRP, a Claimant must satisfy the following threshold requirements:

(a)    The Claimant (or the Claimant’s predecessor) has not released the Claim against the Debtors, the Reorganized Debtors, the Settlement Facility, or Reorganized Garrison (or had such Claim resolved by final judgment, dismissal, or order), subject to the exception for Second Disease Claims described in Section 4.3;
(b)    The Claimant has not obtained a judgment based on the asbestos-related injury alleged in the Claim that has been fully satisfied;
(c)    The Claim has not been disallowed by the Bankruptcy Court, except that Settled GST Asbestos Claimants whose Claims are disallowed by the Bankruptcy Court as not settled may nevertheless submit such Claims to the Settlement Facility and be eligible for a payment from the Settlement Facility, subject to all criteria contained herein;
(d)    The Claimant has not transferred his or her right to recover with respect to the Claim such that the Claim can be asserted by another person. (The fact that a Claimant has executed a “subrogation agreement” with a health insurer or that a statutory provision grants to any governmental entity rights of subrogation shall not be construed as a transfer of the Claimant’s right to recover); and
(e)    The Claim is not barred under the terms of an Asbestos Claims Bar Date or the Settlement Claims Bar Date, as applicable, unless relief has been obtained from the Bankruptcy Court.

6.6    Medical Requirements for All Claimants. To be eligible for a payment under these CRP, all Claimants must support their Claims with the medical documentation described in Appendix I applicable to the condition they allege. All diagnoses must be accompanied by either (i) a statement by the physician providing the diagnosis that at least ten (10) years have elapsed between the date of first exposure to asbestos and the diagnosis, or (ii) a history of exposure to asbestos fibers or dust sufficient to establish a 10-year latency period. Such statement may take the form of information in the Injured Party’s medical records or reports (i.e., exposure history).
Medical evidence provided in support of the Claim must be credible and consistent with recognized medical standards. Each diagnosis must be made by a board-certified physician in an appropriate specialty, whose license and certification are not (or were not at the time of the diagnosis) on inactive status, to a level of reasonable medical probability. Pulmonary function testing, where required, must be performed using equipment, methods of calibration, and techniques that meet the lung function testing criteria adopted by the American Thoracic Society (“ATS”) current as of the date the test is performed.2

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2 Pulmonary function testing performed in a hospital accredited by the Joint Commission on Accreditation of Healthcare Organizations, or performed, reviewed, or supervised by a board-certified pulmonologist, internist, radiologist or occupational medicine physician shall be presumed to comply with ATS standards, and the Claimant may submit a summary report of the testing. In all other cases, the Claimant must submit the full report of the testing; provided, however, that if the pulmonary function testing was conducted prior to the Effective Date of the Plan and the full report is not available, the Claimant must then submit a declaration signed by a board-certified pulmonologist, internist, radiologist or occupational medicine physician, in the form provided by the Settlement Facility, certifying that the pulmonary function testing was conducted in compliance with ATS standards.

Any diagnosis of asbestosis (including in connection with asbestos-related lung cancer or laryngeal cancer) must be made by (i) a board-certified pathologist, who personally reviewed the Injured Party’s pathology, or (ii) a board-certified internist, pulmonologist, radiologist, or occupational medicine physician who actually examined the Injured Party or reviewed and listed relevant medical records, with findings contained in a narrative written report.
In assessing the reliability of any diagnosis, the Trustee may consider whether the diagnosis discusses the basis for the opinion and the reason for rejection of other reasonably possible diagnoses.
A finding by a physician that a Claimant’s disease is “consistent with” or “compatible with” asbestosis shall not alone be treated by the Settlement Facility as a diagnosis.
With respect to all disease Claims, the Trustee may require, among other things, the submission of x-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, and results of medical examination or reviews of other medical evidence.
The Trustee must require that medical evidence submitted comply with recognized medical standards, including those regarding equipment, testing, methods, and procedures to assure that such evidence is reliable.
In the case of deceased Injured Parties, the Trustee may take into account the medical standards in place at the time of the subject test in evaluating the reliability of the evidence, and at the Claimant’s request, the Trustee may waive the board-certified requirements in the case of an otherwise qualified physician whose X-ray and/or CT scan readings are submitted for the deceased Injured Party. The decision to waive this requirement in that circumstance shall be in the Trustee’s sole discretion.

With respect to malignant mesothelioma, the Settlement Facility in assessing the reliability of a diagnosis may consider and request information concerning the following:

•
Whether the pathologist or laboratory has performed a panel of appropriate (as of the time of the diagnosis) immunohistochemical stains on tumor tissue from a biopsy, and if not, whether there is good cause and whether the laboratory has instead performed a panel of appropriate immunohistochemical stains on a specimen obtained from cytology;

•
Whether the pathological report identifies the morphologic form of the tumor; that is, whether the tumor is epithelial (also referred to as epithelioid), sarcomatous (also referred to as sarcomatoid), or mixed epithelial and sarcomatous (sometimes referred to as biphasic or bimorphic);

•	Whether all treating physicians who expressed a diagnosis in the records concurred that the Injured Party had diffuse malignant mesothelioma;

•	Whether there is an expert finding that the gross distribution of tumor in the Injured Party’s thorax is typical of malignant pleural mesothelioma;

•	Whether there is an expert finding that the gross distribution of tumor in the Injured Party’s abdominal cavity is typical of malignant peritoneal mesothelioma;

•
Whether there is a report by a board-certified radiologist documenting that the gross distribution of tumor based on CT scans or PET scans of the Injured Party’s thorax is typical of malignant pleural mesothelioma; and

•
Whether there is a report by a board-certified radiologist documenting that the gross distribution of tumor based on CT scans or PET scans of the Injured Party’s abdominal cavity is typical of malignant peritoneal mesothelioma.

6.7    Coltec/GST Product Contact Requirement for All Claimants.
6.7(a)    Coltec/GST Product Contact. To be eligible for payment from the Settlement Facility, the Claimant must demonstrate to the Trustee’s satisfaction that the Injured Party experienced Coltec/GST Product Contact, which Coltec/GST Product Contact could have credibly contributed to causing his or her asbestos-related condition. The Claim Form must require certification of the Claimant’s belief in this regard and will set forth the specific exposure information required by the Settlement Facility, including the Injured Party’s occupation or occupations. The Trustee may also require submission of other or additional evidence of Coltec/GST Product Contact when he or she deems it to be necessary.
All Claimants, other than malignant mesothelioma Claimants, must credibly demonstrate to the Trustee’s satisfaction that the Injured Party had at least six (6) months of total Coltec/GST Product Contact during the Injured Party’s career (or the career of the occupationally exposed person in the case of Secondary Coltec/GST Product Contact). Claims involving Injured Parties with malignant mesothelioma must credibly demonstrate Coltec/GST Product Contact to the Trustee’s satisfaction, but there is no six-month minimum; however a shorter duration of Coltec/GST Product Contact will proportionately decrease the valuation of such a Claim. If an Injured Party’s only Coltec/GST Product Contact is Secondary Coltec/GST Product Contact, the Settlement Facility shall only make a settlement offer if the Injured Party has been diagnosed with malignant mesothelioma. If the Claimant experienced Coltec/GST Product Contact while confined to a ship at sea for fifty (50) days, the Settlement Facility shall consider the fifty (50) days of exposure equivalent to six (6) months of total Coltec/GST Product Contact.
For all Coltec/GST Product Contact, Claimants must provide (i) identification (by name, address or other description) of the residence(s), plant(s), ship(s), or commercial building(s), and,

if applicable, the city and state where Coltec/GST Product Contact allegedly occurred; (ii) the month and year(s) Coltec/GST Product Contact began and ended; (iii) the Injured Party’s occupation, job title, and employer(s) at the time of Coltec/GST Product Contact (or, in the case of Secondary Coltec/GST Product Contact, the occupation, job title, and employer(s) of the occupationally exposed person at the time of Coltec/GST Product Contact); (iv) identification of the type of Coltec Product and/or GST Product with which the Injured Party had contact; and (v) the manner in which the Injured Party experienced Coltec/GST Product Contact. If a Claimant does not know the Injured Party’s job title or employer for any period of time, he or she shall explain the reason for the lack of knowledge, and the Trustee, based on the facts, may, in his or her sole discretion, waive the requirement that such information be provided.
The Contact Groups for various occupations and industries are contained in Appendix IV to these CRP. The Contact Groups have been defined based on the assumed potential frequency and intensity of contact with Coltec Products and/or GST Products.
6.7(b)    Documentation of Coltec/GST Product Contact. All information required by 6.7(a), including particularly the Injured Party’s occupation, must be evidenced by (a) interrogatories, declarations, depositions, testimony, or other sworn statements verified or made under penalty of perjury by a person who is competent to testify to the information contained therein, providing sufficient background information to explain how such person acquired the personal direct knowledge of such facts and allowing the Settlement Facility to determine the credibility of the person making the sworn statement; or (b) other credible and authentic documents (such as, for example, union membership records, military records and social security records). The Settlement Facility may request copies of other documents necessary for assessing the credibility of the allegation of Coltec/GST Product Contact, including copies of any interrogatory answers submitted by the Claimant or Injured Party in any asbestos litigation relating to the alleged asbestos-related injury.
6.7(c)    Site List Limitations. Evidence that Coltec Products and/or GST Products were used at a plant, facility, or other worksite where the Injured Party worked is, in and of itself, not sufficient to provide the showing required in this Section 6.7.
6.8    Additional Documentation and Information for Extraordinary Claim Review. To be eligible for a payment under these CRP, a Claim submitted for Extraordinary Claim Review must provide the following additional information:
6.8(a)    Requirement to Identify Other Claims. A Claimant seeking Extraordinary Claim Review must submit the information described in Section 6.8(b) about all Other Claims that relate in any way to the alleged injuries for which the Claimant seeks compensation. Other Claims about which information must be submitted include claims by the Claimant, the Claimant’s decedent, and any present or past Holder of the Claim. Other Claims include, but are not limited to, the following: (a) lawsuits filed in any court, arbitration proceedings before any panel or tribunal, and administrative proceedings (such as Worker’s Compensation claims) before any governmental or quasi-governmental body; (b) claims that were resolved or settled without the institution of litigation (such as pre-filing settlements reached after notification of the existence of a claim without the need to file a lawsuit); and (c) claims that have been submitted in bankruptcy proceedings or to Trusts or claims resolution Entities that resulted from bankruptcy proceedings.
6.8(b)    Information Required About Other Claims. The Claimant shall submit the following information for each Other Claim: (a) the name of the Entity against whom the Other Claim was made, (b) the date of the Other Claim, and (c) the amounts of all payments received or to be received from the Entity to whom the Other Claim was submitted. The Claimant must also submit copies of any documents submitted to or served upon any such Entity containing information regarding the alleged Injured Party’s contact with or exposure to asbestos or asbestos-containing products, including without limitation any claim forms submitted to Trusts (along with any attachments), ballots submitted by or on behalf of the Claimant in any bankruptcy case, and any discovery response filed or served in tort litigation. The Claimant shall also certify that, to the best of his knowledge, at that time, with the exception of the Other Claims that have been expressly disclosed and identified by the Claimant, no other Entity is known to the Claimant to be potentially responsible for the alleged injuries that are the basis of the Claim.
6.8(c)    Authorization for Release of Information. Any Claimant seeking Extraordinary Claim Review shall execute a release of information form in favor of the Settlement Facility, in the form attached as Appendix V, authorizing all Trusts against whom an Other Claim has been made or asserted based on the Injured Party’s injury to release to the Settlement Facility all information submitted to it by the person or Entity who made the Other Claim and to disclose the status of any such claim and the amount and date of any payment on the claim. The release of information form shall authorize the Settlement Facility to obtain all submissions made by the Claimant or his heirs, executors, successors, or assigns in the future to any Trust. The Settlement Facility may amend the form attached as Appendix V from time to time to add newly established Trusts. These authorizations will be used not only to verify information provided in connection with particular Claims but also in connection with the Settlement Facility’s periodic audits for fraud.
6.8(d)    Attorney or Claimant Certification. If the Claimant seeking Extraordinary Claim Review (or any Related Claimant) is or has been represented by an attorney in any litigation or in the filing of Trust claims based on the injury that forms the basis for the Claim, the Claimant shall provide a certification under penalty of perjury of such attorney. The certification shall affirm that the attorney has fully investigated the alleged injuries that are the basis of the Claim, including conferring with any other attorneys who represent the Claimant with respect to claims against Trusts or any other Entity, and that no good-faith basis exists, at the time the certification is executed, to bring a claim against any Entity that is not identified in the Claim Form submitted to the Settlement Facility by the Claimant.
6.8(e)    Individual Claimant Certification. If the Claimant seeking Extraordinary Claim Review (or any Related Claimant) has not been represented by an attorney in any litigation or in the filing of Trust claims based on the injury that forms the basis for the Claim, the Claimant shall provide a certification under penalty of perjury that he or she has fully investigated the alleged injuries that are the basis of the Claim, and that no good-faith basis exists, at the time the certification is executed, to bring a claim against any Entity that is not identified in the Claim Form submitted to the Settlement Facility by the Claimant.
6.9    Releases. As a condition to making a payment to any Claimant, the Settlement Facility shall obtain from such Claimant a Settlement Release (as defined in the Plan) in the form attached hereto as Appendix III. The protection afforded by such release is supplemental to, and does not derogate from or imply any deficiency in, the protection provided by the Discharge Injunction and the Asbestos Channeling Injunction. The Trustee may modify the provisions of the Settlement Release so long as he or she obtains the consent of the CAC, the FCR and the Reorganized Debtors to the modifications.

Section 7
Reliability of Claim Information
7.1    Reliable Information. Although the Settlement Facility will not strictly apply rules of evidence and authenticity standards, information provided in support of a Claim, including evidence of Coltec/GST Product Contact, must be, at a minimum, reliable, meaningful and credible so that the Trustee is fully informed regarding the foundations for facts asserted in support of the Claim and is able to determine whether the Injured Party was exposed on a regular basis to asbestos fibers or dust from Coltec Products and/or GST Products to the extent required by the standards set forth in Appendix I for the Injured Party’s Contact Group. Medical information submitted in support of a Claim must comply with recognized medical standards (including, but not limited to, standards regarding equipment, testing methods, and procedures).
7.2    Copies. The Settlement Facility normally will accept copies, including electronic copies, instead of authenticated copies of x-ray reports, laboratory tests, medical examinations, and other medical records and reviews that otherwise comply with recognized medical and legal standards unless circumstances indicate that the copies of the tests, reports, and/or review are not authentic or are otherwise unreliable. Further, the Settlement Facility normally will accept copies, including electronic copies, instead of authenticated copies of deposition testimony, union membership records, invoices, affidavits, business records, deck logs, military service records (including leave records) or other credible indirect or secondary evidence in a form otherwise acceptable to the Settlement Facility that establishes an Injured Party’s occupation, occupational history, business or other losses, or the Injured Party’s presence at a particular ship, facility, job site, building or buildings, or location during a time period in which the Coltec Product and/or GST Product was present, unless circumstances show that the information being submitted is unreliable.
7.3    Unreliable Information. The Trustee has sole discretion to exclude and disregard unreliable information. Examples of unreliable information include, but are expressly not limited to, circumstances that raise questions of authenticity of copies or where persons preparing Claims or verifying facts offered in support of a Claim lack direct knowledge of such facts, but fail to reveal and describe what facts and how and from what sources they learned those facts, which they relied upon as the basis for their assertion of such facts. In deciding whether to exclude and disregard unreliable information, the Trustee shall consider, but not be strictly bound by, rules of evidence. Rather, the Trustee shall instead exercise his or her discretion to determine whether the subject information is sufficiently probative. If any Trust has rejected or will not consider any information submitted by a particular law firm or claimant or prepared by a particular doctor or expert, such information shall be deemed presumptively unreliable.
Section 8
Claim Forms and Fees
8.1    Claim Forms. The Trustee shall prepare suitable and efficient Claim Forms for all Claims consistent with these CRP, and after consulting with both the CAC and the FCR, shall post the materials to the Settlement Facility’s website and provide such Claim Forms upon a written request to the Settlement Facility for such materials. The Claim Forms shall include such instructions as the Trustee shall approve. The Claimant must certify that all information submitted on the Claim Form, including occupation information, is truthful and accurate. All Claim Forms shall be signed by the Claimant or the Claimant’s representative, including the Claimant’s attorney, under penalty of perjury and must include a contact address (which may be an attorney) at which the Claimant may receive notices from the Settlement Facility, including an email and street address. For any notices the Trust is required to send to Claimants under these CRP or the Plan, the Trust may serve the notice by email. The Trustee may subsequently modify any of the Claim Forms so long as (a) any modifications are consistent with the goals, principles and provisions of these CRP and (b) the Trustee consults with the CAC and the FCR with respect to the modifications.
8.2    Claim Fees. To be processed by the Settlement Facility, Claimants must submit the following filing fees: (i) $100 for Category A Claims; (ii) $75 for Category B Claims; and (iii) $50 for Category C Claims. The fees shall be refunded in full to a Claimant who receives and accepts payment of a settlement offer from the Settlement Facility. At any time following the three-year anniversary of the date the Settlement Facility first makes Claim Forms available, the Trustee may amend the filing fees with the consent of both the CAC and the FCR. Notwithstanding anything contained herein, holders of Settled GST Asbestos Claims marked as liquidated on Appendix VI shall not be required to submit a filing fee to the Settlement Facility.
Section 9
Deferrals, Withdrawals, Arbitration and Litigation
9.1    Deferrals and Deficiencies. At any time within the first year following the date of the filing of a Claim, the Claimant can request that the processing of his or her Claim by the Settlement Facility be deferred for a period not to exceed one (1) year without affecting the status of the Claim for statute of limitations purposes. When the Claimant certifies to the Settlement Facility that the Claim is ready for review, the Claim shall return to active status and be placed in the FIFO Processing Queue, and the Settlement Facility shall review the Claim when it is reached in the FIFO Processing

Queue. If the Claimant fails to certify that the Claim is ready for review before the end of the one-year deferral period, such Claim shall be stricken and not be eligible for payment by the Settlement Facility.
After reviewing a Claim, the Settlement Facility shall either approve the Claim for payment or provide the Claimant with a list of deficiencies in the Claim Form that preclude a settlement offer. The Claimant shall have six (6) months in which to respond to these deficiencies to attempt to obtain a settlement offer. If the Settlement Facility does not receive a response within six (6) months, the Settlement Facility shall reject the Claim. There is no time limit within which a Claim must be either approved or rejected by the Settlement Facility, but a Claimant must respond to each deficiency notice received from the Settlement Facility within six (6) months to avoid a claim rejection. This provision will not preclude the assertion of Second Disease Claims. If a rejected Claim is re-submitted, it shall be required to pay a new filing fee.
9.2    Withdrawals. If a Claimant withdraws a Claim, such Claim will not be eligible for payment by the Settlement Facility.
9.3    Establishment of ADR Procedures. The Trustee, after consultation with the CAC and the FCR, shall establish binding and non-binding Alternative Dispute Resolution (“ADR”) procedures for resolving disputes concerning Claims. The ADR Procedures shall, in the first instance, contain the following provisions with respect to the allocation of the costs associated with arbitration: (a) if the Claimant elects non-binding arbitration, the costs associated with the arbitration and the arbitrator’s fees shall be split 50/50 between the Claimant and the Settlement Facility; and (b) if the Claimant elects binding arbitration, the Settlement Facility shall pay the costs associated with the arbitration and the arbitrator’s fees. The ADR procedures may be modified by the Trustee for good cause after consultation with the CAC and the FCR. A Claimant whose Claim is eligible for arbitration may arbitrate disputes over whether a settlement offer should have been made on a Claim or not, and, if made, the amount of the settlement offer. In all arbitrations, the arbitrator shall apply the requirements of these CRP.
9.4    Claims Eligible for Arbitration. Only Expedited Review Claims are eligible for arbitration. In order for an Expedited Review Claim to be eligible for arbitration, the Claimant must first complete Expedited Claim Review, which shall be treated as completed for these purposes when the Claim has been reviewed by the Settlement Facility and either (i) the Settlement Facility has made a settlement offer on the Claim, the Claimant has rejected the settlement offer, and the Claimant has notified the Settlement Facility of the rejection in writing, or (ii) the Settlement Facility has rejected the Claim and notified the Claimant in writing. The holder of a Settled GST Asbestos Claim or a Pre-Petition Judgment GST Asbestos Claim may seek arbitration to resolve any dispute concerning whether the Claim qualifies for payment hereunder. The decisions of the Trustee and the Extraordinary Claim Review Panel concerning Extraordinary Claims are final and not subject to review in arbitration or the tort system.
9.5    Limitations on and Payment of Arbitration Awards. For an Expedited Claim Review Claim, the arbitrator shall not return an award in excess of the Maximum Settlement Value for the appropriate Contact Group under Expedited Claim Review after taking into account disease, with both the appropriate Contact Group and disease being determined by the arbitrator. A Claimant who submits to arbitration and who accepts the arbitral award shall receive payments in the same manner as one who accepts the Settlement Facility’s original settlement offer.
9.6    Suits in the Tort System. If the holder of a disputed Claim disagrees with the Settlement Facility’s determination regarding the Claim, and if the holder has first submitted the Claim to, and completed, non-binding arbitration as provided above, the holder may file a lawsuit against the Settlement Facility in any of the following jurisdictions: (a) the jurisdiction in which the IP resided at the time of diagnosis; (b) any jurisdiction in which the IP experienced Coltec/GST Product Contact; (c) the jurisdiction in which the Claimant resided at the time the Claim was filed with the Settlement Facility; and (d) the state of North Carolina or any other state of a Releasee’s residency or incorporation. Any such lawsuit must be filed by the Claimant in his or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Settlement Facility, all defenses which could have been asserted by a Debtor) shall be available at trial.
9.7    Payment of Judgments for Money Damages. If and when a Claimant obtains a judgment in the tort system, the Claim shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the Claimant shall receive from the Settlement Facility an initial payment (subject to the Maximum Annual Payment and the Claims Payment Ratio provisions set forth above) of an amount equal to the greater of (i) the Settlement Facility’s last offer to the Claimant or (ii) the award that the Claimant declined in non-binding arbitration; provided, however, that in no event shall such payment amount exceed the amount of the judgment obtained in the tort system. Subject to the cap on payment set forth below, the Claimant shall receive the balance of the judgment, if any, in five (5) equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the Maximum Annual Payment and the Claims Payment Ratio provisions above in effect on the date of the payment of the subject installment). Under no circumstances shall interest be paid under any statute on any judgments obtained in the tort system.
The total amount paid with respect to a Claim shall not exceed the Maximum Settlement Value for the appropriate Contact Group under Expedited Claim Review after taking into account disease, with both the appropriate Contact Group and disease being determined by the court. For example, if the court determines that the Claim is a Contact Group 2 Claim and the Injured Party’s disease is mesothelioma, the total amount paid with respect to such Claim shall not exceed [$60,000].
9.8    Punitive Damages. Except as provided below for Claims asserted under the Alabama Wrongful Death Statute, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be paid. The only damages that may be awarded pursuant to these CRP to Alabama Claimants who are deceased and whose personal representatives pursue their claims only under the Alabama Wrongful Death Statute shall be compensatory damages determined pursuant to the statutory and common law of the Commonwealth of Pennsylvania without regard to its choice of law principles.
Section 10
Indirect Claims
10.1    Indirect Claims. Indirect Claims shall be subject to the same options, categorization, evaluation, and payment provisions of these CRP as all other Claims, subject to the criteria in this Section.
10.2    Presumptively Valid Indirect Coltec/GST Asbestos Claims. Indirect Claims shall be treated as presumptively valid and paid by the Settlement Facility if they meet the following requirements.
10.2(a)    Not Disallowed. Such Claim satisfied the requirements of the applicable Asbestos Claims Bar Date and is not otherwise disallowed by Section 502(e) of the Bankruptcy Code or subordinated under Section 509(c) of the Bankruptcy Code.

10.2(b)    Payment of and Release by Direct Claimant. The Holder of such Claim (the “Indirect Claimant”) establishes to the satisfaction of the Trustee that (i) the Indirect Claimant has paid in full the Holder of a Direct Claim for which the Settlement Facility would otherwise have had a liability or obligation under these CRP (the “Direct Claimant”), (ii) the Direct Claimant and the Indirect Claimant have forever and fully released the Settlement Facility from any liability to the Direct Claimant, and (iii) the Claim is not otherwise barred by a statute of limitation or repose or by other applicable law.
10.2(c)    Establishing Indirect Claim. To establish a presumptively valid Indirect Claim, the Indirect Claimant’s aggregate liability for the Direct Claimant’s Claim must also have been fixed, liquidated, and paid fully by the Indirect Claimant by settlement (with an appropriate full release in favor of the Settlement Facility and all other parties referenced above) or a Final Order (as defined in the Plan) provided that such Claim is valid under applicable law. In any case where the Indirect Claimant has satisfied the Claim of a Direct Claimant against the Settlement Facility under applicable law by way of a settlement, the Indirect Claimant shall obtain for the benefit of the Settlement Facility a release in form and substance satisfactory to the Settlement Facility.
10.3    Otherwise Valid Indirect Claims. If an Indirect Claimant cannot meet the presumptive requirements set forth above, including the requirement that the Indirect Claimant provide the Settlement Facility with a full release of the Direct Claimant’s Claim, the Indirect Claimant may request that the Settlement Facility review the Indirect Claim to determine whether the Indirect Claimant can establish under applicable law that the Indirect Claimant has paid all or a portion of a Direct Claim. If the Indirect Claimant can satisfactorily show that it has paid all or a portion of such a liability or obligation, the Settlement Facility shall process such Indirect Claim on the same basis as the Settlement Facility would have processed the underlying Direct Claim in the absence of payment by such Indirect Claimant to the Direct Claimant; provided, however, that if the Indirect Claim is submitted with respect to an asserted subrogation right, (a) such Indirect Claim shall not be processed until the relevant Direct Claim has been submitted to the Settlement Facility and approved and (b) if the Direct Claimant’s law firm has entered into an agreement with respect to lien issues, the Settlement Facility shall abide by the lien resolution procedures provided for in such agreement. In no event shall the amount paid to the Indirect Claimant be greater than (a) the amount to which the Direct Claimant would have otherwise been entitled, or, if less, (b) the amount paid by such Indirect Claimant on account of such Direct Claim.
10.4    Processing and Payment of Indirect Claims. Indirect Claims that are entitled to payment from the Settlement Facility shall be processed and paid in accordance with procedures to be developed and implemented by the Settlement Facility consistent with the provisions of this Section 10, which procedures shall, consistent with the threshold requirements of this Section 10, provide the same Expedited Claim and Extraordinary Claim Review and payment procedures and rights to the Holders of such Claims as the Settlement Facility would have afforded the Holders of the underlying Direct Claims.
Section 11
Audits
11.1    Audit Program. The Trustee, after consultation with the CAC and the FCR, shall develop methods for auditing the claims process, including, but not limited to, the evaluation, ordering, processing, and payment of Claims. The Trustee shall also develop methods for auditing Claims themselves, including, but not limited to (i) the reliability of medical evidence, including additional reading of x-rays, CT scans, and verification of pulmonary function tests; (ii) the reliability of evidence of Coltec/GST Product Contact, including, but not limited to, the identification of occupation and industry; (iii) the reliability of evidence of sources of asbestos exposure; and (iv) allocation of the costs of audits. In developing audit methods, the Trustee may consider audit procedures adopted by other Trusts. Once finalized, the Trustee’s audit methods shall be implemented by the Settlement Facility. In conducting an audit, the Trustee may request any relevant non-privileged information, in his or her discretion, including information concerning Other Claims, from a Claimant or Claimant’s attorney. The Trustee may require a Claimant whose Claim is being audited to execute a release of information form in favor of the Settlement Facility in the form attached as Appendix V. If the Claimant refuses to provide information concerning Other Claims, the Trustee may, in his or her sole discretion, invoke the remedies in this Section 11.
11.2    Inconsistent Information. In the event that the Trustee reasonably determines that any individual or Entity has engaged in a pattern or practice of providing inconsistent or unreliable medical or exposure evidence to the Settlement Facility, the Trustee shall decline to accept additional evidence from such provider.
11.3    Fraud. In the event that an audit reveals that fraudulent information has been provided to the Settlement Facility, the Trustee shall penalize any Claimant or Claimant’s attorney by rejecting the Claim or by other means including, but not limited to, (i) reordering the priority of payment of all affected Claimants’ Claims; (ii) raising the level of scrutiny of additional information submitted from the same source or sources; (iii) refusing to accept additional evidence from the same source or sources; (iv) refusing to accept Claims filed by a particular law firm; (v) seeking the prosecution of the Claimant or Claimant’s attorney for presenting a fraudulent claim in violation of 18 U.S.C. § 152; (vi) seeking sanctions from the Bankruptcy Court; (vii) filing complaints for disciplinary action with appropriate State Bar organizations; and (viii) requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits.

Section 12
Miscellaneous
12.1    Medicare. Pursuant to the terms of the Settlement Facility Agreement, with respect to payments made by the Settlement Facility, the Settlement Facility shall act as reporting agent for any Entities determined to have a reporting obligation under 42 U.S.C. § 1395y et seq. or any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto, including Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2008 (P. L. 110-173), or any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto. The Settlement Release shall contain provisions designed to protect the Settlement Facility from any Medicare reimbursement claims.
12.2    Insurance Document Requests. In order to facilitate the collection by the Debtors and Coltec of insurance and to satisfy obligations under the Debtors’ and Coltec’s insurance funding and settlement agreements, the Settlement Facility shall provide to the Debtors, Coltec or any settling insurer identified by the Debtors or Coltec, promptly upon request, access to data and other information reasonably relating to Claims submitted to and accepted and paid by the Settlement Facility. To this end, the Trustee shall make available for review, inspection and audit by such parties, at a mutually agreeable time, records, data and other information reasonably relating to payments made by the Settlement Facility for Claims. Such information shall include, to the extent available: (a) the Injured Party’s name, address, social security number, date of birth and occupation;

(b) the period of the Injured Party’s exposure to asbestos-containing products manufactured or distributed by the Debtors or Coltec, including work site(s) and identification of the type of asbestos-containing product(s); (c) with respect to Extraordinary Claims, the period(s) of the Injured Party’s exposure to the asbestos-containing products manufactured or distributed by other companies unrelated to the Debtors and Coltec; (d) the Injured Party’s asbestos-related disease, including any medical diagnosis; (e) the date of the Injured Party’s diagnosis with an asbestos-related disease; (f) if the Injured Party is deceased, the cause of death and name of his or her personal representative; and (g) amounts paid by the Settlement Facility to or on behalf of the Injured Party. All data and information provided pursuant to this Section 12.2 shall be protected by an order or stipulation, so ordered by the Bankruptcy Court, protecting the confidentiality of such data and information and restricting the uses thereof to the express purposes stated in this Section 12.2. The Trustee shall consult with the CAC and the FCR prior to providing the requested data and information.
12.3    Confidentiality of Claimant Submissions. All submissions to the Settlement Facility by Claimants, including any materials that the Settlement Facility receives as a result of the utilization of the release of information form attached hereto in Appendix V, shall be treated as confidential by the Settlement Facility. The Settlement Facility will take appropriate steps to preserve the confidentiality of such submissions. The Trustee shall disclose the Claimant submissions with the permission of the Claimant or in response to a valid subpoena. The Settlement Facility shall provide the Claimant or counsel for the Claimant with a copy of any such subpoena promptly after being served. Nothing in these CRP, the Plan or the Settlement Facility Agreement expands, limits or impairs the obligation under applicable law of a Claimant to respond fully to lawful discovery in any underlying civil action regarding his or her submission of factual information to the Settlement Facility for the purpose of obtaining compensation for asbestos-related injuries from the Settlement Facility.
12.4    No Attorney Necessary. These CRP establish an administrative procedure for making defined payments to Claimants based on objective criteria. Furthermore, these CRP are designed so that Claimants can file their Claims without the assistance of an attorney. The Settlement Facility shall not require Claimants to retain an attorney in order to file Claims with the Settlement Facility. In addition, the Trustee shall administer these CRP so as to encourage and facilitate Claimants filing Claims without the assistance of an attorney.
12.5    Consent and Consultation Procedures. Pursuant to the Plan and Settlement Facility Agreement, these CRP will be administered by the Trustee and, where applicable, as set forth herein and in the Settlement Facility Agreement, in consultation with the CAC and the FCR or upon having obtained their consent. The initial Trustee, members of the CAC, and the FCR are identified in the Settlement Facility Agreement.
12.6    Amendments. The Trustee, after consulting with the CAC and the FCR, may amend these CRP, including the appendices attached hereto; provided, however, that (a) if the consent of both the CAC and the FCR is required for the subject change pursuant to the provisions hereof or of any such appendices, the Trustee must first obtain such consent and (b) the Trustee may not change any provisions in these CRP or the appendices attached hereto that grant the CAC and the FCR consent or consultation rights without first obtaining the consent of both the CAC and the FCR. The Settlement Facility Agreement sets forth further details, not inconsistent with these CRP, concerning amendments, including remedies if consent cannot be obtained. Nothing herein is intended to preclude the CAC or the FCR from proposing to the Trustee amendments to these CRP. Any amendments must continue to ensure holders of Present Claims and Future Claims are treated fairly and equitably and receive settlement payments that are as equal as possible. Notwithstanding anything contained in these CRP or the Settlement Facility Agreement to the contrary, neither these CRP, the Settlement Facility Agreement, the Settlement Facility Bylaws nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify (i) the applicability of section 524(g) of the Bankruptcy Code to the Plan and the Confirmation Order, (ii) the efficacy or enforceability of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) of Asbestos Protected Persons in connection with the Plan or (iii) the Settlement Facility’s qualified settlement fund status under the QSF Regulations.
12.7    Severability. Should any provision contained in these CRP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of these CRP.
12.8    Governing Law. For all purposes, these CRP and their administration shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its conflict of laws provisions.
12.9    Relation to Other Plan Documents. In the event that these CRP conflict with the Plan, the Plan shall control. In the event these CRP conflict with the Settlement Facility Agreement, these CRP shall control.

APPENDIX I: EXPEDITED CLAIM REVIEW
Introduction
This Appendix describes how the Settlement Facility will calculate Matrix Amounts under Expedited Claim Review.
Under this process, the Settlement Facility will make settlement offers to qualifying Claimants based on the alleged Injured Party’s (“IP”) personal characteristics, the occupation in which they allege contact with Coltec Products and/or GST Products, and the time duration working in such occupation.
To qualify for a settlement offer under either Expedited Claim Review or Extraordinary Claim Review, the Claimant, other than a malignant mesothelioma Claimant, must demonstrate that the IP had at least six months of Coltec/GST Product Contact, as defined in the CRP, and must meet the medical criteria described herein and otherwise meet all the applicable medical requirements in the CRP, including those relating to the credibility of medical information.
I.A    Occupation and Industry Groups
The Settlement Facility will determine the IP’s Contact Group based on the IP’s occupation and industry during which the IP had Coltec/GST Product Contact; provided, however, that for an IP with Secondary Coltec/GST Product Contact, the Settlement Facility will determine the IP’s Contact Group based on the relevant occupationally exposed person’s occupation and industry (as noted in the CRP, malignant mesothelioma is the only disease that the Settlement Facility will provide compensation for if all of the IP’s exposure is Secondary Coltec/GST Product Contact). The Contact Groups for each occupation and industry are contained in Appendix IV to these CRP. Occupations and/or industries that would not give rise to exposure to Coltec/GST Product Contact are not listed in Appendix IV. The Contact Groups have been defined based on the assumed potential frequency and intensity of the IP’s contact with asbestos-containing gasket or packing products, as follows:

•	Group 1: Occupations in which there is relatively high frequency of gasket or packing removal work.

•	Group 2: Occupations in which there is some gasket or packing removal work with significantly less frequency than in Group 1; close bystander contact from gasket or packing removal is likely.

•	Group 3: Gasket or packing removal work is not frequent; potential for bystander contact from gasket or packing removal exists, but is not frequent.

•
Group 4: Occasional bystander contact with gaskets or packing or extensive insulation exposure; job does not involve gasket or packing removal work, or minimal compared to Group 3; bystander contact from gasket or packing removal work is possible, but unlikely.

•	Group 5: Occupation is unlikely to be encountered or contact with gasket or packing removal is very unlikely.
The Settlement Facility will offer Claimants in each Contact Group a settlement no higher than the maximum settlement value allowed for the Contact Group (the “Maximum Settlement Values”):

Contact Group	Maximum Settlement Values
Group 1	$[200,000]
Group 2	$[60,000]
Group 3	$[25,000]
Group 4	$[12,500]
Group 5	$[1,000]

The Claimant’s Expedited Claim Review settlement offer will be the Maximum Settlement Value for the Claimant’s Contact Group multiplied by the IP Factors Index described below. The IP Factors Index varies based on the IP’s disease and medical information, demographic characteristics, jurisdiction (in the case of Present Claims) (if the Claimant elects to document that factor), economic loss (if Claimant elects to report and document any), law firm (in the case of Present Claims) (if the Claimant elects to document that factor), and the length of time the IP spent in the activity or activities in which the IP experienced Coltec/GST Product Contact in the relevant Contact Group.
If the IP had Coltec/GST Product Contact in more than one Contact Group, then the Settlement Facility will calculate a separate settlement offer based on the IP’s time in each Contact Group (taking into account all years in that Contact Group, whether in the same or different occupations and whether or not continuous) by calculating a separate IP Factors Index for each Contact Group and multiplying it by the Maximum Settlement Value for that Contact Group. The Settlement Facility will then offer the Claimant the highest settlement offer yielded by this calculation.
I.B    Alleged Injured Party Factors Index
The Settlement Facility will calculate an IP Factors Index according to the rules set forth below.
I.B.1    Medical Information Factor
The Settlement Facility will assign a Medical Information Factor based on the following medical criteria (a Claim with respect to an IP who does not meet the medical criteria for any of the listed diseases shall receive a Medical Information Factor of 0). Any increase in the Medical Information Factors shall require the consent of both the CAC and the FCR. The Medical Information Factor for malignant mesothelioma shall in no instance be less than 1.
Mesothelioma (Medical Information Factor = 1.0)
1. Diagnosis of malignant mesothelioma by a board-certified pathologist or by a pathology report prepared at or on behalf of a hospital accredited by the Joint Commission on Accreditation of

Healthcare Organizations; provided, however, that if a Claimant can establish a compelling reason for the absence of such a pathology report, the Settlement Facility may elect, in its sole discretion, to accept a credible diagnosis based upon (i) a physical examination of the IP by a physician providing the diagnosis, which physical examination included a review by the physician of tests results relating to other possible explanations for the Injured Party’s condition, or (ii) other credible evidence, including, but not limited to medical records demonstrating treatment of the IP based on a clinical diagnosis of malignant mesothelioma or a death certificate indicating the cause of death is malignant mesothelioma.
Asbestos-Related Lung Cancer (Medical Information Factor = [0.3])
1. Diagnosis of primary lung cancer by board-certified pathologist, internist, pulmonologist, medical oncologist, surgical oncologist, or occupational medicine physician, which diagnosis affirms that exposure to asbestos fibers or dust was a contributing factor in causing the IP’s lung cancer; and
2. Either (a) diagnosis of asbestosis (see 3. below), (b) an elevated asbestos lung tissue fiber burden (see 4. below), or (c) a diagnosis of bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification (see 5. below).
3. A diagnosis of asbestosis must be by a board-certified pulmonologist, internist, radiologist or occupational medicine physician and must be supported by either pathology or radiology:
a. If by pathology, a board-certified pathologist must diagnose asbestosis pursuant to the histologic criteria outlined in “Asbestos-Associated Diseases,” 106 Archives of Pathology and Laboratory Medicine 11, Appendix 3 (October 8, 1982); and
b. If by radiology, the Claimant must provide either (i) a roentgenographic interpretation report of a NIOSH-certified B-reader verifying that the Injured Party has a quality 1 or 2 chest x-ray that has been read by a certified B-reader according to the ILO system of classification as showing bilateral small irregular opacities (s, t, or u) with a profusion grading of 1/0 or higher finding bilateral interstitial infiltrative profusion of 1/0 or greater (Section 2B of the current NIOSH form), or (ii) a written radiology report of a board-certified physician verifying that the Injured Party has a CT scan showing bilateral interstitial fibrosis together with a report from another physician that affirms that the bilateral interstitial fibrosis was caused by asbestos exposure.
4. An elevated asbestos lung tissue fiber burden must be documented by the report of a board-certified pathologist of a retained asbestos fiber burden determined by a laboratory employing procedures and the method of determining reference range values described in “Asbestos-Associated Diseases,” 106 Archives of Pathology and Laboratory Medicine 11, Appendix 3 (October 8, 1982). The laboratory findings must report either (a) a retained fiber count equivalent to at least one million fibers greater than five microns in length per gram of dry lung tissue (values reported as fibers greater than five microns in length per gram of wet lung tissue may be multiplied by a factor of ten to convert to dry lung tissue measurement) or (b) a retained fiber count within the reference range values of the testing laboratory for bona fide cases of asbestosis.
5. A diagnosis of bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification must be by a board-certified pulmonologist, internist, radiologist or occupational medicine physician and must be supported by either pathology or radiology:
a. If by pathology, a board-certified pathologist must diagnose bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification; and
b. If by radiology, the Claimant must provide either (i) a roentgenographic interpretation report of a NIOSH-certified B-reader or a board-certified physician verifying that the Injured Party has a quality 1 or 2 chest x-ray showing either bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification, or (ii) a written radiology report of a board-certified physician verifying that the Injured Party has a CT scan showing either bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification.
Severe Asbestosis (Medical Information Factor = [0.3])
1. Diagnosis of bilateral diffuse interstitial fibrosis of the lungs caused by inhalation of asbestos fibers or dust, by board-certified pulmonologist, internist, radiologist, or occupational medicine physician, based on either:
a. A quality 1 or 2 chest x-ray that has been read by a certified B-reader according to the ILO system of classification as showing: bilateral small irregular opacities (s, t, or u) with a profusion grading of 1/0 or higher; or
b. Pathological asbestosis graded 1(B) or higher under the criteria published in “Asbestos-Associated Diseases,” 106 Archives of Pathology and Laboratory Medicine 11, Appendix 3 (October 8, 1982).
2. In addition to (1), asbestos-related pulmonary impairment, as demonstrated by pulmonary function testing showing either:
a. Forced vital capacity below the lower limit of normal or below 80 percent of predicted and FEV1/FVC ratio (using actual values) at or above the lower limit of normal or at or above 65 percent; or
b. Total lung capacity, by plethysmography or timed gas dilution, below the lower limit of normal or below 80 percent of predicted.
3. If the pulmonary impairment standards are not met, verification that the IP has a quality 1 or 2 chest x-ray that has been read by a certified B-reader according to the ILO system of classification as showing bilateral small irregular opacities (s, t, or u) with a profusion grading of 2/1 or higher.

Asbestos-Related Other Cancer (Medical Information Factor = [0.1])
1. Diagnosis of colo-rectal, laryngeal, esophageal, pharyngeal, or stomach cancer by board-certified pathologist, internist, pulmonologist, medical oncologist, surgical oncologist, or occupational medicine physician, which diagnosis affirms that exposure to asbestos fibers or dust was a contributing factor to the Injured Party’s cancer; and
2. Either (a) a diagnosis of asbestosis (see 3. below) or (b) a diagnosis of bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral calcification (see 4. below).
3. A diagnosis of asbestosis must be by a board-certified pulmonologist, internist, radiologist, or occupational medicine physician and must be supported by either pathology or radiology:
a. If by pathology, a board-certified pathologist must diagnose asbestosis pursuant to the histologic criteria outlined in “Asbestos-Associated Diseases,” 106 Archives of Pathology and Laboratory Medicine 11, Appendix 3 (October 8, 1982); and
b. If by radiology, the Claimant must provide either (i) a roentgenographic interpretation report of a NIOSH-certified B-reader verifying that the Injured Party has a quality 1 or 2 chest x-ray that has been read by a certified B-reader according to the ILO system of classification as showing bilateral small irregular opacities (s, t, or u) with a profusion grading of 1/0 or higher finding bilateral interstitial infiltrative profusion of 1/0 or greater (Section 2B of the current NIOSH form) or (ii) a written radiology report of a board-certified physician verifying that the Injured Party has a CT scan showing bilateral interstitial fibrosis together with a report from another physician that affirms that the bilateral interstitial fibrosis was caused by asbestos exposure.

4. A diagnosis of bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification must be by a board-certified pulmonologist, internist, radiologist or occupational medicine physician and must be supported by either pathology or radiology:
a. If by pathology, a board-certified pathologist must diagnose bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification; and
b. If by radiology, the Claimant must provide either (i) a roentgenographic interpretation report of a NIOSH-certified B-reader or a board-certified physician verifying that the Injured Party has a quality 1 or 2 chest x-ray showing either bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification, or (ii) a written radiology report of a board-certified physician verifying that the Injured Party has a CT scan showing either bilateral pleural plaques, diffuse bilateral pleural thickening, or bilateral pleural calcification.
Non-Severe Asbestosis (Medical Information Factor = [0.02])
1. Diagnosis of bilateral diffuse interstitial fibrosis of the lungs caused by inhalation of asbestos fibers or dust, by board-certified pulmonologist, internist, radiologist, or occupational medicine physician, based on either:
a. A quality 1 or 2 chest x-ray that has been read by a certified B-reader according to the ILO system of classification as showing: bilateral small irregular opacities (s, t, or u) with a profusion grading of 1/0 or higher;
b. A CT scan that has been read by a board-certified physician showing bilateral interstitial fibrosis; or
b. Pathological asbestosis graded 1(B) or higher under the criteria published in “Asbestos-Associated Diseases,” 106 Archives of Pathology and Laboratory Medicine 11, Appendix 3 (October 8, 1982).

I.B.2    Age Factor
Claimants with younger IPs receive higher settlement offers than Claimants with older IPs. The Settlement Facility will determine the Age Factor based on the earlier of the IP’s diagnosis date and death date (the “IP Age”). The Settlement Facility will assign an Age Factor of 1 for an IP Age of 75. The Settlement Facility will decrease the Age Factor by 0.015 for every IP Age year above 75, but will not decrease the Age Factor below 0.7. The Settlement Facility will increase the Age Factor by 0.015 for every IP Age year below 75, but will not increase the Age Factor above 1.4.
I.B.3    Life Status Factor
If the IP is alive at the time the Claim Form is filed with the Settlement Facility, the Settlement Facility will assign a Life Status Factor of 1.3. If the IP is deceased at the time the Claim Form is filed with the Settlement Facility, the Settlement Facility will assign a Life Status Factor of 1.
I.B.4    Dependents Factor
If the IP does not have a spouse or other dependents (minor children, adult disabled dependent children, or dependent minor grandchildren) as of the date the Claim Form is filed with the Settlement Facility, the Settlement Facility will assign a Dependents Factor of 0.8. If the IP has a spouse but no other dependents as of the date the Claim Form is filed with the Settlement Facility, the Settlement Facility will assign a Dependents Factor of 1. Finally, if the IP has dependents (minor children, adult disabled dependent children, or dependent minor grandchildren) who derive (or who derived at the time of the diagnosis of the disease that is the subject of the Claim) at least one-half of their financial support from the IP, the Settlement Facility will assign a Dependents Factor of 1.4.

I.B.5    Economic Loss Factor
Claimants may elect (but are not required) to document economic losses related to the IP’s loss of earnings, pension, social security, home services, medical expenses, and funerary expenses. If the Claimant does not document economic loss or for which the economic loss amount is $200,000 or less, the Settlement Facility will assign an Economic Loss Factor of 1.0. If the documented economic loss amount is greater than $200,000, the Settlement Facility will adjust the Economic Loss Factor upward by 0.001 for every thousand dollars of economic loss over $200,000, up to a maximum Economic Loss Factor of 1.4. All claimed economic loss over $200,000 must be supported by adequate documentation.
I.B.6    Duration of Coltec/GST Product Contact Factor
If the IP spent an aggregate of between six (6) months (other than an IP with malignant mesothelioma for whom there is no minimum period of exposure) and two (2) years performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group, the Settlement Facility will assign a Duration of Coltec/GST Product Contact Factor of 0.8. If the IP spent an aggregate of between two (2) years and four (4) years performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group, the Settlement Facility will assign a Duration of Coltec/GST Product Contact Factor of 0.9. If the IP spent an aggregate of between four (4) years and six (6) years performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group, the Settlement Facility will assign a Duration of Coltec/GST Product Contact Factor of 1.0. If the IP spent an aggregate of between six (6) years and eight (8) years performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group, the Settlement Facility will assign a Duration of Coltec/GST Product Contact Factor of 1.1. If the IP spent an aggregate of eight (8)

years or more performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group, the Settlement Facility will assign a Duration of Coltec/GST Product Contact Factor of 1.2. The periods of time hereunder need not be continuous (i.e., the months spent by the IP performing the activity or activities in which the IP experienced Coltec/GST Product Contact in a Contact Group will be added together to determine the relevant number of months for the calculation of the Duration of Coltec/GST Product Contact Factor) and shall be calculated based on the amount of time that the IP spent performing the activity or activities in which the IP experienced Coltec/GST Product Contact in an occupation and industry in the relevant Contact Group. If the Claimant experienced Coltec/GST Product Contact in a Contact Group while confined to a ship at sea for one hundred (100) days, the Settlement Facility shall consider the one hundred (100) days of exposure equivalent to one year of Coltec/GST Product Contact in the Contact Group.
I.B.7    Jurisdiction Factor
If a Claimant holding a Present Claim believes that the Claimant’s Jurisdiction, as defined below, justifies a higher Settlement Offer because of the values of historical settlements and verdicts in such jurisdiction against the Debtors, the Claimant may elect to provide evidence to the Settlement Facility (a) regarding the amounts of such settlements and verdicts and (b) establishing which jurisdiction is the Claimant’s Jurisdiction. If the Claimant does not elect to provide such evidence, the Settlement Facility will assign a Jurisdiction Factor of 1.0. If the Trustee is convinced, in his or her sole discretion, that the Claimant is entitled to a higher value based on the historical settlements and verdicts in the Claimant’s Jurisdiction, he or she shall adjust the Jurisdiction Factor up to a maximum Jurisdiction Factor of 1.2. For these purposes, the “Claimant’s Jurisdiction” is the jurisdiction in which the Claimant filed a lawsuit against a Debtor in the tort system based on the injury that is the subject of the Claim; provided, however if no such lawsuit was filed, the Claimant may elect as the Claimant’s Jurisdiction either (a) the jurisdiction in which the IP resides at the time of diagnosis or when the claim is filed with the Settlement Facility or (b) any jurisdiction in which the IP experienced Coltec/GST Product Contact. The Jurisdiction Factor for all Future Claims shall be 1.0.
I.B.8    Law Firm Factor
If a Claimant holding a Present Claim believes that the identity of the law firm representing the Claimant justifies a higher Settlement Offer because the law firm obtained above average prepetition settlements and verdicts for similarly situated claims against the Debtors in the five years before the Debtors’ bankruptcy filing, the Claimant may elect (but is not required) to provide evidence to the Settlement Facility supporting such belief. Such evidence must demonstrate that the law firm played a substantial role in the prosecution, trial and resolution of such claims, such as actively participating in court appearances, discovery and trial of the subject cases; the mere referral of a case, without further involvement will not be viewed as having played a substantial role in the prosecution and resolution of a case. If the Claimant does not elect to provide such evidence, the Settlement Facility will assign a Law Firm Factor of 1.0. If the Trustee is convinced, in his or her sole discretion, that the Claimant is entitled to a higher value based on the identity of the law firm representing the Claimant, he or she shall adjust the Law Firm Factor up to a maximum Law Firm Factor of 1.2. The Law Firm Factor for all Future Claims shall be 1.0.
I.B.9    Calculation of IP Factors Index
To calculate the IP Factors Index, the Settlement Facility will multiply the Medical Information Factor, Age Factor, Life Status Factor, Dependents Factor, Economic Loss Factor, Duration of Coltec/GST Product Contact Factor, Jurisdiction Factor, and Law Firm Factor and divide, in the case of Present Claims, by 6.1641216, which is the maximum possible value of the product of those factors for Present Claims.3 In the case of Future Claims, the Settlement Facility shall divide the product of the various factors by 4.28064, which is the maximum possible value of those factors for Future Claims.4 The purpose of the different denominators is to ensure that no Present Claimant receives more than a Future Claimant simply by reference to the Law Firm and Jurisdiction Factors. The range of the IP Factors Index is 0% to 100%.
I.C    Settlement Offer Determination
The Settlement Facility will determine the Expedited Claim Review Matrix Amount by multiplying the Maximum Settlement Value for the Claimant’s Contact Group by the IP Factors Index. If the IP had Coltec/GST Product Contact in more than one Contact Group, then the Settlement Facility will determine a separate settlement offer based on the IP’s time in each Contact Group (taking into account the period of time in that Contact Group, whether in the same or different industries/occupations and whether or not continuous) by calculating a separate IP Factors Index for each Contact Group and multiplying it by the Maximum Settlement Value for that Contact Group. (For example, if the IP had five years in Group 1 and ten years in Group 2, the Settlement Facility will calculate separate settlement offers for the time in Group 1 and the time in Group 2.) The Settlement Facility will then offer the Claimant the highest settlement offer yielded by this calculation.

_________________
3 6.1641216 = 1.0 (Medical Information Factor) x 1.3 (Life Status Factor) x 1.4 (Dependents Factor) x 1.4 (Age Factor) x 1.4 (Economic Loss Factor) x 1.2 (Duration of Coltec/GST Product Contact Factor) x 1.2 (Jurisdiction Factor) x 1.2 (Law Firm Factor).

4 4.28064 = 1.0 (Medical Information Factor) x 1.3 (Life Status Factor) x 1.4 (Dependents Factor) x 1.4 (Age Factor) x 1.4 (Economic Loss Factor) x 1.2 (Duration of Coltec/GST Product Contact Factor) x 1.0 (Jurisdiction Factor) x 1.0 (Law Firm Factor).

If a Claim is with respect to an IP who has malignant mesothelioma but less than six (6) months of Coltec/GST Product Contact, the Settlement Facility shall calculate the Expedited Claim Review Matrix Amount in the manner described above, but with a beginning Maximum Settlement Value set proportionately below the normal Maximum Settlement Value to reflect the fact that the Claim does not have six (6) months of Coltec/GST Product Contact. For example, if a Claim is with respect to an IP who has malignant mesothelioma with three (3) months of Coltec/GST Product Contact and is in Contact Group 1, the Matrix Amount for such Claim shall be calculated based on a Maximum Settlement Value proportionally reduced to reflect the fact that such Claim has 50% of the Coltec/GST Product Contact of a Claim with six (6) months of Coltec/GST Product Contact. By way of example, if because of the application of the other factors, an IP with six (6) months of Coltec/GST Product would have been offered a Matrix Amount of $40,000, an identically situated IP with three (3) months of Coltec/GST Product Contact would be offered $20,000.

APPENDIX II: EXTRAORDINARY CLAIM REVIEW
This Appendix describes how the Settlement Facility will calculate Matrix Amounts for Claimants electing Extraordinary Claim Review. In order to be eligible to elect Extraordinary Claim Review, the Claim must be an Extraordinary Claim as defined in Section 6.1 of the CRP, specifically a malignant Claim that meets the exposure and medical criteria set forth in Appendix I and that is with respect to an Injured Party who credibly documents (a) a history of extraordinary Coltec/GST Product Contact with little or no exposure to asbestos from other Entities’ products and (b) there has not been and there is little likelihood of a substantial recovery elsewhere. Claimants diagnosed with non-malignant diseases do not qualify for Extraordinary Claim Review. Any dispute as to whether a Claim is or is not an Extraordinary Claim shall be submitted to a special Extraordinary Claims Panel to be established by the Trustee with the consent of the CAC and the FCR. All decisions of the Extraordinary Claims Panel as to whether a Claim is or is not an Extraordinary Claim shall be final and not reviewable in either arbitration or court.
Under Extraordinary Claim Review, qualifying Claimants will receive a settlement offer based on the same IP factors as under Expedited Claim Review, but the Settlement Facility will also consider the IP’s complete job and exposure history, and information regarding the Claimant’s Other Claims.
In Extraordinary Claim Review, the maximum allowed settlement offer (the “Maximum Extraordinary Settlement”) is an amount equal to five (5) times the Expedited Claim Review Matrix Amount that the subject Claim would have received under the Expedited Claim Review. The Settlement Facility shall first calculate the Expedited Claim Review Matrix Amount for the Extraordinary Claim in the manner set forth in Appendix I and multiply such amount by five (5) to determine the Maximum Extraordinary Settlement. The Settlement Facility will then use information provided by the Claimant pursuant to Section 6.8 of the CRP to determine the percentage of the Maximum Extraordinary Settlement that the Settlement Facility will offer the Claimant, with the amount to be offered being determined by the Trustee, in his or her complete discretion, after consideration of the merits of the Extraordinary Claim. In making such determination, the Trustee shall consider, among other things, the number of companies that contributed to the IP’s exposure to asbestos-containing products. Based on information provided by the Claimant in compliance with the CRP, the Settlement Facility will calculate the total number of such parties as (a) the number of companies whose products are identified as a source of the IP’s asbestos exposure in tort discovery (including in interrogatory answers and depositions): (b) if not already included in (a), the number of Trusts where the Claimant has filed or expresses an intention to file a claim; and (c) if not already included in (a) or (b), the asbestos defendants in whose bankruptcy proceedings the Claimant cast a ballot, unless the Claimant verifies that he will not file a claim against such defendant’s Trust. The Trustee’s determination of the amount to be offered to the holder of an Extraordinary Claim shall be final and not reviewable in either arbitration or court.

APPENDIX III: FORM OF SETTLEMENT RELEASE

GARLOCK SETTLEMENT FACILITY
RELEASE AND INDEMNITY AGREEMENT

NOTICE: THIS IS A BINDING DOCUMENT THAT AFFECTS YOUR LEGAL RIGHTS. PLEASE CONSULT YOUR ATTORNEY IN CONNECTION WITH EXECUTING THIS DOCUMENT. IF YOU DO NOT PRESENTLY HAVE AN ATTORNEY, YOU MAY WISH TO CONSIDER CONSULTING ONE.

WHEREAS, the undersigned, who is either the “Injured Party,” or the/an “Official Representative”5 (either being referred to herein as the “Claimant”), has filed a claim (the “Claim”) with the Garlock Settlement Facility (the “Settlement Facility”) pursuant to the Settlement Facility Claims Resolution Procedures (the “CRP”) established in In re Garlock Sealing Technologies, LLC, Case No. 10-BK-31607 (Bankr. W.D.N.C.) and In re Coltec Industries Inc., Case No. 16-BK-______ (Bankr. W.D.N.C) and such Claimant asserts a GST Asbestos Claim and/or a Coltec Asbestos Claim (collectively, “Asbestos Claim”) (all capitalized terms not defined herein shall have the respective meanings ascribed to them either in the CRP or in the [PLANS] (the “Plans”) confirmed by the United States Bankruptcy Court for the Western District of North Carolina and the United States District Court for the Western District of North Carolina on [DATE], Case Nos. 10-BK-31607 and 16-BK-_____ (lead cases)), and

WHEREAS, the Claimant has agreed to settle and compromise the Injured Party’s Claim, for and in consideration of the allowance of the Claim by the Settlement Facility and its payment pursuant to the CRP in accordance with the terms set forth therein and herein;

NOW, THEREFORE, the Claimant hereby agrees as follows:

1.On behalf of the Injured Party, the Injured Party’s estate, the Injured Party’s heirs and/or anyone else claiming rights through the Injured Party, now and in the future, the Claimant hereby fully and finally RELEASES, ACQUITS and FOREVER DISCHARGES (a) the Settlement Facility, the Debtors, the Reorganized Debtors, the CAC, the FCR and their respective settlors, trustors, trustees, directors, officers, agents, consultants, financial advisors, servants, employees, attorneys, heirs and executors and (b) the other Asbestos Protected Persons (collectively the “Releasees”), except as expressly provided in paragraphs 2 and 5 herein.

2.Notwithstanding the paragraph immediately above or anything to the contrary contained herein, if the Claim involves a non-malignant asbestos-related disease, the Injured Party may file a new Asbestos Claim against the Settlement Facility for a malignant disease that is diagnosed after the date of the Claimant's original submission of a proof of claim form to the Settlement Facility with respect to the Claim.

___________
5 The “Official Representative” is the/a person who under applicable state law or legal documentation has the authority to represent the Injured Party, the Injured Party’s estate or the Injured Party’s heirs.

3.The Claimant expressly covenants and agrees forever to refrain from bringing any suit or proceeding at law or in equity, against the Releasees with respect to any Claim released herein.

4.Except as expressly provided herein, the Claimant intends this Release and Indemnity Agreement to be as broad and comprehensive as possible so that the Releasees shall never be liable, directly or indirectly, to the Injured Party or the Injured Party’s heirs, legal representatives, successors or assigns, or any other entity claiming by, through, under or on behalf of the Injured Party, for or on account of any Asbestos Claim, whether the same is now known or unknown or may now be latent or may in the future appear to develop, including all spousal or dependants’ claims for the Injured Party’s injuries. If the Claimant is an Official Representative, the Claimant represents and warrants that the Claimant has all requisite legal authority to act for, bind, release claims of and accept payment on behalf of the Injured Party and all heirs of the Injured Party on account of any Asbestos Claim against the Releasees and hereby agrees to indemnify and hold harmless, to the extent of payment hereunder, excluding attorney’s fees and costs, the Releasees from any loss, cost, damage or expense arising out of or in connection with the rightful claim of any other entity to payments with respect to the Injured Party’s Asbestos Claim.

5.This Release and Indemnity Agreement is not intended to bar any cause of action, right, lien or claim which the Claimant may have against any alleged tortfeasor or other person or entity not included in the definition of Releasees. The Claimant hereby expressly reserves all his or her rights against such persons or entities. This Release and Indemnity Agreement is not intended to release or discharge any Asbestos Claim or potential Asbestos Claim that the Injured Party’s heirs (if any), spouse (if any), the Official Representative (if any) or the Official Representative’s heirs (if any) (other than the Injured Party) may have as a result of their own exposure to asbestos or asbestos-containing products.

6.The Claimant represents and warrants that all valid liens and reimbursement claims relating to benefits paid to or on account of the Injured Party in connection with, or relating to, the Asbestos Claim, have been resolved or will be resolved from the proceeds of the settlement payment to the Claimant under this Release or otherwise. It is further agreed and understood that no Releasee shall have any liability to the Claimant or any other person or entity in connection with such liens or reimbursement claims and that the Claimant will hold the Releasees harmless from any and all such alleged liability to the extent of payment hereunder, excluding attorney’s fees and costs. In addition, the Claimant will hold the Releasees harmless, to the extent of payment hereunder, excluding attorney’s fees and costs, from any and all liability arising from subrogation, indemnity or contribution claims related to the Asbestos Claim released herein.

7.It is further agreed and understood that if the Claimant has filed a civil action against the Settlement Facility, the Claimant shall dismiss such civil action and obtain the entry of an Order of Dismissal with Prejudice with respect to any Asbestos Claim released herein no later than 30 days after the date hereof.

8.The Claimant understands that the Asbestos Claim released herein has been allowed by the Settlement Facility, and a liquidated value of $xxxxxx has been established for such Claim.

9.In the event of a verdict against others, any judgment entered on the verdict that takes into account the status of the Settlement Facility as a joint tortfeasor legally responsible for the Injured Party’s injuries shall be reduced by no more than the total and actual amount paid as consideration for this Release or such lesser amount as allowed by law.

10.The Claimant understands, represents and warrants this Release and Indemnity Agreement to be a compromise of a disputed claim and not an admission of liability by, or on the part of, the Releasees. Neither this Release and Indemnity Agreement, the compromise and settlement evidenced hereby, nor any evidence relating thereto, will ever be admissible as evidence against the Settlement Facility in any suit, claim or proceeding of any nature except to enforce this Release and Indemnity Agreement. However, this Release and Indemnity Agreement is and may be asserted by the Releasees as an absolute and final bar to any claim or proceeding now pending or hereafter brought by or on behalf of the Injured Party with respect to the Asbestos Claim released herein, except as expressly provided herein.

11.The Claimant (1) represents that no judgment debtor has satisfied, in full or in part, the Settlement Facility’s liability with respect to the Injured Party’s Asbestos Claim as the result of a judgment entered in the tort system and (2) upon information and belief, represents that the Claimant has not entered into a release (other than this Release and Indemnity Agreement) that discharges or releases the Settlement Facility’s liability to the Claimant with respect to the Injured Party’s Asbestos Claim.

12.The Claimant represents that he or she understands that this Release and Indemnity Agreement constitutes a final and complete release of the Releasees with respect to the Injured Party’s Asbestos Claim, except as expressly provided in paragraphs 2 and 5 herein. The Claimant has relied solely upon his or her own knowledge and information, and the advice of his or her attorneys (if any), as to the nature, extent and duration of the Injured Party’s injuries, damages, and legal rights, as well as the alleged liability of the Settlement Facility and the legal consequences of this Release and Indemnity Agreement, and not on any statement or representation made by or on behalf of the Settlement Facility.

13.This Release and Indemnity Agreement contains the entire agreement between the Claimant and the Releasees and supersedes all prior or contemporaneous, oral or written agreements or understandings relating to the subject matter hereof, including, without limitation, any prior agreements or understandings with respect to the liquidation of the Claim.

14.This Release and Indemnity Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and shall be binding on the Injured Party and his or her heirs, legal representatives, successors and assigns.

15.To the extent applicable, the Claimant hereby waives all rights under Section 1542 of the California Civil Code, and any similar laws of any other state. California Civil Code Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Claimant understands and acknowledges that because of the Claimant’s waiver of Section 1542 of the California Civil Code, even if the Injured Party should eventually suffer additional damages, the Injured Party will not be able to make any claim against the Releasees for those damages, except as expressly provided in paragraphs 2 and 5 herein. The Claimant acknowledges that he or she intends these consequences.

16.If the Claimant’s counsel directed the [NAME OF CLAIMS PROCESSING FACILITY] (the “Claims Processor”) to transmit to the Settlement Facility any information from the Claims Processor for purposes of settling the Claim, the Claimant acknowledges that the Claimant consented to the disclosure, transfer and/or exchange of information related to the Claim (including medical information) between the Settlement Facility and the Claims Processor in connection with the [NAME OF CLAIMS PROCESSING FACILITY]’s processing of the Claim.

17.The Claimant authorizes payment pursuant to Paragraph 8 to the Claimant or the Claimant’s counsel, as trustee for the Claimant.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Medicare Secondary Payer Certification

The Claimant hereby represents and certifies to the Settlement Facility that, in respect of the Claim, the Claimant has paid or will provide for the payment and/or resolution of any obligations owing or potentially owing under 42 U.S.C. § 1395y(b), or any related rules, regulations, or guidance, in connection with or relating to the Asbestos Claim.

Certification

I state that I have carefully read the foregoing Release and Indemnity Agreement and know the contents thereof, and I sign the same as my own free act. I additionally certify, under penalty of perjury, that the information that has been provided to support the Claim is true according to my knowledge, information and belief and further that I have the authority as the Claimant to sign this Release and Indemnity Agreement.

I am: _____ the Injured Party
____ the Official Representative of the Injured Party, the Injured Party’s Estate or the Injured Party’s Heirs

EXECUTED this day of , 20 ________________________________________ Signature of the Claimant

Name of the Claimant:

CLAIMANT SSN: ***-**-

Name of the Injured Party if different from the Claimant:

INJURED PARTY SSN: ***-**-

[If Claimant is not executing this Release and Indemnity Agreement electronically using the electronic signature process, the Claimant's signature must be authenticated by the signatures of two persons unrelated to the Claimant who witnessed the signing of this Release and Indemnity Agreement or by a notary public.]

SWORN to and subscribed before me this _____ day of _____________, 20__

___________________________________
Notary Public
My Commission Expires: ____________

[OR]

Signatures of two persons unrelated to the Claimant by blood or marriage who witnessed the signing of this Release and Indemnity Agreement

Witness Signature	Witness Signature

APPENDIX IV: OCCUPATION CLASSIFICATION
INTO CONTACT GROUPS

Contact Groups

Code	Occupation	Original PIQ Code	Contact Group
G-1	GASKET CUTTER (SECONDARY MANUFACTURING ONLY)	NA	1
G-2	INDUSTRIAL PLUMBER	O-43	1
G-3	MARITIME MACHINERY REPAIRMAN	N-13	1
G-4	MARITIME MACHINIST’S MATE	N-12	1
G-5A	MILLWRIGHT (CHEMICAL, MARITIME, MILITARY, PETROCHEMICAL, SHIPYARD CONSTRUCTION/REPAIR, TEXTILE, AND UTILITIES INDUSTRIES)	O-37	1
G-6	PIPEFITTER	O-41	1
G-7	STEAMFITTER	O-55	1
N-1	U.S. NAVY MACHINERY REPAIRMAN	N-13	1
N-2	U.S. NAVY MACHINIST’S MATE	N-12	1
N-3	U.S. NAVY PIPEFITTER	N-16	1
G-8	BOILER TECHNICIAN / REPAIRMAN / BOILERMAKER	O-09; O-10; O-11	2
G-9A	FIREMAN (CHEMICAL, MARITIME, MILITARY, PETROCHEMICAL, SHIPYARD CONSTRUCTION/REPAIR, UTILITIES INDUSTRIES)	O-25	2
G-10A	MACHINIST (MARITIME, MILITARY, SHIPYARD CONSTRUCTION/REPAIR, UTILITIES INDUSTRIES)	O-36	2
G-11	MARITIME ENGINEMAN, OILER, WIPER	N-5	2
G-5B	MILLWRIGHT (OTHER INDUSTRIES)	O-37	2
G-12	REFINERY WORKER (CHEMICAL, LONGSHORE, AND PETROCHEMICAL INDUSTRIES)	O-47	2
G-13	SHIPFITTER / SHIPWRIGHT / SHIP BUILDER (CONSTRUCTION TRADES, MARITIME, MILITARY, AND SHIPYARD CONSTRUCTION/REPAIR INDUSTRIES)	O-53	2
N-4	U.S. NAVY BOILER TECHNICIAN, BOILER MAKER	N-1; N-2	2
N-5	U.S. NAVY ENGINEMAN, OILER, WIPER	N-5	2

Code	Occupation	Original PIQ Code	Contact Group
N-6	U.S. NAVY FIREMAN	N-6	2
G-14	AIR CONDITIONING AND HEATING INSTALLER / MAINTENANCE	O-02	3
G-15	ASSEMBLY LINE / FACTORY / PLANT WORKER	O-07	3
G-16	BUILDING MAINTENANCE / SUPERINTENDENT (INDUSTRIAL)	O-12	3
G-17	BURNER OPERATOR	O-15	3
G-18	CONSTRUCTION (COMMERCIAL OR INDUSTRIAL)	O-19	3
G-19	CUSTODIAN / JANITOR (INDUSTRIAL ENVIRONMENT)	O-21	3
G-20	ELECTRICIAN	O-22	3
G-21A	ENGINEER (CHEMICAL, CONSTRUCTION TRADES, IRON/STEEL, MILITARY, PETROCHEMICAL, SHIPYARD CONSTRUCTION/REPAIR, UTILITIES INDUSTRIES)	O-23	3
G-9B	FIREMAN (OTHER INDUSTRIES)	O-25	3
G-22A	FURNACE WORKER / REPAIRMAN / INSTALLER (CHEMICAL, CONSTRUCTION TRADES, IRON/STEEL, MARITIME, MILITARY, PETROCHEMICAL, SHIPYARD CONSTRUCTION/REPAIR, UTILITIES INDUSTRIES)	O-28	3
G-23	LABORER	O-34	3
G-10B	MACHINIST (OTHER INDUSTRIES)	O-36	3
G-24	NAVY / MARITIME (OTHER SHIPBOARD)	NA	3
G-25	POWER PLANT OPERATOR	O-44	3
G-26	RAILROAD WORKER (RAILROAD INDUSTRY)	O-46	3
G-27	RUBBER / TIRE WORKER (TIRE/RUBBER INDUSTRY)	O-50	3
G-28	SEAMAN	O-49	3
G-29A	SHEET METAL WORKER / SHEET METAL MECHANIC (CHEMICAL, CONSTRUCTION TRADES, IRON/STEEL, MARITIME, MILITARY, SHIPYARD CONSTRUCTION/REPAIR, UTILITIES INDUSTRIES)	O-52	3
G-30	SHIPYARD WORKER (MAINLAND REPAIR, MAINTENANCE)	O-54	3

Code	Occupation	Original PIQ Code	Contact Group
G-31	STEELWORKER (CONSTRUCTION TRADES AND IRON/STEEL INDUSTRIES)	O-56	3
N-7	U.S. NAVY DAMAGE CONTROLMAN	N-3	3
N-8	U.S. NAVY ELECTRICIAN’S MATE	N-4	3
N-9	U.S. NAVY GAS TURBINE SYSTEM TECHNICIAN	N-7	3
N-10	U.S. NAVY INSTRUMENTMAN	N-10	3
G-32	WELDER	O-58	3
G-33	ASBESTOS SPRAYER / SPRAY GUN MECHANIC	O-06	4
G-34	BRICK MASON / LAYER / HOD CARRIER	O-14	4
G-35	CARPENTER	O-16	4
G-36	CLERICAL / OFFICE WORKER	O-18	4
G-37A	CUSTODIAN / JANITOR IN OFFICE / RESIDENTIAL BUILDING (CONSTRUCTION TRADES)	O-20	4
G-21B	ENGINEER (OTHER INDUSTRIES)	O-23	4
G-38	FIREFIGHTER	O-24	4
G-39	FOUNDRY WORKER	O-27	4
G-22B	FURNACE WORKER / REPAIRMAN / INSTALLER (OTHER INDUSTRIES)	O-28	4
G-40	GLASS WORKER	O-29	4
G-41	HEAVY EQUIPMENT OPERATOR (INDUSTRIAL ENVIRONMENT)	O-30	4
G-42	INSULATOR	O-31	4
G-43	IRON WORKER	O-32	4
G-44	JOINER (CONSTRUCTION TRADES, MARITIME, MILITARY, AND SHIPYARD CONSTRUCTION/REPAIR INDUSTRIES)	O-33	4
G-45	LONGSHOREMAN, RIGGER, STEVEDORE (LONGSHORE, MARITIME, PETROCHEMICAL, AND SHIPYARD CONSTRUCTION/REPAIR INDUSTRIES)	O-35, O-49	4
G-46	MIXER / BAGGER	O-38	4
G-47	PAINTER (COMMERCIAL/INDUSTRIAL ENVIRONMENT)	O-40	4
G-48	PLASTERER	O-42	4
G-49	SANDBLASTER	O-51	4

Code	Occupation	Original PIQ Code	Contact Group
G-29B	SHEET METAL WORKER / SHEET METAL MECHANIC (OTHER INDUSTRIES)	O-52	4
G-50	WAREHOUSE WORKER (INDUSTRIAL ENVIRONMENT)	O-57	4
G-51	ASBESTOS MINER	O-03	5
G-52	ASBESTOS PLANT / ASBESTOS MANUFACTURING WORKER	O-04	5
G-53	ASBESTOS REMOVAL / ABATEMENT	O-05	5
G-54	AUTO MECHANIC / BRAKE REPAIRMAN, INSTALLER	O-08	5
G-55	BRAKE MANUFACTURER / INSTALLER	O-13	5
G-56	CHIPPER / GRINDER	O-17	5
G-37B	CUSTODIAN / JANITOR IN OFFICE / RESIDENTIAL BUILDING (OTHER INDUSTRIES)	O-20	5
G-57	FLOORING INSTALLER / TILE INSTALLER / TILE MECHANIC	O-26	5
G-58	NON-ASBESTOS MINER	O-39	5
G-59	NON-OCCUPATIONAL / RESIDENTIAL / DO-IT-YOURSELF (DIY)[6]	O-01	5
G-60	PROFESSIONAL (INDUSTRIAL ENVIRONMENT)	O-45	5
G-61	OTHER	NA	5

_____________
6 Unless otherwise indicated, any occupation in a residential/do-it-yourself or non-industrial environment will be classified in this group.

APPENDIX V: AUTHORIZATION FOR SETTLEMENT FACILITY TO OBTAIN TRUST RECORDS

AUTHORIZATION FOR RELEASE OF RECORDS OF BANKRUPTCY
TRUSTS AND CLAIMS RESOLUTION FACILITIES
TO WHOM IT MAY CONCERN:
The Claimant named below hereby authorizes each Trust and Claim Resolution Facility listed in the attachment hereto to provide directly to the GST Settlement Facility (“Settlement Facility”), or any of its representatives, all submissions made by Claimant and (if different from the Claimant) the party whose injury forms the basis of the claim (the “Injured Party”) to the Trust, including claim forms, any attachments to claim forms, and any amended or supplemental claim forms. Claimant expressly acknowledges that the Trust or Claim Resolution Facility may provide such documents directly to the Settlement Facility and need not obtain any further authorization from the Claimant or his/her representatives.
A copy of this Authorization shall be as valid as the original. This Authorization contains no expiration date and may be exercised by the Settlement Facility at any time. If Claimant’s representative has signed this Authorization, a notarized power of attorney is attached.

Name of Claimant:______________________________________
Social Security No.:_____________________________________
Date of Birth:__________________________________________

Name of Injured Party (if different from Claimant):________________________________
Social Security No.:______________________________________
Date of Birth:___________________________________________

Name of representative for Claimant or Injured Party:______________________________

Signing party:_________________________________________________________
Signature:____________________________________________________________
Date:________________________________________________

Notarized:

Attachment: List of Trusts and Claim Resolution Facilities

List of Trusts and Claim Resolution Facilities

A&I Corp. Asbestos Bodily Injury Trust	Forty-Eight Insulations Qualified Settlement Trust	Raytech Corp. Asbestos Personal Injury Settlement Trust
A-Best Asbestos Settlement Trust	Fuller-Austin Asbestos Settlement Trust	Rock Wool Mfg Company Asbestos Trust
AC&S Asbestos Settlement Trust	G-I Asbestos Settlement Trust	Rutland Fire Clay Company Asbestos Trust
Amatex Asbestos Disease Trust Fund	H.K. Porter Asbestos Trust	Shook & Fletcher Asbestos Settlement Trust
APG Asbestos Trust	Hercules Chemical Company, Inc. Asbestos Trust	Skinner Engine Co. Asbestos Trust
API, Inc. Asbestos Settlement Trust	J.T. Thorpe Settlement Trust	Stone and Webster Asbestos Trust
Armstrong World Industries Asbestos Personal Injury Settlement Trust	JT Thorpe Company Successor Trust	Swan Asbestos and Silica Settlement Trust
ARTRA 524(g) Asbestos Trust	Kaiser Asbestos Personal Injury Trust	T H Agriculture & Nutrition, LLC Industries Asbestos Personal Injury Trust
ASARCO LLC Asbestos Personal Injury Settlement Trust	Keene Creditors Trust	Thorpe Insulation Company Asbestos Personal Injury Settlement Trust
Babcock & Wilcox Company Asbestos Personal Injury Settlement Trust	Lummus 524(g) Asbestos PI Trust	United States Gypsum Asbestos Personal Injury Settlement Trust
Bartells Asbestos Settlement Trust	Lykes Tort Claims Trust	United States Lines, Inc. and United States Lines (S.A.) Inc. Reorganization Trust
Brauer 524(g) Asbestos Trust	M.H. Detrick Company Asbestos Trust	United States Mineral Products Company Asbestos Personal Injury Settlement Trust
Burns and Roe Asbestos Personal Injury Settlement Trust	Manville Personal Injury Settlement Trust	UNR Asbestos-Disease Claims Trust
C.E. Thurston & Sons Asbestos Trust	Muralo Trust	Utex Industries, Inc. Successor Trust

Celotex Asbestos Settlement Trust	NGC Bodily Injury Trust	Wallace & Gale Company Asbestos Settlement Trust
Combustion Engineering 524(g) Asbestos PI Trust	Owens Corning Fibreboard Asbestos Personal Injury Trust (OC Sub-Fund)	Western MacArthur-Western Asbestos Trust
Congoleum Plan Trust	Owens Corning Fibreboard Asbestos Personal Injury Trust (FB Sub-Fund)	W.R. Grace Trust
DII Industries, LLC Asbestos PI Trust	PLI Disbursement Trust	Pittsburgh Corning Trust
Eagle-Picher Industries Personal Injury Settlement Trust	Plibrico Asbestos Trust
Federal Mogul U.S. Asbestos Personal Injury Trust	Porter Hayden Bodily Injury Trust

APPENDIX VI: SETTLED GST ASBESTOS CLAIMS

[TO BE PROVIDED]

APPENDIX VII: PRE-PETITION JUDGMENT GST ASBESTOS CLAIMS

Claimant Name	Jurisdiction	Claim Amount Asserted	Judgment Date
Torres, Dora	Cameron County, TX	$675,000 (plus interest)	March 22, 2010
Morales, Angelica Torres*	Cameron County, TX	$675,000 (plus interest)	March 22, 2010

_________________
* Debtors believe claimant is asserting claim as the personal representative of the estate of Oscar Torres.

Attachment D

UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
Charlotte Division

:
In re:	:	Case No. 10-31607
:
GARLOCK SEALING	:	Chapter 11
TECHNOLOGIES LLC, et al.,	:
:
Debtors,	:	Jointly Administered
:
COLTEC INDUSTRIES INC,	:	Case No. 16-_____
:
Debtor.[1]	:
	:	Jointly Administered

COOPERATION AGREEMENT
EXHIBIT [___]

_________________
1 The Debtors are Garlock Sealing Technologies LLC (“GST”), Garrison Litigation Management Group, Ltd. (“GLM”), The Anchor Packing Company, and Coltec Industries Inc (“Coltec”).

GST SETTLEMENT FACILITY
____________, 2016

GARLOCK SEALING
TECHNOLOGIES LLC
Attn:
GARRISON LITIGATION
MANAGEMENT GROUP, LTD.
Attn:

COLTEC INDUSTRIES INC
Attn:

Re:	Cooperation Agreement Between the GST Settlement Facility (the “Settlement Facility”) and the Reorganized Debtors
Dear __________ and ____________:
Pursuant to the [NAMES OF PLANS], as they may be amended or modified (the “Plans”), this letter sets forth the agreement between the Settlement Facility and the Reorganized Debtors regarding the Settlement Facility’s taking possession of certain Documents (as defined herein) pertaining to Asbestos Claims and the Reorganized Debtors’ obligations to assist the Settlement Facility in the processing, resolution, and defense of Asbestos Claims (the “Cooperation Agreement”).2
1.Capitalized terms not otherwise defined herein have the meanings defined in the Plans [N.B., the parties will need to cross-check this agreement against the Plans to make sure all capitalized terms have been defined]. As used in this Cooperation Agreement, the term “Document” means any written record or electronically-stored information, including any writings, notes, memoranda, drawings, graphs, charts, photographs, sound recordings, images, indexes and other data, data compilations, or databases.
___________________
2 All capitalized terms not otherwise defined herein have the meanings defined in the Plans. As used in this Cooperation Agreement, the terms “Debtors” refers to the debtors and debtors-in-possession in the jointly-administered bankruptcy cases styled In re Garlock Sealing Technologies, LLC, et al., Case No. 10-31607 (Bankr. W.D.N.C.) and In re Coltec Industries Inc., Case No. 16-___ (Bankr. W.D.N.C.), together with all of their predecessors-in-interest. “Reorganized Debtors” are the Reorganized Debtors identified in the Plans or their successors. “GST Asbestos Claims” and “Coltec Asbestos Claims” refer to certain claims against the Debtors as defined in the Plans. “Asbestos Claims” means GST Asbestos Claims and Coltec Asbestos Claims.

2.    Under the procedures set forth in this Cooperation Agreement, the Reorganized Debtors shall provide, or cause to be provided, to the Settlement Facility, the Documents described below. The Reorganized Debtors acknowledge that they have succeeded to possession, custody, or control of the Documents they are agreeing to provide pursuant to this Cooperation Agreement and which were maintained by Debtors before and during the Chapter 11 Cases.
3.    The Reorganized Debtors shall provide, or cause to be provided to, the Settlement Facility the following:

(a)
A Microsoft-Access or other usable format copy of the claim database (“FADA”) regarding information concerning Asbestos Claims except fields providing information related to Debtors’ defense counsel and other fields not pertinent to the processing or resolution of Asbestos Claims. Reorganized Debtors shall provide the Settlement Facility a list and description of any withheld fields.

(b)
The following non-privileged documents maintained by GLM at GLM’s offices or at offsite storage sites related to Asbestos Claims: (i) non-privileged documents relating to GST Products or Coltec Products including standard discovery responses, product lists, technical specifications, material data sheets, test results, catalogs, advertisements, marketing materials, sales records, invoices, and shipping records; (ii) a copy of documents the production of which was overseen by GLM and which related specifically to GST Products or Coltec Products in litigation prior to the Petition Date; and (iii) deposition transcripts of fact and expert witnesses related to the litigation of Asbestos Claims; and (iv) evidentiary exhibits offered at hearing or trial of Asbestos Claims. The Reorganized Debtors represent that GLM did not maintain, develop, or utilize a comprehensive list of locations or job sites at which the presence of GST Products or Coltec Products has been alleged or established. The Reorganized Debtors further represent that, except for certain records related to settlements and audit materials, GLM had no policy or practice of directing outside counsel to store and maintain specific categories of documents related to Asbestos Claims.

(c)
A list of all unpaid Settled GST Asbestos Claims and Pre-Petition Judgment GST Asbestos Claims as to which all conditions to payment under the applicable settlement agreement, jury verdict or judgment have been satisfied. The Reorganized Debtors represent that there are no Settled Coltec Asbestos Claims and no Coltec Pre-Petition Judgment Asbestos Claims.

(d)	Documents and information submitted by Asbestos Claimants asserting a Settled GST Asbestos Claim in connection with the Settled GST Asbestos Claim Bar Date.

(e)
Non-privileged documents and information relating to the potential resolution or settlement of any asserted Settled GST Asbestos Claim, including but not limited to communications between Debtors or their representatives and claimants or their representatives regarding such claims, including both prepetition and post-petition documents.

(f)
A copy of any supersedeas bond or similar assurance of payment posted and still in effect with respect to any judgment entered against any of the Debtors on a GST Asbestos Claim as well as a copy of court filings and briefs pertaining to appeals pending as of the Petition Date with respect to any such claims.

(g)
A copy, in a format accessible to the Settlement Facility and including imaged copies of documents (if applicable), of: (i) the database of Asbestos Claim ballots and Asbestos Claim proofs of claim submitted in the Chapter 11 Cases and maintained by Rust/Omni; (ii) a copy of the database that contains the mesothelioma personal injury questionnaires; and (iii) a copy of discoverable reliance materials utilized in the formulation of the Plans or produced in connection with expert testimony offered at the confirmation hearing for the Plans.

(h)
A copy of Documents produced by the Debtors in connection with the estimation of mesothelioma claims during the Chapter 11 Cases and of Documents produced by Debtors in connection with litigation concerning the Second Amended Plan of Reorganization submitted in Case No. 10-31607; including, without limitation, produced reliance materials and reports related to the testimony of Debtors’ claims-related experts concerning the estimation of mesothelioma claims.

(i)
With respect to Documents described in this Paragraph 3 which are in paper form, the Reorganized Debtors shall provide the materials in the manner in which the Reorganized Debtors generally retain their business records in the ordinary course of their business at a time that is reasonably acceptable to the Trustee and the Reorganized Debtors. With respect to Documents described in this Paragraph 3 kept in electronic format, the Reorganized Debtors shall provide the information on compact disc or other electronic media as reasonably requested by the Trustee. Any Document described in this Paragraph 3 that consists of a database or data compilation in electronic or digital form shall be produced in computer-readable format and shall include any existing descriptions of data tables and fields used in the database or compilation. The Reorganized Debtors shall also provide the Settlement Facility with a copy of any existing electronic and paper index that identifies or describes the contents of any disc, database, or box of Documents described in this Paragraph 3.

4.    Debtors maintain releases given by Asbestos Claimants in varying locations: at GLM’s offices, off-site storage maintained by GLM, and in the files of local and regional counsel who represented Debtors. At the Trustee’s request, Reorganized Debtors shall collect and provide such releases in their possession, contact outside counsel, retrieve a copy of such releases and assist the Trustee in compiling a database of these releases (if desired by the Trustee).
5.    Some unindexed materials, including but not limited to exposure affidavits and other documents of GST Products and Coltec Products provided by Asbestos Claimants, are maintained by GLM at GLM’s offices or at offsite storage sites. At the Trustee’s request, and with appropriate agreements or procedures to preserve such claims of privilege as the Reorganized Debtors wish to assert, Reorganized Debtors shall make available these materials for inspection and copying or collection by the Trustee.
6.    Reorganized Debtors shall, within five (5) days from the effective date of this Cooperation Agreement, or as soon thereafter as practicable, provide to the Settlement Facility a copy of FADA. Otherwise, all Documents described in paragraph 3 shall be delivered to the Settlement Facility by [______,] or, upon reasonable notice, on an earlier date if specified by the Settlement Facility. [This Paragraph complies with and fulfills the requirement in Section [__________] of the Plan that the Settlement Facility issue written instructions for the transfer and assignment of books and records.] By [ ] the Reorganized Debtors shall provide the Settlement Facility with a written certification that they have complied fully with the obligations set forth in paragraph 3, or, if unable to so comply, shall provide a written explanation of reasons (“Initial Certification”).
7.    The Reorganized Debtors shall provide direct assistance prior to the Effective Date of the Plans and for a period of [________] after the Effective Date of the Plan for the specific purpose of assisting the Settlement Facility in the provision of Documents for the Settlement Facility’s use, compiling and providing releases to the Trustee if so requested, and otherwise assisting the Settlement Facility in the processing, resolution, and defense of Asbestos Claims. Debtors shall use their best efforts to enter consulting agreements with [________________] in order to make their services available to assist the Settlement Facility for a period of [____________] for the purpose of (a) identifying facts related to specific Asbestos Claims for which the Settlement Facility is responsible, (b) utilizing their knowledge and familiarity with the Documents to more effectively and/or more efficiently process, resolve, or defend Asbestos Claims, and (c) authenticating or proving the chain of custody of Documents for admissibility purposes in court or other proceedings. Reorganized Debtors will provide other information, documents or assistance as the Trustee might reasonably request on terms to be agreed between the Reorganized Debtors and the Settlement Facility.
8.    Subject to the limitations set forth in Paragraph 12, the Settlement Facility shall reimburse the Reorganized Debtors for all expenses related to the retention, storage, and provision of Documents required by the Cooperation Agreement and for such further expenses as may be agreed to by the Trustee pursuant to Paragraphs 4, 5, 7, 10, 11, and 12 or otherwise. The Settlement Facility shall not be obligated to reimburse general costs for personnel, facility leases, utilities, or other overhead of any Reorganized Debtors or affiliates unless such costs represent a reasonable allocation of expenses actually incurred by the Reorganized Debtors to comply with this Cooperation Agreement. Costs incurred by the Reorganized Debtors’ outside counsel for the retention of documents shall be subject to reimbursement by the Settlement Facility only after the conclusion of the one-year retention period specified in paragraph 10 and then only by agreement with the Trustee pursuant to paragraph 12. On request by the Trustee, the Reorganized Debtors shall provide estimates of the amount and nature of costs for which Reorganized Debtors anticipate seeking reimbursement.
9.    Nothing herein shall be interpreted as requiring the Reorganized Debtors to create any new Documents or to update or revise any of the information described herein. Further, the Settlement Facility shall be solely responsible for acquiring any necessary licenses, and paying all associated fees, in connection with the Settlement Facility’s use of any electronic database or documents provided hereunder.
10.    Debtors and Reorganized Debtors shall retain all documents related to the processing, resolution, and defense of Asbestos Claims for a period of no less than three (3) years from the date of the Initial Certification. Reorganized Debtors will likewise request that outside counsel who represented Debtors or Reorganized Debtors retain all documents related to the processing, resolution, and defense of Asbestos Claims for a period of no less than one (1) year from the date of the Initial Certification. The costs incurred for such retention shall be reimbursed by the Settlement Facility subject to the limitations in paragraph 8.
11.    Documents related to the processing, resolution, and defense of Asbestos Claims not already provided or made available to the Settlement Facility under this Cooperation Agreement may be disposed of before three (3) years (for Debtors and Reorganized Debtors) or one (1) year (for outside counsel) from the date of the Initial Certification only if, (i) a detailed description of such documents is made available to the Trustee, or (ii) such documents are made available for inspection, and the Trustee is given no less than six months to decide whether to request such documents. Within this six month period the Settlement Facility shall have the opportunity to negotiate terms under which the Reorganized Debtors or outside counsel may provide any further documents and at the Settlement Facility’s expense. With respect to any documents for which the Settlement Facility is obligated to reimburse storage costs, the Trustee may request a detailed description or, for documents maintained by GLM at GLM’s offices or at offsite storage sites related to Asbestos Claims, inspection of such documents. Upon review of the descriptions or inspection of the documents, the Trustee may advise the Reorganized Debtors that the Settlement Facility has no need of the documents and Reorganized Debtors need not retain them. In such a case, the obligation of the Settlement Facility to pay the cost of retaining such documents shall thereafter cease. Should the Reorganized Debtors not provide a description or allow inspection as described above, the retention obligation set forth in paragraph 10 shall remain but the Settlement Facility is relieved of any obligation to reimburse Reorganized Debtors for the cost of retaining such documents.
12.    Unless otherwise agreed by the Reorganized Debtors and the Settlement Facility, after three (3) years (for Debtor or Reorganized Debtor documents) and one (1) year (for outside counsel documents) from the date of the Initial Certification, this agreement shall not impose any obligation to preserve or maintain documents related to the processing, resolution, and defense of Asbestos Claims, nor shall it obligate the Settlement Facility to reimburse such costs.
13.    The Settlement Facility shall use the Documents and information provided under this Cooperation Agreement only for purposes of (a) its processing, resolution, and defense of Asbestos Claims under the Plans; (b) satisfaction by the Settlement Facility of obligations, if any, to produce files, information, and documents to any insurer at the Reorganized Debtors’ request; or (c) satisfaction by the Settlement Facility of obligations, if any, to produce documents to Asbestos Claimants as required by rules of discovery in claims made against the Settlement Facility.
14.    No later than thirty days after the effective date hereof, the Reorganized Debtors and the Trustee shall confer with a view to implementing this Cooperation Agreement in an efficient manner.  For purposes of that conference, the Reorganized Debtors shall provide the Trustee with an estimate of their reasonable costs to be incurred in turning over the Documents and complying with other obligations created by the Cooperation Agreement.
15.    This Cooperation Agreement, including the provision for further negotiation of the provision of documents to the Settlement Facility, shall not be construed as a waiver of any privilege or immunity, nor any requirement to provide the Settlement Facility with any document protected by a privilege or immunity.
16.    Notwithstanding any other provision of this Cooperation Agreement, under no circumstances shall documents provided pursuant to this Cooperation Agreement be used as a basis for or in support of any claim against the Reorganized Debtors or any Asbestos Protected Person.
17.    Neither the Reorganized Debtors nor any of their Representatives shall have any liability to the Settlement Facility or its Representatives arising out of or relating to the use of the Documents or information provided under this Cooperation Agreement or any errors or omissions resulting therefrom, provided however, that this limitation shall not pertain to any breach by the Reorganized Debtors of the duties created by this Cooperation Agreement or any of the Plan Documents.
18.    This Cooperation Agreement is the entire agreement between the Settlement Facility and the Reorganized Debtors with respect to the subject matter hereof, and supersedes all prior representations and agreements between the parties as to such subject matter. Any modification, waiver, or amendment of any provision of this Cooperation Agreement must be in writing and signed on behalf of the Settlement Facility and the Reorganized Debtors, and no waiver of any term or breach of this Cooperation Agreement shall be deemed a waiver of such term for the future or any subsequent or other breach hereof. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege hereunder. This Cooperation Agreement, and the terms hereof, shall be binding upon each of the Reorganized Debtors, the Settlement Facility, and each of their respective successors and assigns. In the event that any of the terms of this Cooperation Agreement conflict with the Plans, the Plans shall control.

19.    This Cooperation Agreement shall be construed in accordance with the laws of the State of North Carolina, without regard to any conflict of law principles.
20.    The following rules of construction shall apply to this Cooperation Agreement:

(a)	the words “include,” “including,” and any variation thereof are not limiting;

(b)	the word “or” is not exclusive;

(c)	the word “and” includes “or”; and

(d)	the plural includes the singular, and vice-versa.
21.    Notices hereunder shall be sent for overnight delivery either by courier or certified mail, return receipt requested, and e-mail addressed to:

(a)	If to the Settlement Facility:
[TO COME]

with copies to the following Representatives:
[TO COME]

(b)	If to the Reorganized Debtors:
[TO COME]

with copies to the following Representatives:
Jonathan C. Krisko, Esq.
Robinson Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, NC 28246
jkrisko@robinsonbradshaw.com

Please acknowledge your agreement to the terms of this Cooperation Agreement by signing in the space provided below, and returning one copy of the signed Cooperation Agreement to the Settlement Facility, whereupon this Cooperation Agreement shall become a binding agreement between the Settlement Facility and the Reorganized Debtors.
Very truly yours,

___________________________________
[NAME OF TRUSTEE]
Trustee

AGREED AND ACCEPTED:
this      day of         , 2016, by:
THE REORGANIZED DEBTORS
GARLOCK SEALING TECHNOLOGIES, LLC on behalf of itself and its subsidiaries and affiliates that are Reorganized Debtors under the Plan

By:_________________________________
Name:
Title:

COLTEC INDUSTRIES INC on behalf of itself and its subsidiaries and affiliates that are Reorganized Debtors under the Plan

By:_________________________________
Name:
Title:

Attachment E

GARLOCK SEALING TECHNOLOGIES
TRUST AND SETTLEMENT FACILITY AGREEMENT

GARLOCK SEALING TECHNOLOGIES
TRUST AND SETTLEMENT FACILITY AGREEMENT

TABLE OF CONTENTS

[To be inserted]

GARLOCK SEALING TECHNOLOGIES
TRUST AND SETTLEMENT FACILITY AGREEMENT

This Garlock Sealing Technologies Trust and Settlement Facility Agreement (this “Settlement Facility Agreement”), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into, pursuant to the [INSERT NAME OF PLANS], dated as of __________ (as they may be amended or supplemented, the “Plans”)1, by Garlock Sealing Technologies LLC, Garrison Litigation Management, Ltd., and Coltec Industries, Inc. (collectively referred to as the “Debtors” or the “Settlors”), the debtors and debtors-in-possession whose chapter 11 cases are jointly administered under Case Nos. 10-BK-31607 and 16-BK-______ in the United States Bankruptcy Court for the Western District of North Carolina2; the Legal Representative for Future Asbestos Claimants (the “Future Claimants’ Representative” or “FCR”); the Official Committee of Asbestos Personal Injury Claimants (the “ACC”); the Trustee; Wilmington Trust Company (the “Delaware Trustee”); and the members of the Claimant Advisory Committee (the “CAC”) identified on the signature page hereof; and
WHEREAS, the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in cases filed in the United States Bankruptcy Court for the Western District of North Carolina, jointly administered and known as In re Garlock Sealing Technologies LLC, et al., Case No. 10-BK-31607 and In re Coltec Industries, Inc., Case No. 16-BK-_____; and
______________
1 All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

2 The debtors and debtors-in-possession in the jointly-administered cases are Coltec Industries, Inc. (Case No. 16-_____, Garlock Sealing Technologies LLC (Case No. 10-31607), Garrison Litigation Management Group, Ltd. (Case No. 10-31608), and The Anchor Packing Company (Case No. 10-31606). This Settlement Facility Agreement, however, does not address or pertain to The Anchor Packing Company.

WHEREAS, the Confirmation Order has been entered by the Bankruptcy Court and affirmed by the District Court; and
WHEREAS, the Plan provides, inter alia, for the creation of the GST Settlement Facility (the “Settlement Facility”); and
WHEREAS, pursuant to the Plan, the Settlement Facility is to use its assets and income to satisfy all GST Asbestos Claims and Coltec Asbestos Claims (“Claims”); and
WHEREAS, it is the intent of the Debtors, the Trustee, the ACC, the CAC, and the FCR that the Settlement Facility be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the Settlement Facility will satisfy all Claims pursuant to the Settlement Facility Claims Resolution Procedures (the “CRP”) that are attached hereto as Exhibit 1 and in strict compliance with the terms of this Settlement Facility Agreement; and
WHEREAS, all rights of the holders of Claims arising under this Settlement Facility Agreement and the CRP shall vest upon the Effective Date; and
WHEREAS, pursuant to the Plan, the Settlement Facility is intended to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code (the “QSF Regulations”); and
WHEREAS, the Bankruptcy Court has determined that the Settlement Facility and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to any and all Claims, and such injunction has been entered in connection with the Confirmation Order;
NOW, THEREFORE, it is hereby agreed as follows:

SECTION I
AGREEMENT OF TRUST
1.1    Creation and Name. The Debtors as Settlors hereby create a trust known as the “GST Settlement Facility,” which is the Settlement Facility provided for and referred to in the Plan. The Trustee of the Settlement Facility may transact the business and affairs of the Settlement Facility in the name of the Settlement Facility, and references herein to the Settlement Facility shall include the Trustee acting on behalf of the Settlement Facility. It is the intention of the parties hereto that the trust created hereby constitute a statutory trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Act”) and that this document, together with the bylaws described herein, constitute the governing instruments of the Settlement Facility. The Trustee and the Delaware Trustee are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State in the form attached hereto as Exhibit 2.
1.2    Purpose. The purpose of the Settlement Facility is to assume all liabilities and responsibility for all Claims, and, among other things to: (a) direct the processing, liquidation and payment of all Claims in accordance with the Plan, the CRP, and the Confirmation Order; (b) preserve, hold, manage, and maximize the assets of the Settlement Facility for use in paying and satisfying Claims; and (c) qualify at all times as a qualified settlement fund. The Settlement Facility is to use its assets and income to pay the holders of all Claims in accordance with this Settlement Facility Agreement and the CRP in such a way that holders of Claims are treated fairly, equitably, and reasonably in light of the finite assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

1.3    Transfer of Assets. Pursuant to, and in accordance with, Sections [4.06, 4.07, 4.08 and 4.09]3 of the Plan, the Settlement Facility has received the Settlement Facility Assets [ADD DEFINITION AND CONCEPT TO PLAN] to fund the Settlement Facility and to settle and channel all Claims to the Settlement Facility. The Settlement Facility Assets and any other assets to be transferred to the Settlement Facility under the Plan will be transferred to the Settlement Facility free and clear of any liens or other claims by the Debtors, Reorganized Debtors, any creditor, interest holder, insurer or other entity except as otherwise provided in the Plan. The Debtors and the Reorganized Debtors shall also execute and deliver such documents to the Settlement Facility as the Trustee may reasonably request to transfer and assign any Settlement Facility Assets to the Settlement Facility.
1.4    Acceptance of Assets and Assumption of Liabilities.
(a)    In furtherance of the purposes of the Settlement Facility, the Settlement Facility hereby expressly accepts the transfer to the Settlement Facility of the Settlement Facility Assets and any other transfers contemplated by the Plan in the time and manner as, and subject to the terms, contemplated in the Plan.

_______________
3 [ALL REFERENCES TO THE PLAN AND CRP NEED TO BE UPDATED WHEN FINAL DOCUMENTS ARE AVAILABLE, AS DO INTERNAL CROSS-REFERENCES.]

(b)In furtherance of the purposes of the Settlement Facility, the Settlement Facility expressly assumes all liabilities and responsibility for all Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. Except as otherwise expressly provided in this Settlement Facility Agreement and the CRP, the Settlement Facility shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that the Debtors or the Reorganized Debtors have or would have had under applicable law. Regardless of the foregoing, however, a claimant must meet otherwise applicable federal, state and foreign statutes of limitations and repose, except as otherwise provided in Section 5.3 of the CRP.
(c)No provision herein or in the CRP shall be construed or implemented in a manner that would cause the Settlement Facility to fail to qualify as a “qualified settlement fund” under the QSF Regulations.
(d)Nothing in this Settlement Facility Agreement shall be construed in any way to limit (i) the scope, enforceability, or effectiveness of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) Asbestos Protected Persons in connection with the Plan or (ii) subject to the provisions of Section 1.4(b) above, the Settlement Facility’s assumption of all liability for Claims.
(e)To the extent that anything in this Settlement Facility Agreement conflicts with the CRP the CRP shall control.

SECTION II
POWERS AND SETTLEMENT FACILITY ADMINISTRATION
2.1    Powers.
(a)    The Trustee is and shall act as a fiduciary to the Settlement Facility in accordance with the provisions of this Settlement Facility Agreement and the Plan. The Trustee shall, at all times, administer the Settlement Facility and the Settlement Facility Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this Settlement Facility Agreement and the CRP, the Trustee shall have the power to take any and all actions that, in the judgment of the Trustee, are necessary or proper to fulfill the purposes of the Settlement Facility, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.
(b)    Except as required by applicable law or otherwise specified herein, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.
(c)    Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustee shall have the power to:
(i)    receive and hold the Settlement Facility Assets and exercise all rights with respect thereto, including the right to vote and sell any securities that are included in the Settlement Facility Assets;
(ii)    invest the monies held from time to time by the Settlement Facility subject to the limitations set forth in Section 3.2 below;

(iii)    sell, transfer, or exchange any or all of the Settlement Facility Assets at such prices and upon such terms as the Trustee may consider proper, consistent with the other terms of this Settlement Facility Agreement;
(iv)    enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Settlement Facility to operate;
(v)    pay liabilities and expenses of the Settlement Facility;
(vi)    establish such funds, reserves, and accounts within the Settlement Facility estate, as the Trustee deems useful in carrying out the purposes of the Settlement Facility;
(vii)    sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;
(viii)    establish, supervise, and administer the Settlement Facility in accordance with this Settlement Facility Agreement and the CRP and the terms thereof;
(ix)    appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, and forecasting, and other consultants and agents as the business of the Settlement Facility requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deems advisable or necessary in order to carry out the terms of this Settlement Facility;
(x)    pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the Settlement Facility in connection with its alternative dispute resolution activities, reasonable compensation;

(xi)    compensate the Trustee, the Delaware Trustee, and the FCR as provided below, and their employees, legal, financial, accounting, investment, and other advisors, consultants, independent contractors, and agents, and reimburse the Trustee, the Delaware Trustee, the CAC members, and the FCR, and their employees, legal, financial, accounting, investment, and other advisors, consultants, independent contractors, and agents, all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;
(xii)    execute and deliver such instruments as the Trustee considers proper in administering the Settlement Facility;
(xiii)    enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the Settlement Facility, provided such arrangements do not conflict with any other provision of this Settlement Facility Agreement;
(xiv)    in accordance with Section 4.6 below, defend, indemnify, and hold harmless (and purchase insurance indemnifying) (A) the Trustee, the Delaware Trustee, the members of the CAC, and the FCR, and (B) the officers and employees of the Settlement Facility, and any agents, advisors, consultants, counsel, and experts of the Settlement Facility, the CAC, or the FCR (the “Additional Indemnitees”), to the fullest extent that a statutory trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and/or insure its directors, Trustee, officers, employees, agents, advisors, and representatives;
(xv)    delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Settlement Facility Assets to any one or more registered institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;
(xvi)    consult with the CAC and the FCR at such times and with respect to such issues relating to the conduct of the Settlement Facility as the Trustee considers desirable and as expressly required herein or by the CRP;
(xvii)    make, pursue (by litigation before any court of competent jurisdiction or otherwise), collect, compromise or settle, in the name of the Settlement Facility, any claim, right, action, or cause of action included in the Settlement Facility Assets;
(xviii)    defend, indemnify, and hold harmless Debtors and other Asbestos Protected Persons pursuant to the provisions of the Plan; and
(xix)    provide data and information relating to insurance matters under the conditions and in the manner set forth in Section 12.2 of the CRP.
(d)    The Trustee shall not have the power to guarantee any debt of other persons.
(e)    The Trustee agrees to take the actions of the Settlement Facility required hereunder.
(f)    The Trustee shall give the CAC and the FCR prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.
2.2    General Administration.
(a)    The Trustee shall act in accordance with the Settlement Facility Agreement. The Trustee shall adopt and act in accordance with Settlement Facility Bylaws. To the extent not inconsistent with the terms of this Settlement Facility Agreement, the Settlement

Facility Bylaws shall govern the affairs of the Settlement Facility. In the event of an inconsistency between the Settlement Facility Bylaws and this Settlement Facility Agreement, this Settlement Facility Agreement shall govern.
(b)    The Trustee shall (i) timely file income tax and other returns and statements and shall timely pay all taxes required to be paid by the Settlement Facility, (ii) comply with all applicable reporting and withholding obligations, (iii) satisfy all requirements necessary to qualify and maintain qualification of the Settlement Facility as a qualified settlement fund within the meaning of the QSF Regulations, and (iv) take no action that could cause the Settlement Facility to fail to qualify as a qualified settlement fund within the meaning of the QSF Regulations.
(c)    The Trustee shall timely account to the Bankruptcy Court as follows:
(i)    The Trustee shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report (the “Annual Report”) containing financial statements of the Settlement Facility (including, without limitation, a balance sheet of the Settlement Facility as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustee and accompanied by an opinion of such firm as to the fairness of the financial statements’ presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustee shall provide a copy of such Annual Report to the CAC and the FCR when such report is filed with the Bankruptcy Court.

(ii)    Simultaneously with the filing of the Annual Report, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustee shall provide a copy of such report to the CAC and the FCR when such report is filed.
(iii)    All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.
(d)    The Trustee shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The budget and cash flow projections shall include a determination of the Maximum Annual Payment pursuant to Section 2.3 of the CRP, and the Claims Payment Ratio pursuant to Section 2.4 of the CRP. The Trustee shall provide a copy of the budget and cash flow projections to the CAC and the FCR.
(e)    The Trustee shall consult with the CAC and the FCR (i) on the general implementation and administration of the Settlement Facility; (ii) on the general implementation and administration of the CRP; and (iii) on such other matters as may be required under this Settlement Facility Agreement and the CRP.
(f)The Trustee shall be required to obtain the consent of both the CAC and the FCR pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated in the CRP or elsewhere, in order:
(i)to increase the Maximum Annual Payment or the Maximum Settlement Values described in Section 2.3 of the CRP;

(ii)to change the Claims Payment Ratio described in Section 2.4 of the CRP in the event that the requirements for such a change as set forth in said provision have been met;
(iii)to terminate the Settlement Facility pursuant to Section 7.2 below;
(iv)to amend the filing fees described in Section 8.2 of the CRP;
(v)to increase the Medical Information Factors set forth in
Appendix I (I.B.1) to the CRP;
(vi)to establish an Extraordinary Claims Panel pursuant to Appendix II to the CRP;
(vii)to change the form of release to be provided pursuant to Appendix III to the CRP (furthermore, the Trustee shall be required to obtain the consent of the Reorganized Debtors to change the form of release);
(viii)to settle the liability of any insurer under any insurance policy or legal action related thereto;
(ix)to change the compensation of the FCR, the Delaware Trustee or the Trustee, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;
(x)to take actions to minimize any tax on the Settlement Facility Assets; provided that no such action prevents the Settlement Facility from qualifying as a qualified settlement fund within the meaning of the QSF Regulations or requires an election for the Settlement Facility to be treated as a grantor trust for tax purposes;

(ix)to adopt the Settlement Facility Bylaws in accordance with Section 2.2(a) above or thereafter to amend the Settlement Facility Bylaws in accordance with the terms thereof;
(x)to amend any provision of this Settlement Facility Agreement or the CRP, or any appendices thereto, in accordance with the terms thereof; provided, however that the Trustee is not required to obtain the consent of the CAC and the FCR except where required by the CRP;
(xi)to vote any equity interest in, or take any action as an equity holder of, a Reorganized Debtor;
(xii)to acquire an interest in or to merge any claims resolution organization formed by the Settlement Facility with another claims resolution organization that is not specifically created by this Settlement Facility Agreement or the CRP, or to contract with another claims resolution organization or other entity that is not specifically created by this Settlement Facility Agreement or the CRP, or permit any other party to join in any claims resolution organization that is formed by the Settlement Facility pursuant to the Settlement Facility Agreement or the CRP; provided that such merger, acquisition, contract or joinder shall not (a) subject the Reorganized Debtors or any Asbestos Protected Person, or any successors in interest thereto, to any risk of having any Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) of the Asbestos Protected Persons in connection with the Plans; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section [2.2] of the CRP which requires that such decisions be based on the provisions of the CRP;
(xiii)to settle any Third Party Causes of Action or legal action related thereto; or
(xiv)to nominate his or her successor pursuant to Section 4.3(a) below.
(g)    The Trustee shall meet either in person or telephonically with the CAC and the FCR no less often than quarterly. The Trustee shall meet either in person or telephonically in the interim with the CAC and the FCR when so requested by either.
(h)    The Trustee, upon notice from either the CAC or the FCR, if practicable in view of pending business, shall at his or her next meeting with the CAC or the FCR consider issues submitted by the CAC or the FCR.
2.3    Claims Administration. The Trustee shall promptly proceed to implement the CRP. The CAC and the FCR shall not cause or advise the Settlement Facility, the Trustee, the Delaware Trustee, or any of their successors to (i) take any action that is contrary to the CRP or the Settlement Facility Agreement, or (ii) refrain from taking any action that is required to comply with the CRP or the Settlement Facility Agreement.
SECTION III
ACCOUNTS, INVESTMENTS, AND PAYMENTS
3.1    Accounts.
(a)    The Trustee may, from time to time, create such accounts and reserves within the Settlement Facility estate as he or she may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

(b)    The Trustee shall include a reasonably detailed description of the creation of any account or reserve in accordance with this Section 3.1 and, with respect to any such account, the transfers made to such account, the proceeds of or earnings on the assets held in each such account and the payments from each such account in the accounts to be filed with the Bankruptcy Court and provided to the CAC and the FCR pursuant to Section 2.2(c)(i) above.
3.2    Investments. Investment of monies held in the Settlement Facility shall be administered in the manner consistent with the standards set forth in the Uniform Prudent Investor Act, subject to the following limitations and provisions:
(a)    The Settlement Facility may invest in equity securities only through diversified equity portfolios whose benchmark is a broad equity market index such as, but not limited to, the S&P 500 Index, Russell 1000 Index, S&P ADR Index or MSCI EAFE Index. The Settlement Facility shall not acquire, directly or indirectly, equity in any entity (other than Reorganized GST or Reorganized Garrison or any successor thereto) or business enterprise if, immediately following such acquisition, the Settlement Facility would hold more than 5% of the equity in such entity or business enterprise. The Settlement Facility shall not hold, directly or indirectly, more than 5% of the equity in any entity or business enterprise, excluding a Reorganized GST or Reorganized Garrison or any successor thereto.
(b)    The Settlement Facility shall not acquire or hold any long-term debt securities unless (i) such securities are Settlement Facility Assets under the Plan, (ii) such securities are rated “Baa” or higher by Moody’s, “BBB” or higher by Standard & Poor’s (“S&P’s”), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof. This restriction does not apply to any pooled investment vehicles where pooled assets receive an investment grade rating by a nationally recognized rating agency.
(c)    The Settlement Facility shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated “Prime‑1” or higher by Moody’s or “A‑1” or higher by S&P’s, or has been given an equivalent rating by another nationally recognized statistical rating agency.
(d)    The Settlement Facility shall not acquire any debt securities or other debt instruments issued by any entity if, following such acquisition, the aggregate market value of all such debt securities and/or other debt instruments issued by such entity held by the Settlement Facility would exceed 5% of the then current aggregate value of the Settlement Facility’s assets. There is no limitation on holding debt securities or other debt instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.
(e)    The Settlement Facility shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.
(f)    The Settlement Facility shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.
(g)    The Settlement Facility may allow its investment managers to acquire or hold derivative instruments prudently, including, without limitation, options, futures and swaps in the normal course of portfolio management. Specifically, the Settlement Facility may acquire or hold derivatives to help manage or mitigate portfolio risk, including, without limitation, interest rate risk and equity market risk. Using derivative instruments to leverage a portfolio to enhance returns (at a much greater risk to the portfolio) is prohibited.
(h)    The Settlement Facility may lend securities on a short-term basis, subject to adequate, normal and customary collateral arrangements, and all applicable federal and state regulations governing securities lending practices.
(i)    Notwithstanding (a) above, the Settlement Facility may acquire and hold an equity interest in a claims resolution organization without limitation as to the size of the equity interest acquired and held if prior to such acquisition, the Settlement Facility complies with the provisions of Section 2.2(f)(xiv) hereof with respect to the acquisition.
3.3    Source of Payments.
(a)    All Settlement Facility expenses and payments and all liabilities with respect to Claims shall be payable solely by the Trustee out of the Settlement Facility Assets. Neither the Debtors or the Reorganized Debtors, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of the Debtors or the Reorganized Debtors, the Asbestos Protected Persons, nor the Trustee, the CAC or the FCR, or any of their officers, agents, advisors, or employees, shall be liable for the payment of any Settlement Facility expense or any other liability of the Settlement Facility, except to the extent provided in the Plan or Plan Documents.
(b)    The Trustee shall include a reasonably detailed description of any payments made in accordance with this Section 3.3 in the Annual Report.

SECTION IV
TRUSTEE ; DELAWARE TRUSTEE

4.1    Number. In addition to the Delaware Trustee appointed pursuant to Section 4.11, there shall be one (1) Trustee who shall initially be the person named on the signature page hereof.
4.2    Term of Service.
(a)    Subject to the other provisions of this Section IV, the initial Trustee shall serve from the Effective Date until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 4.2(b) below, (iii) his or her removal pursuant to Section 4.2(c) below, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)    The Trustee may resign at any time by written notice to the CAC and the FCR. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)    Following consultation and discussion between the CAC and the FCR, the Trustee may be removed at the recommendation of the CAC and/or the FCR with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustee hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.
4.3    Appointment of Successor Trustee.
(a)    Within six months of taking office, the Trustee shall nominate his or her successor, subject to the consent of both the CAC and the FCR.

(b)    After this initial nomination, the Trustee may change his or her designated successor at any time, subject to the consent of both the CAC and the FCR.
(c)    A vacancy caused by death or resignation of the Trustee shall be filled with the individual nominated prior to the effective date of the resignation or death by the resigning or deceased Trustee provided the CAC and the FCR have consented (or do at that time consent) to such successor’s nomination. A vacancy caused by either (i) the removal of the Trustee or (ii) the resignation or death of the Trustee if the resigning or deceased Trustee did not designate a successor (or if the CAC and FCR did not consent to such successor designee) shall be filled with an individual selected and agreed to by the CAC and the FCR; provided, however, that if the CAC and the FCR cannot agree on the successor Trustee, the Bankruptcy Court shall make the appointment.
(d)    Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.
(e)    Each successor Trustee shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 4.2(b) above, (iii) his or her removal pursuant to Section 4.2(c) above, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
4.4    Liability of Trustee, Members of the CAC and the FCR. The Trustee, the members of the CAC and the FCR shall not be liable to the Settlement Facility, to any individual holding an asbestos claim, or to any other person, except for such individual’s own breach of trust committed in bad faith or willful misconduct.

4.5    Compensation and Expenses of Trustee.
(a)    The Trustee shall receive a retainer from the Settlement Facility for his or her service as a Trustee in the amount of $[TBD] per annum, which amount shall be payable in quarterly installments. In addition, for all time expended attending Settlement Facility meetings, preparing for such meetings, and working on authorized special projects, the Trustee shall receive the sum of $[TBD] per hour, and the sum of $[TBD] per hour for non-working travel time, in both cases computed on a quarter-hour basis. The Trustee shall record all hourly time to be charged to the Settlement Facility on a daily basis. The compensation payable to the Trustee hereunder shall be reviewed every year by the Trustee and, after consultation with the members of the CAC and the FCR, appropriately adjusted for yearly inflation based on the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the United States Department of Labor, Bureau of Labor Statistics. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court. The Delaware Trustee shall be paid such compensation as is agreed to pursuant to a separate fee agreement.
(b)    The Settlement Facility will promptly reimburse the Trustee and the Delaware Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee or the Delaware Trustee in connection with the performance of their duties hereunder.
(c)    The Settlement Facility shall include a description of the amounts paid under this Section 4.5 in the Annual Report.
4.6    Indemnification.
(a)    The Settlement Facility shall indemnify and defend the Trustee, the members of the CAC, the FCR and the FCR’s counsel in the performance of their duties hereunder to the fullest extent that a statutory trust organized under the laws of the State of

Delaware is entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment or funding of the Settlement Facility. The Settlement Facility may indemnify any of the other Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a statutory trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages, or losses incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment or funding of the Settlement Facility. Notwithstanding the foregoing, but subject to Subsections (b) and (c) of this Section 4.6, no individual shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.
(b)    Reasonable expenses, costs and fees (including attorneys’ fees and costs) incurred by or on behalf of the Trustee, a member of the CAC, the FCR or an Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which they are indemnified by the Settlement Facility pursuant to Section 4.6(a) above, shall be paid by the Settlement Facility in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustee, the members of the CAC, the FCR or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such Trustee, member of the CAC, FCR or Additional Indemnitee is not entitled to be indemnified by the Settlement Facility.

(c)    The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was the Trustee, member of the CAC, the FCR or Additional Indemnitee, including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as the Trustee, member of the CAC, the FCR, an officer or an employee of the Settlement Facility, or an advisor, consultant or agent of the Settlement Facility, the CAC or the FCR.
(d)    On the Effective Date, the Settlement Facility shall assume the Debtors’ indemnification obligations to the Indemnified Parties identified in paragraph 5 of the Bankruptcy Court’s Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 512), entered September 16, 2010, and upon such assumption the Debtors will be released of such obligations.
4.7    Lien. The Trustee, members of the CAC, the FCR and Additional Indemnitees shall have a first priority lien upon the Settlement Facility Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.
4.8    Trustee’s Employment of Experts; Delaware Trustee’s Employment of Counsel.
(a)    The Trustee may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, experts, financial and investment advisors and such other parties deemed by the Trustee to be qualified as experts on the matters submitted to the Trustee (the “Settlement Facility Professionals”), and in the absence of gross negligence, the written opinion of or information provided by any such party deemed by the Trustee to be an expert on the particular matter submitted to such party shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of or information provided by any such party.
(b)    The Delaware Trustee shall be permitted to retain counsel only in such circumstances as are required in the exercise of its duties hereunder, and its compliance with the advice of such counsel shall be full and complete authorization and protection for actions taken or not taken by the Delaware Trustee in good faith in compliance with such advice.
4.9    Trustee’s Independence. The Trustee shall not, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for a Reorganized Debtor. Notwithstanding the foregoing, with the consent of the CAC and the FCR, the Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the Settlement Facility pursuant to Section 4.5(a) above, as a director or manager of a Reorganized Debtor and/or its subsidiaries. The Trustee shall not act as an attorney for any person who holds an asbestos claim. For the avoidance of doubt, this Section shall not be applicable to the Delaware Trustee.
4.10    Bond. The Trustee and the Delaware Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.
4.11    Delaware Trustee.
(a)    There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, which otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 4.11, it shall resign immediately in the manner and with the effect hereinafter specified in Section 4.11(c) below. For the avoidance of doubt, the Delaware Trustee will only have such rights and obligations as are expressly provided by reference to the Delaware Trustee hereunder.
(b)    The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Trustee set forth herein. The Delaware Trustee shall be one of the trustees of the Settlement Facility for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act and for taking such actions as are required to be taken by a Delaware Trustee under the Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Settlement Facility in the State of Delaware and (ii) executing of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Act. There shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.
(c)    The Delaware Trustee shall serve until such time as the Trustee removes the Delaware Trustee or the Delaware Trustee resigns and a successor Delaware Trustee is appointed by the Trustee in accordance with the terms of Section 4.11(d) below. The Delaware Trustee may resign at any time upon the giving of at least sixty (60) days advance written notice to the Trustee; provided, that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Trustee in accordance with Section 4.11(d) below. If the Trustee does not act within such 60-day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

(d)    Upon the resignation or removal of the Delaware Trustee, the Trustee shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Trustee and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Settlement Facility Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Settlement Facility Agreement.

4.12	Medicare Obligations.
(a)It is the position of the parties to this Settlement Facility Agreement that the Asbestos Protected Persons4 will have no reporting obligations in respect of their contributions to the Settlement Facility, or in respect of any payments, settlements, resolutions, awards, or other claim liquidations by the Settlement Facility, under the reporting provisions of 42 U.S.C. §1395y et seq. or any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto (“MSPA”), including Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007 (P. L. 110-173), or
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4 [ALL DEFINED TERMS WILL NEED TO BE UPDATED WHEN FINAL DOCUMENTS ARE AVAILABLE.]

any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto (“MMSEA”). Unless and until there is definitive regulatory, legislative, or judicial authority (as embodied in a final non-appealable decision from the United States Court of Appeals for the Fourth Circuit or the United States Supreme Court), or a letter from the Secretary of Health and Human Services confirming that the Asbestos Protected Persons have no reporting obligations under MMSEA with respect to any settlements, payments, or other awards made by the Settlement Facility or with respect to contributions the Asbestos Protected Persons have made or will make to the Settlement Facility, the Settlement Facility shall, at its sole expense, in connection with the implementation of the Plan, act as a reporting agent for the Asbestos Protected Persons, and shall timely submit all reports that would be required to be made by any of the Asbestos Protected Persons under MMSEA on account of any claims settled, resolved, paid, or otherwise liquidated by the Settlement Facility or with respect to contributions to the Settlement Facility, including, but not limited to, reports that would be required if the Asbestos Protected Persons were otherwise found to have MMSEA reporting requirements. The Settlement Facility, in its role as reporting agent for the Asbestos Protected Persons, shall follow all applicable guidance published by the Centers for Medicare & Medicaid Services of the United States Department of Health and Human Services and/or any other agent or successor entity charged with responsibility for monitoring, assessing, or receiving reports made under MMSEA (collectively, “CMS”) to determine whether or not, and, if so, how, to report to CMS pursuant to MMSEA.
(b)As long as the Settlement Facility is required to act as a reporting agent for any Asbestos Protected Person pursuant to the provisions of Section 4.12(a) above, the Settlement Facility shall within ten (10) business days following the end of each calendar quarter, provide a written certification to the party designated in writing by each Asbestos Protected Person for which the Settlement Facility is required to act as reporting agent, confirming that all reports to CMS required by Section 4.12(a) above have been submitted in a timely fashion, and identifying (i) any reports that were rejected or otherwise identified as noncompliant by CMS, along with the basis for such rejection or noncompliance, and (ii) any payments to Medicare benefits recipients or Medicare-eligible beneficiaries that the Settlement Facility did not report to CMS.
(c)With respect to any reports rejected or otherwise identified as noncompliant by CMS, the Settlement Facility shall, upon request by an Asbestos Protected Person for which the Settlement Facility is required to act as reporting agent, promptly provide copies of the original reports submitted to CMS, as well as any response received from CMS with respect to such reports; provided, however, that the Settlement Facility may redact from such copies the names, Social Security numbers other than the last four digits, health insurance claim numbers, taxpayer identification numbers, employer identification numbers, mailing addresses, telephone numbers, and dates of birth of the injured parties, claimants, guardians, conservators and/or other personal representatives, as applicable. With respect to any such reports, the Settlement Facility shall reasonably undertake to remedy any issues of noncompliance identified by CMS and resubmit such reports to CMS, and, upon request by an Asbestos Protected Person, provide such Asbestos Protected Person with copies of such resubmissions; provided, however, that the Settlement Facility may redact from such copies the names, Social Security numbers other than the last four digits, health insurance claim numbers, taxpayer identification numbers, employer identification numbers, mailing addresses, telephone numbers, and dates of birth of the injured parties, claimants, guardians, conservators and/or other personal representatives, as applicable. In the event the Settlement Facility is unable to remedy any issues of noncompliance, the provisions of Section 4.12(g) below shall apply.
(d)As long as the Settlement Facility is required to act as a reporting agent for an Asbestos Protected Person pursuant to Section 4.12(a) above, with respect to each claim of a Medicare benefits recipient or Medicare-eligible beneficiary that was paid by the Settlement Facility and not reported to CMS, the Settlement Facility shall, upon request by such Asbestos Protected Person, promptly provide the claimant’s name, last four digits of the claimant’s Social Security number, the year of the claimant’s birth, the claimants’ asbestos-related disease, and any other information that may be necessary in the reasonable judgment of such Asbestos Protected Person to satisfy its obligations, if any, under MMSEA, as well as the basis for the Settlement Facility’s failure to report the payment. In the event the Asbestos Protected Person informs the Settlement Facility that it disagrees with the Settlement Facility’s decision not to report a claim paid by the Settlement Facility, the Settlement Facility shall promptly report the payment to CMS. All documentation relied upon by the Settlement Facility in making a determination that a payment did not have to be reported to CMS shall be maintained for a minimum of six years following such determination. The Asbestos Protected Persons shall keep any information and documents received from the Settlement Facility pursuant to this Section 4.12(d) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(e)As long as the Settlement Facility is required to act as a reporting agent for any Asbestos Protected Person pursuant to Section 4.12(a) above, the Settlement Facility shall make the reports and provide the certifications required by Section 4.12(a) and (b) above until such time as the Asbestos Protected Person shall determine, in its reasonable judgment, that it has no further legal obligation under MMSEA or otherwise to report any settlements, resolutions, payments, or liquidation determinations made by the Settlement Facility or contributions to the Settlement Facility. Furthermore, following any permitted cessation of reporting, or if reporting has not previously commenced due to the satisfaction of one or more of the conditions set forth in Section 4.12(a) above, and if the Asbestos Protected Person reasonably determines, based on subsequent legislative, administrative, regulatory, or judicial developments, that reporting is required, then the Settlement Facility shall promptly perform its obligations under Section 4.12(a) and (b) above.
(f)Section 4.12(a) above is intended to be purely prophylactic in nature, and does not imply, and shall not constitute an admission, that any Asbestos Protected Person is, in fact, an “applicable plan” within the meaning of MMSEA, or that any Asbestos Protected Person has a legal obligation to report any actions undertaken by the Settlement Facility or contributions to the Settlement Facility under MMSEA or any other statute or regulation.
(g)In the event that CMS concludes that reporting done by the Settlement Facility in accordance with Section 4.12(a) above is or may be deficient in any way, and has not been corrected to the satisfaction of CMS in a timely manner, or if CMS communicates to the Settlement Facility or any of the Asbestos Protected Persons a concern with respect to the sufficiency or timeliness of such reporting, or there appears to an Asbestos Protected Person a reasonable basis for a concern with respect to the sufficiency or timeliness of such reporting or non-reporting based upon the information received pursuant to Section 4.12(b), (c) or (d) above, or other credible information, then each Asbestos Protected Person shall have the right to submit its own reports to CMS under MMSEA, and the Settlement Facility shall provide in a timely manner to any Asbestos Protected Person that elects to file its own reports such information as the electing Asbestos Protected Person may require in order to comply with MMSEA, including, without limitation, the full reports filed by the Settlement Facility pursuant to Section 4.12(a) above without any redactions. Such Asbestos Protected Person shall keep any information it receives from the Settlement Facility pursuant to this Section 4.12(g) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(h)Notwithstanding any other provision hereof, if the Settlement Facility is required to act as a reporting agent for any of the Asbestos Protected Persons pursuant to the provisions contained herein, then such Asbestos Protected Persons shall take all steps necessary and appropriate as required by CMS to permit any reports contemplated by this Section 4.12 to be filed. Furthermore, until an Asbestos Protected Person provides the Settlement Facility with any necessary information regarding that Asbestos Protected Person’s identifying information that may be required by CMS’s Coordination of Benefits Contractor to effectuate reporting, the Settlement Facility shall have no obligation to report under Section 4.12(a) above with respect to any such entity that has not provided such information and the Settlement Facility shall have no indemnification obligation under Subsection (j) of this Section 4.12 to such Asbestos Protected Person for any penalty, interest, or sanction that may arise solely on account of the Asbestos Protected Person’s failure to timely provide such information to the Settlement Facility in response to a timely request by the Settlement Facility for such information.
(i)The Trustee shall obtain prior to remittance of funds to claimants’ counsel or to the claimant, if pro se, in respect of any Claim a certification from the claimant to be paid that said claimant has or will provide for the payment and/or resolution of any obligations owing or potentially owing under MSPA in connection with, or relating to, such Claim which certification shall acknowledge that the Asbestos Protected Persons also are beneficiaries of such certification. The Settlement Facility shall provide a quarterly certification of its compliance with the terms of the immediately preceding sentence to the party designated in writing by each Asbestos Protected Person for which the Settlement Facility is required to act as reporting agent, and shall permit reasonable audits by such Asbestos Protected Persons, no more often than quarterly, to confirm the Settlement Facility’s compliance with this Section 4.12(i) during which Asbestos Protected Person may request copies of claimant certifications. For the avoidance of doubt, the Settlement Facility shall be obligated to comply with the requirements of this Section 4.12(i) regardless of whether an Asbestos Protected Person elects to file its own reports under MMSEA pursuant to Section 4.12(g) above. The Asbestos Protected Persons shall keep any information and documents received from the Settlement Facility pursuant to this Section 4.12(i) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(j)Except as expressly provided elsewhere in this Settlement Facility Agreement, the Settlement Facility shall defend, indemnify, and hold harmless an Asbestos Protected Person with respect to any Claim against such Asbestos Protected Person in respect of Medicare claims reporting and payment obligations in connection with Claims, including any obligations owing or potentially owing under MMSEA or MSPA in connection therewith, or relating thereto and any penalty, interest, or sanction. The foregoing indemnification obligation of the Settlement Facility is a direct obligation of the Settlement Facility and is not subject to application of any payment percentage or other reduction.

SECTION V
CLAIMANT ADVISORY COMMITTEE
5.1    Members. The CAC shall consist of nine (9) members, who shall initially be the persons named on the signature page hereof.
5.2    Duties. The members of the CAC shall serve in a fiduciary capacity representing all holders of present Claims. The Trustee must consult with the CAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the CAC on matters identified in Section 2.2(f) above. Where provided in the CRP, certain other actions by the Trustee are also subject to the consent of the CAC.
5.3    Term of Office.
(a)    The initial members of the CAC appointed in accordance with Section 5.1 above shall serve staggered terms of three (3), four (4), or five (5) years shown on the signature pages hereof. Thereafter, each term of office shall be five (5) years. Each member of the CAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) below, (iii) his or her removal pursuant to Section 5.3(c) below, (iv) the end of his or her term as provided above, or (v) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)    A member of the CAC may resign at any time by written notice to the other members of the CAC, the Trustee and the FCR. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)A member of the CAC may be removed only by the Bankruptcy Court and only in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or engages in a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause. Such removal shall be made at the recommendation of the remaining members of the CAC with the approval of the Bankruptcy Court.
5.4    Appointment of Successor.
(a)    If, prior to the termination of service of a member of the CAC other than as a result of removal, he or she has designated in writing an individual to succeed him or her as a member of the CAC, such individual shall be his or her successor. Prior to the expiration of a term, a member of the CAC may reappoint himself or herself as a successor. If such member of the CAC did not reappoint himself or herself or designate an individual to succeed him or her prior to the termination of his or her service as contemplated above, such member’s law firm may designate his or her successor. If (i) a member of the CAC did not reappoint himself or herself or designate an individual to succeed him or her prior to the termination of his or her service and such member’s law firm does not designate his or her successor as contemplated above or (ii) he or she is removed pursuant to Section 5.3(c) above, his or her successor shall be appointed by a majority of the remaining members of the CAC or, if such members cannot agree on a successor, the Bankruptcy Court. Nothing in this Agreement shall prevent the reappointment of an individual serving as a member of the CAC for an additional term or terms, and there shall be no limit on the number of terms that a CAC member may serve.
(b)    Each successor CAC member shall serve until the earlier of (i) the end of the full term of five (5) years for which he or she was appointed if his or her immediate predecessor member of the CAC completed his or her term, (ii) the end of the term of the member of the CAC whom he or she replaced if his or her predecessor member did not complete such term, (iii) his or her death, (iv) his or her resignation pursuant to Section 5.3(b) above, (v) his or her removal pursuant to Section 5.3(c) above, or (vi) the termination of the Settlement Facility pursuant to Section 7.2 below.

5.5	CAC’s Employment of Professionals.
(a)The CAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the CAC to be qualified as experts on matters submitted to the CAC (the “CAC Professionals”). The CAC and the CAC Professionals shall at all times have complete access to the Settlement Facility’s officers, employees and agents, as well as to the Settlement Facility Professionals, and shall also have complete access to all non-privileged information generated by them or otherwise available to the Settlement Facility or the Trustee provided that the provision of any information by the Settlement Facility Professionals to the CAC or the CAC Professionals shall not constitute a waiver of any applicable privilege, and that the information provided to the CAC members shall not provide them an unfair advantage in filing Claims compared to other claimants’ counsel. In the absence of gross negligence, the written opinion of or information provided by any CAC Professional or Settlement Facility Professional deemed by the CAC to be qualified as an expert on the particular matter submitted to the CAC shall be full and complete authorization and protection in support of any action taken or not taken by the CAC in good faith and in accordance with the written opinion of or information provided by the CAC Professional or Settlement Facility Professional.
(b)The Settlement Facility shall promptly reimburse the CAC for, or pay directly if so instructed, all reasonable fees and costs associated with the CAC’s employment of legal counsel and, if the CAC deems necessary, a claims forecasting expert, pursuant to Section 5(a) hereof in connection with the CAC’s performance of its duties hereunder.
(c)The Settlement Facility shall promptly reimburse the CAC for, or pay directly if so instructed, all reasonable fees and costs associated with the CAC’s employment of any other CAC Professional pursuant to Section 5(a) hereof in connection with the CAC’s performance of its duties hereunder; provided, however, that (i) the CAC has first submitted to the Settlement Facility a written request for such reimbursement setting forth the reasons (A) why the CAC desires to employ such CAC Professional, and (B) why the CAC cannot rely on Settlement Facility Professionals to meet the need of the CAC for such expertise or advice, and (ii) the Settlement Facility has approved the CAC’s request for reimbursement in writing. If the Settlement Facility agrees to pay for the CAC Professional, such reimbursement shall be treated as a Settlement Facility expense. If the Settlement Facility declines to pay for the CAC Professional, it must set forth its reasons for so doing in writing. If the CAC still desires to employ the CAC Professional at the Settlement Facility’s expense, the CAC and/or the Trustee shall resolve their dispute pursuant to Section 7.13 below.
5.6    Compensation and Expenses of the CAC.
The members of the CAC shall receive no compensation from the Settlement Facility for their services as CAC members. The Settlement Facility shall promptly reimburse the members of the CAC for, or pay directly if so instructed, all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a Settlement Facility expense. The Settlement Facility shall include a description of the amounts paid under this Section 5.6 in the Annual Report to be filed with the Bankruptcy Court and provided to the FCR and the CAC pursuant to Section 2.2(c)(i).

5.7    Procedures for Consultation with and Obtaining the Consent of the CAC.

(a)	Consultation Process.
(i)In the event the Trustee is required to consult with the CAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustee shall provide the CAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee shall also provide the CAC with such reasonable access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the CAC may reasonably request during the time when the Trustee is considering such matter, and shall also provide the CAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.
(ii)In determining when to take definitive action on any matter subject to the consultation procedures set forth in this Section 5.7(a), the Trustee shall take into consideration the time required for the CAC, if its members so wish, to engage and consult with its own independent advisor(s) as to such matter. In any event, the Trustee shall not take definitive action on any such matter until at least thirty (30) days after providing the CAC with the initial written notice that such matter is under consideration by the Trustee, unless such time period is waived by the CAC.

(b)	Consent Process.
(i)In the event the Trustee is required to obtain the consent of the CAC pursuant to Section 2.2(f) above, the Trustee shall provide the CAC with a written notice stating that its consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustee proposes to take, and explaining in detail the reasons why the

Trustee desires to take such action. The Trustee shall provide the CAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee shall also provide the CAC with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the CAC may reasonably request during the time when the Trustee is considering such action, and shall also provide the CAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.
(ii)The CAC must consider in good faith and in a timely fashion any request for its consent by the Trustee, and must in any event advise the Trustee in writing of its consent or its objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustee. The CAC may not withhold its consent unreasonably. If the CAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the CAC does not advise the Trustee in writing of its consent or its objections to the action within thirty (30) days of receiving notice regarding such request, the CAC’s consent to the proposed actions shall be deemed to have been affirmatively granted.
(iii)If, after following the procedures specified in this Section 5.7(b), the CAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustee and the CAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the reasonableness of the CAC’s objection and withholding of its consent shall be on the CAC.
(iv)The procedures specified in this Section 5.7(b) shall apply to disputes regarding changes in the Maximum Annual Payment and the Maximum Settlement Values for which the consent of the CAC is required pursuant to Section 2.3 of the CRP.

SECTION VI
THE FUTURE CLAIMANTS’ REPRESENTATIVE
6.1    Duties. The initial FCR shall be the individual identified on the signature pages hereto. He shall serve in a fiduciary capacity, representing the interests of the holders of future Claims for the purpose of protecting the rights of such persons. The Trustee must consult with the FCR on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the FCR on matters identified in Section 2.2(f) above. Where provided in the CRP, certain other actions by the Trustee are also subject to the consent of the FCR.

6.2	Term of Office.
(a)The FCR shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)The FCR may resign at any time by written notice to the Trustee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)    The FCR may only be removed by the Bankruptcy Court, and only in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or engages in a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause.

6.3    Appointment of Successor. A vacancy caused by death or resignation shall be filled with an individual nominated by the resigning or deceased FCR prior to the effective date of the resignation or the death, and a vacancy caused by removal of the FCR shall be filled with an individual nominated by the Trustee in consultation with the CAC, subject, in each case, to the approval of the Bankruptcy Court. With respect to a vacancy caused by death or resignation, if the resigning or deceased FCR did not nominate an individual to fill the vacancy prior to the effective date of the resignation or the date of death, the vacancy shall be filled with an individual nominated by the Trustee in consultation with the CAC, subject to the approval of the Bankruptcy Court.

6.4	Future Claimants’ Representative’s Employment of Professionals.
(a)The FCR may, but is not required to, retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the FCR to be qualified as experts on matters submitted to the FCR (the “FCR Professionals”). The FCR and the FCR Professionals shall at all times have complete access to the Settlement Facility’s officers, employees and agents, as well as to the Settlement Facility Professionals, and shall also have complete access to all non-privileged information generated by them or otherwise available to the Settlement Facility or the Trustee provided that any information provided by the Settlement Facility Professionals shall not constitute a waiver of any applicable privilege. In the absence of gross negligence, the written opinion of or information provided by any FCR Professional or Settlement Facility Professional deemed by the FCR to be qualified as an expert on the particular matter submitted to the FCR shall be full and complete authorization and protection in support of any action taken, or not taken, by the FCR in good faith and in accordance with the written opinion of or information provided by the FCR Professional or Settlement Facility Professional.
(b)The Settlement Facility shall promptly reimburse the FCR for, or pay directly if so instructed, all reasonable fees and costs associated with the FCR’s employment of legal counsel and, if the FCR deems necessary, a claims forecasting expert, pursuant to Section 6(a) hereof in connection with the FCR’s performance of his or her duties hereunder.
(c)The Settlement Facility shall also promptly reimburse the FCR for, or pay directly if so instructed, all reasonable fees and costs associated with the FCR’s employment of any other FCR Professionals pursuant to Section 6(a) hereof in connection with the FCR’s performance of his or her duties hereunder; provided, however, that (i) the FCR has first submitted to the Settlement Facility a written request for such reimbursement setting forth the reasons (A) why the FCR desires to employ the FCR Professional, and (B) why the FCR cannot rely on Settlement Facility Professionals to meet the need of the FCR for such expertise or advice, and (ii) the Settlement Facility has approved the FCR’s request for reimbursement in writing. If the Settlement Facility agrees to pay for the FCR Professional, such reimbursement shall be treated as a Settlement Facility expense. If the Settlement Facility declines to pay for the FCR Professional, it must set forth its reasons in writing. If the FCR still desires to employ the FCR Professional at the Settlement Facility’s expense, the FCR and the Trustee shall resolve their dispute pursuant to Section 7.13 below.
6.5    Compensation and Expenses of the Future Claimants’ Representative. The FCR shall receive compensation from the Settlement Facility in the form of payment at the FCR’s normal hourly rate for services performed. The Settlement Facility shall promptly reimburse the FCR for all reasonable out-of-pocket costs and expenses incurred by the FCR in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a Settlement Facility expense. The Settlement Facility shall include a description of the amounts paid under this Section 6.5 in the Annual Report to be filed with the Bankruptcy Court and provided to the FCR and the CAC pursuant to Section 2.2(c)(i).

6.6	Procedures for Consultation with and Obtaining the Consent of the Future Claimants’ Representative.

(a)	Consultation Process.
(i)In the event the Trustee is required to consult with the FCR pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustee shall provide the FCR with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee shall also provide the FCR with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the FCR may reasonably request during the time when the Trustee is considering such matter, and shall also provide the FCR the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.
(ii)In determining when to take definitive action on any matter subject to the consultation process set forth in this Section 6.6(a), the Trustee shall take into consideration the time required for the FCR, if he or she so wishes, to engage and consult with his or her own independent advisor(s) as to such matter. In any event, the Trustee shall not take definitive action on any such matter until at least thirty (30) days after providing the FCR with the initial written notice that such matter is under consideration by the Trustee, unless such period is waived by the FCR.

(b)	Consent Process.
(i)In the event the Trustee is required to obtain the consent of the FCR pursuant to Section 2.2(f) above, the Trustee shall provide the FCR with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustee proposes to take, and explaining in detail the reasons why the Trustee desires to take such action. The Trustee shall provide the FCR as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee shall also provide the FCR with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the FCR may reasonably request during the time when the Trustee is considering such action, and shall also provide the FCR the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.
(ii)    The FCR must consider in good faith and in a timely fashion any request for his or her consent by the Trustee, and must in any event advise the Trustee in writing of his or her consent or objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustee. The FCR may not withhold his or her consent unreasonably. If the FCR decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the FCR does not advise the Trustee in writing of his or her consent or objections to the proposed action within thirty (30) days of receiving the notice from the Trustee regarding such consent, the FCR’s consent shall be deemed to have been affirmatively granted.
(c)If, after following the procedures specified in this Section 6.6(b), the FCR continues to object to the proposed action and to withhold his or her consent to the proposed action, the Trustee and the FCR shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the reasonableness of the FCR’s objection and withholding of his or her consent shall be on the FCR.
(d)The procedures specified in this Section 6.6(b) shall apply to disputes regarding changes in the Maximum Annual Payment and the Maximum Settlement Values for which the consent of the FCR is required pursuant to Section 2.3 of the CRP.

SECTION VII
GENERAL PROVISIONS
7.1    Irrevocability. To the fullest extent permitted by applicable law, the Settlement Facility is irrevocable.
7.2    Term; Termination.
(a)    The term for which the Settlement Facility is to exist shall commence on the date of the filing of the Certificate of Trust and shall terminate pursuant to the provisions of Section 7.2 below.
(b)    The Settlement Facility shall automatically dissolve on the date (the “Dissolution Date”) ninety (90) days after the first to occur of the following events:
(i)    the date on which the Trustee decides to dissolve the Settlement Facility because (A) he or she deems it unlikely that new asbestos claims will be filed against the Settlement Facility, (B) all Claims duly filed with the Settlement Facility have been liquidated and paid to the extent provided in this Settlement Facility Agreement and the CRP or have been disallowed by a final non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Settlement Facility; or
(ii)    if the Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Settlement Facility in a manner consistent with this Settlement Facility Agreement and the CRP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or
(iii)    to the extent that any rule against perpetuities shall be deemed applicable to the Settlement Facility, the date on which twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.
(c)    On the Dissolution Date or as soon as reasonably practicable, after the wind-up of the Settlement Facility’s affairs by the Trustee and payment of all of the Settlement Facility’s liabilities have been provided for as required by applicable law, including Section 3808 of the Act, all monies remaining in the Settlement Facility estate shall be given to one or more organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of individuals suffering from asbestos-related lung disease or disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to the Reorganized Debtors within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(c) cannot be modified or amended.
(d)    Following the dissolution and distribution of the assets of the Settlement Facility, the Settlement Facility shall terminate and the Trustee shall execute and cause a Certificate of Cancellation of the Certificate of Trust of the Settlement Facility to be filed in accordance with the Act. Notwithstanding anything to the contrary contained in this Settlement Facility Agreement, the existence of the Settlement Facility as a separate legal entity shall continue until the filing of such Certificate of Cancellation.
7.3    Amendments. The Trustee, after consultation with the CAC and the FCR, and subject to the consent of both the CAC and the FCR, may modify or amend this Settlement Facility Agreement and the Settlement Facility Bylaws, so long as the modifications or amendments do not conflict with the CRP. Section 12.6 of the CRP shall govern amendments to the CRP and its appendices. Any modification or amendment made pursuant to this Article or Section 12.6 of the CRP must be done in writing. Notwithstanding anything contained in this Settlement Facility Agreement or the CRP to the contrary, neither this Settlement Facility Agreement, the Settlement Facility Bylaws, the CRP, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify (i) the applicability of section 524(g) of the Bankruptcy Code to the Plan and the Confirmation Order, (ii) the efficacy or enforceability of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) of Asbestos Protected Persons in connection with the Plan, or (iii) the Settlement Facility’s qualified settlement fund status under the QSF Regulations.

7.4    Meetings. The Delaware Trustee shall not be required nor permitted to attend meetings relating to the Settlement Facility.
7.5    Severability. Should any provision in this Settlement Facility Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Settlement Facility Agreement.
7.6    Notices. Notices to persons asserting Claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person’s legal representative, in each case as provided on such person’s claim form submitted to the Settlement Facility with respect to his or her Claim.
(a)    Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by e-mail or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.
To the Settlement Facility through the Trustee:
[TO COME]

To the Delaware Trustee:
Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890-1625
Attention: Corporate Custody]

To the CAC:

[TO BE DETERMINED BY ACC BEFORE DISCLOSURE STATEMENT IS ISSUED]

To the FCR:
Joseph W. Grier, III
Grier Furr & Crisp, PA
101 North Tryon Street, Suite 1240
Charlotte, NC 28246
To the Reorganized Debtors:
Garlock Sealing Technologies, LLC

[TO COME]

Coltec Industries, Inc.:
[TO COME]

(b)    All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.
7.7    Successors and Assigns. The provisions of this Settlement Facility Agreement shall be binding upon and inure to the benefit of the Debtors, the Settlement Facility, the Trustee, and the Reorganized Debtors, and their respective successors and assigns, except that neither the Debtors, the Settlement Facility, the Trustee, nor the Reorganized Debtors may assign or otherwise transfer any of its, or their, rights or obligations, if any, under this Settlement Facility Agreement except, in the case of the Settlement Facility and the Trustee, as contemplated by Section 2.1 above.

7.8    Limitation on Claim Interests for Securities Laws Purposes. Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged, or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this Section 7.8 shall not apply to the holder of a claim that is subrogated to a Claim as a result of its satisfaction of such Claim.
7.9    Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Settlement Facility Agreement is contained herein and in the documents referred to herein, and this Settlement Facility Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.
7.10    Headings. The headings used in this Settlement Facility Agreement are inserted for convenience only and do not constitute a portion of this Settlement Facility Agreement, nor in any manner affect the construction of the provisions of this Settlement Facility Agreement.
7.11    Governing Law. This Settlement Facility Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.
7.12    Settlors’ Representative and Cooperation. The Debtors are hereby irrevocably designated as the Settlors, and they are hereby authorized to take any action required of the

Settlors by the Trustee in connection with the Settlement Facility Agreement. The Reorganized Debtors agree to cooperate in implementing the goals and objectives of this Settlement Facility Agreement.
7.13    Dispute Resolution. Any disputes arising out of or relating to this Settlement Facility Agreement or under the CRP among the parties hereto, including disputes about changes in the Maximum Annual Payment or the Maximum Settlement Values not otherwise subject to the consent provisions set forth in Section 5.7(b) (in the case of the CAC) or Section 6.6(b) (in the case of the FCR), shall be resolved by submission of the matter to an alternative dispute resolution (“ADR”) process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s) that party may apply to the Bankruptcy Court or the District Court for a judicial determination of the matter. Any review conducted by the Bankruptcy Court or the District Court shall be de novo. In any case, if the dispute arose pursuant to the consent provision set forth in Section 5.7(b) (in the case of the CAC) or Section 6.6(b) (in the case of the FCR), the burden of proof shall be on the party or parties who withheld consent to show that the objection was reasonable. Should the dispute not be resolved by the ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court or the District Court. If the Trustee determines that the matter in dispute is exigent and cannot await the completion of the ADR process, the Trustee shall have the discretion to opt out of the ADR process altogether at any stage of the process and seek resolution of the dispute in the Bankruptcy Court or the District Court.
7.14    Enforcement and Administration. The provisions of this Settlement Facility Agreement and the CRP attached hereto shall be enforced by the Bankruptcy Court and the

District Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court and the District Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustee and over any disputes hereunder not resolved by ADR in accordance with Section 7.13 above.
7.15    Effectiveness. This Settlement Facility Agreement shall not become effective until it has been executed and delivered by all the parties hereto.
7.16    Counterpart Signatures. This Settlement Facility Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Settlement Facility Agreement this _____ day of ________________________, 2016.

GARLOCK SEALING TECHNOLOGIES LLC

By:_____________________________________________

Title:_____________________________________________

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

By:_____________________________________________

Title:_____________________________________________

COLTEC INDUSTRIES, INC.

By:_____________________________________________

Title:_____________________________________________

[Signature Pages to Settlement Facility Agreement]

TRUSTEE	ASBESTOS CLAIMANTS COMMITTEE

By:___________________________
Name:
DELAWARE TRUSTEE

By:___________________________

[Signature Pages to Settlement Facility Agreement]

CLAIMANT ADVISORY COMMITTEE

[TO BE DETERMINED BY ACC BEFORE DISCLOSURE STATEMENT IS ISSUED]

Name:	Name:
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement	Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

Name:	Name:
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement	Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

Name:	Name:
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement	Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

Name:	Name:
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement	Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

Name:
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement
FUTURE CLAIMANTS' REPRESENTATIVE

Joseph W. Grier, III

[Signature Pages to Settlement Facility Agreement]